UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☑

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☑    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

GLOBECOMM SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐    No fee required.

☑    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Globecomm Systems Inc. (the “Globecomm common stock”).

(2)	Aggregate number of securities to which transaction applies:

23,923,873 shares of Globecomm common stock (including shares of restricted stock and other Globecomm equity-based rights) and options to purchase 289,315 shares of Globecomm common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based on the sum of: (a) 23,923,873 shares of Globecomm common stock (including shares of restricted stock and other Globecomm equity-based rights) multiplied by $14.15 per share, and (b) 289,315 shares of Globecomm common stock underlying outstanding options with an exercise price less than $14.15 per share multiplied by $5.73 (which is the difference between $14.15 per share and the weighted average exercise price per share). The filing fee was determined by multiplying $0.0001364 by the maximum aggregate value of the transaction as determined in accordance with the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$340,180,518

(5)	Total fee paid:

$46,401

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

GLOBECOMM SYSTEMS INC.

45 Oser Avenue

Hauppauge, New York 11788

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on [—], 2013

Dear Globecomm Stockholder:

Globecomm Systems Inc., a Delaware corporation (“Globecomm”), will hold a special meeting of stockholders at Globecomm’s principal executive offices at 45 Oser Avenue, Hauppauge, New York 11788 at 10:00 a.m., local time, on [—], 2013, for the following purposes:

1.

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 25, 2013, as it may be amended from time to time (the “merger agreement”), by and among Globecomm, Wasserstein Cosmos Co-Invest, L.P., a Delaware limited partnership (“Parent”) and Cosmos Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent.

2.

To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting.

3.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may or will be paid by Globecomm to its named executive officers that is based on or otherwise relates to the merger.

4.	To act upon other business as may properly come before the special meeting and any and all adjourned or postponed sessions thereof.

Only record holders of common stock, par value $0.001 per share, of Globecomm (the “Globecomm common stock”) at the close of business on [—], 2013 are entitled to receive notice of, and will be entitled to vote at, the special meeting.

Under Delaware law, if the merger is completed, holders of Globecomm common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must deliver to Globecomm a written demand for an appraisal prior to the stockholder vote on the merger agreement, not vote in favor of adoption of the merger agreement and comply with other Delaware law procedures explained herein. A copy of Section 262 of the Delaware General Corporation Law (“Section 262”), the statute that governs appraisal rights, is reproduced in Annex C to the accompanying proxy statement.

Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the adjournment proposal and “FOR” the named executive officer merger-related compensation proposal.

Your vote is important and we urge you to vote electronically through the Internet or by telephone by following the instructions included with your proxy card, or complete, sign, date and return your proxy card as promptly as possible by mail in the accompanying reply envelope, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker or nominee. You should follow the directions provided by your broker or nominee regarding how to instruct such broker or nominee to vote your shares.

The merger is described in the accompanying proxy statement, which we urge you to read carefully as it sets forth details of the merger and other important information relating to the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. If you have any questions or need assistance with voting, please contact MacKenzie Partners, Inc. who is assisting us with the solicitation, toll-free at (800) 322-2885 or collect at (212) 929-5500 outside North America.

By Order of the Board of Directors,

Julia Hanft
Corporate Secretary

[—], 2013

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers about the Special Meeting and the Merger,” summarizes the material information in the proxy statement. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Globecomm. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in “Where You Can Find More Information” on page 105 of this proxy statement.

References to “Globecomm,” the “Company,” “we,” “our” or “us” in this proxy statement refer to Globecomm Systems Inc. and its subsidiaries, unless otherwise indicated by the context.

The Parties to the Merger (see page 54)

•

Globecomm Systems Inc., a Delaware corporation, is a leading provider of satellite-based communications infrastructure solutions and services on a global basis, offering a comprehensive suite of design, engineering, installation and integration solutions, managed network services and lifecycle support services. Globecomm’s principal executive offices are located at 45 Oser Avenue, Hauppauge, New York 11788, and its telephone number is (631) 231-9800.

•

Wasserstein Cosmos Co-Invest, L.P., which we refer to as “Parent,” is a newly formed Delaware limited partnership that was formed by Wasserstein & Co., LP, which we refer to as “Wasserstein & Co.,” solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent has not engaged in any business except for activities incident to its formation and in connection with the transactions contemplated by the merger agreement. Wasserstein & Co. is the general partner of Parent. The principal office address of Parent is c/o Wasserstein & Co., LP, 1301 Avenue of the Americas, 41st Floor, New York New York 10019, and its telephone number is (212) 702-5600.

•

Cosmos Acquisition Corp., which we refer to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business except for activities incident to its incorporation and in connection with the transactions contemplated by the merger agreement. The principal office address of Merger Sub is c/o Wasserstein & Co., LP, 1301 Avenue of the Americas, 41st Floor, New York New York 10019, and its telephone number is (212) 702-5600.

The Structure of the Merger and the Merger Agreement

•

The Structure of the Merger (see page 60). You are being asked to vote to adopt an agreement and plan of merger, dated as of August 25, 2013, by and among Globecomm, Parent and Merger Sub, as it may be amended from time to time, which agreement we refer to as the “merger agreement.” Pursuant to the merger agreement, Merger Sub will merge with and into Globecomm, which we refer to as the “merger.” Globecomm, which we sometimes refer to as the “surviving corporation,” will be the surviving corporation in the merger and will continue to do business as “Globecomm” following the merger. As a result of the merger, Globecomm will cease to be an independent, publicly traded company and will become an indirect wholly owned subsidiary of Parent.

•

Merger Consideration (see page 61). Subject to the following sentence, if the merger is completed, each share of our common stock, which we refer to as “Globecomm common stock,” will be converted into the right to receive $14.15 in cash, without interest and less any applicable withholding taxes, which we refer to as the “merger consideration.” The following shares of Globecomm common stock will not be converted into merger consideration in connection with the merger:

•

shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under the General Corporation Law of the State of Delaware, which we refer to as the “DGCL;”

•	shares held by the Company as treasury stock; and

•	shares owned by Parent or any subsidiary of either Globecomm or Parent.

•

Treatment of Options (see page 62). In accordance with the terms of the merger agreement, each option to purchase shares of Globecomm common stock, which we refer to as “Globecomm stock options,” under any employee stock option or compensation plan or arrangement of the Company that is outstanding immediately prior to the completion of the merger, whether or not then exercisable or vested, will automatically be cancelled immediately prior to the completion of the merger, and, subject to applicable withholding taxes, the holder will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of Globecomm common stock subject to such Globecomm stock option, and (ii) the total number of shares of Globecomm common stock subject to such Globecomm stock option as in effect immediately prior to the completion of the merger, without interest and with the aggregate amount of such payment rounded down to the nearest cent.

•

Treatment of Globecomm Restricted Shares (see page 62). Upon consummation of the merger, each restricted share representing a share of Globecomm common stock, which we refer to as a “Globecomm restricted share,” will, to the extent not already fully vested, vest, and each holder of such Globecomm restricted share will be entitled to receive the merger consideration for each Globecomm restricted share, without interest and less any applicable withholding taxes.

•

Treatment of Other Globecomm Equity-Based Rights (see page 62). Upon consummation of the merger, each award of a right entitling the holder thereof to shares of Globecomm common stock or cash equal to or based on the value of Globecomm common stock (other than Globecomm common stock options and Globecomm restricted shares) that is outstanding immediately prior to the completion of the merger will automatically be cancelled by virtue of the merger, and the holder will be entitled to receive the merger consideration for each such right.

•	Conditions to the Completion of the Merger (see page 63). Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following closing conditions:

•

the proposal to adopt the merger agreement shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Globecomm common stock entitled to vote thereon;

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no order issued by any governmental authority shall be in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger, and no applicable law shall be in effect that prohibits or makes illegal or otherwise restrains the consummation of the merger;

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any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” and the International Traffic in Arms Regulations, which we refer to as “ITAR,” relating to the merger shall have expired or terminated and any National Industrial Security Program Operating Manual, or “NISPOM,” requirements shall have been met;

•

Parent or the Company shall have been notified by the Committee on Foreign Investment in the United States, which we refer to as “CFIUS,” that (i) it has determined that it lacks jurisdiction over the transactions contemplated by the merger agreement or has concluded its review and determined not to conduct a full investigation and that there are no unresolved national security issues with respect to the transaction or (ii) if a full investigation is required, the United States government will not take action to prevent the consummation of the transactions contemplated by the merger agreement; and

•

certain consents shall have been received from the Federal Communications Commission, which we refer to as the FCC, and certain other actions relating to Globecomm’s FCC licenses shall have been completed.

•	Additionally, the obligation of Parent and Merger Sub to complete the merger is subject to the satisfaction of other conditions:

•	Globecomm shall have performed in all material respects all of its obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

•

Globecomm’s representations and warranties shall be true in all respects as of the completion of the merger (or, in the case of representations and warranties that by their terms address matters only as of another specified time, as of that time), subject to the varying materiality standards set forth in the merger agreement;

•

Globecomm’s Closing Condition Adjusted EBITDA, as defined in “The Merger Agreement — Conditions to the Completion of the Merger” on page 63 of this proxy statement, for the most recent 12-calendar months ending 30 days or more prior to the closing of the merger (or, if the final month in such 12-calendar month period is September, 45 days) shall have met or exceeded $32,000,000 until and including the 12-month period ending November 30, 2013;

•	Parent shall have received a certificate signed by an authorized executive officer of Globecomm certifying that the conditions described in the preceding three bullet points have been satisfied;

•

since the date of the merger agreement, there shall not have occurred any Material Adverse Effect, as defined in “The Merger Agreement — Definition of Material Adverse Effect and Parent Material Adverse Effect” on page 68 of this proxy statement;

•

there shall not be any pending or threatened proceeding in writing that could reasonably be expected to materially and adversely affect the ability of Parent to consummate the merger or that seeks to enjoin the transactions contemplated by the merger agreement;

•

Globecomm shall not have (i) published or become obligated to file or publish any press release or file a report with the Securities and Exchange Commission, which we refer to as the “SEC,” to the effect that prior financial statements filed with the SEC may no longer be relied on or (ii) announced that the audit committee of our board of directors is conducting an investigation of accounting matters; and

•	Globecomm and its subsidiaries shall not have been debarred from any contracting with any federal governmental authority.

•	The obligation of Globecomm to complete the merger is subject to the satisfaction of other conditions:

•

each of Parent and Merger Sub shall have performed in all material respects all of its obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

•

Parent’s and Merger Sub’s representations and warranties shall be true and correct (without regard to any qualifications or exceptions as to materiality contained in such representations and warranties), except where the failure to be true and correct, would not, individually or in the aggregate, impair, prevent or delay in any material respect the ability of each of Parent or Merger Sub to perform its obligations under the merger agreement; and

•	Globecomm shall have received a certificate signed by an authorized executive officer of Parent certifying that the conditions described in the preceding two bullet points have been satisfied.

•

Conduct of Business Pending the Merger (see page 69). We have agreed to refrain from certain enumerated actions between the date of the merger agreement and the completion of the merger without Parent’s consent, including actions that are outside the ordinary course of our business. See “The Merger Agreement — Conduct of Business Pending the Merger” on page 69 of this proxy statement.

•

No Solicitation by Globecomm (see page 72). Subject to the exceptions described in “The Merger Agreement — No Solicitation by Globecomm” on page 72 of this proxy statement, Globecomm has agreed that neither Globecomm nor any of its subsidiaries will, nor will Globecomm or any of its representatives, directly or indirectly:

•	solicit, initiate or take any action to knowingly facilitate or encourage the submission of any acquisition proposal;

•

enter into or participate in any negotiations with, or furnish any information relating to Globecomm or any of its subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an acquisition proposal;

•

enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract relating to an acquisition proposal (other than a confidentiality agreement entered into in accordance with the terms of the merger agreement);

•

fail to make, or withdraw, qualify or modify in a manner adverse to Parent, or publicly propose to withdraw, qualify or modify, the recommendation of our board of directors to Globecomm’s stockholders to adopt the merger agreement or fail to include the recommendation of our board of directors with respect to the merger in this proxy statement;

•	take any action to exempt any third party from the provisions of any state takeover statute;

•

approve, adopt or recommend to Globecomm’s stockholders, or publicly propose to approve, adopt or recommend to Globecomm’s stockholders any acquisition proposal, the actions described in this bullet point and the two preceding bullet points, any of which we refer to as an “adverse recommendation change;” or

•	resolve or propose to do any of the foregoing.

Our board of directors, at any time prior to the adoption of the merger agreement by Globecomm’s stockholders, may withdraw its recommendation, which would be an adverse recommendation change, if (i) Globecomm receives an acquisition proposal that was not the result of a breach of the merger agreement and our board of directors determines in good faith, after consultation with outside financial advisors and outside legal counsel, that such proposal constitutes a superior proposal, as defined in “The Merger Agreement — No Solicitation by Globecomm” on page 72 of this proxy statement, or (ii) an intervening event, as defined in “The Merger Agreement — No Solicitation by Globecomm” on page 72 of this proxy statement, has occurred and our board of directors determines in good faith, based on the opinion of outside legal counsel and after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would breach its fiduciary duties under applicable law, in each case, subject to Globecomm’s notification of such superior proposal or intervening event and the right of Parent to match such superior proposal and to increase its bid with respect to an intervening event.

However, subject to the satisfaction of certain notice provisions and other requirements as described in “The Merger Agreement — No Solicitation by Globecomm” on page 72 of this proxy statement, Globecomm may:

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engage in negotiations or discussions with any third party and its representatives or financing sources if such third party has made an acquisition proposal after the date of the merger agreement that our board of directors determines in good faith constitutes or is reasonably likely to result in a superior proposal by the third party;

•

furnish to such third party or its representatives or financing sources information, including nonpublic information, relating to Globecomm or any of its subsidiaries or afford access to the business, properties, assets, books and records of Globecomm and its subsidiaries pursuant to a confidentiality agreement with terms no less favorable than the confidentiality agreement entered into in connection with the merger agreement, provided that all such information (to the extent not previously provided or made available to Parent) is provided or made available to Parent prior to or substantially concurrently with the time it is provided to such third party; and

•	take any nonappealable, final action required by applicable law and any action that any court of competent jurisdiction requires Globecomm to take.

•

Termination of the Merger Agreement (see page 80). The merger agreement may be terminated at any time before the completion of the merger, whether before or after Globecomm’s stockholders have adopted the merger agreement, as follows:

•	By mutual written agreement of Parent and Globecomm;

•	By either Parent or Globecomm, if, subject to certain exceptions and limitations:

•	the merger has not been consummated by February 25, 2014, which we refer to as the “outside date,” subject to extension upon the written agreement of Parent and Globecomm;

•

there is any applicable law that makes completion of the merger illegal or otherwise prohibited or that permanently enjoins Globecomm or Parent from completing the merger and such injunction has become final and nonappealable; or

•

no adverse recommendation change has occurred and Globecomm’s stockholders fail to adopt the merger agreement at a Globecomm stockholders’ meeting called for that purpose (or at any adjournment or postponement thereof).

•	By Parent, subject to certain exceptions and limitations, in certain additional instances:

•

(i) prior to Globecomm stockholder approval if there is an adverse recommendation change, (ii) prior to Globecomm stockholder approval if Globecomm materially breaches its obligations relating to non-solicitation as described in “The Merger Agreement — No Solicitation by Globecomm” on page 72 of this proxy statement, or (iii) if Globecomm (a) publishes or becomes obligated to file or publish any press release or file a report with the SEC to the effect that prior financial statements filed with the SEC may no longer be relied on or (b) announces that the audit committee is conducting an investigation of accounting matters; or

•

if there has been a material breach by Globecomm of any representation or warranty or failure to perform any covenant or agreement that results in failure of applicable conditions and that cannot be cured by the outside date or, if curable, within 30 days.

•	By Globecomm, subject to certain exceptions and limitations, in certain additional instances:

•

if an adverse recommendation change has occurred and our board of directors has approved our entry into a definitive agreement providing for a superior proposal, provided that Globecomm has complied with its obligations relating to non-solicitation as described in “The Merger Agreement — No Solicitation by Globecomm” on page 72 of this proxy statement, and paid the applicable termination fee;

•

if there has been a material breach by Parent of any representation or warranty or failure to perform any covenant or agreement that results in failure of applicable conditions and that cannot be cured by the outside date or, if curable, within 30 days;

•

if all conditions to closing have been satisfied (other than those to be satisfied at closing or that have not been satisfied due to the failure of Parent or Merger Sub to perform their obligations under the merger agreement), Parent and Merger Sub fail to consummate the merger within two business days of the date on which the closing should have occurred and Globecomm is ready and willing to consummate the merger; or

•	if an adverse recommendation change has occurred and the Globecomm stockholders fail to approve the merger at the stockholders’ meeting called for that purpose.

•	Termination Fees and Expenses (see page 82). The merger agreement provides for termination fees to be paid by either Globecomm or Parent in certain circumstances.

•

Termination Fee Payable by Globecomm — Globecomm has agreed to pay Parent a cash termination fee, which we refer to as the “Globecomm termination fee,” if the Merger is terminated under specified circumstances, in the amount of:

•	$10,200,000, if Parent terminates the merger agreement (i) prior to Globecomm stockholder approval, if there is an adverse recommendation change, (ii) prior to

Globecomm stockholder approval, if Globecomm materially breaches its obligations related relating to non-solicitation as described in “The Merger Agreement — No Solicitation by Globecomm” on page 72 of this proxy statement, or (iii) if Globecomm (a) publishes or becomes obligated to file or publish any press release or file a report with the SEC to the effect that prior financial statements filed with the SEC may no longer be relied on or (b) announces that the audit committee is conducting an investigation of accounting matters;

•

$10,200,000, if Globecomm terminates the merger agreement due to an adverse recommendation change and our board of directors has approved our entry into a definitive agreement providing for a superior proposal;

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$10,200,000, if Globecomm terminates the merger agreement, an adverse recommendation change has occurred and Globecomm stockholders did not adopt the merger agreement at the stockholders’ meeting called for that purpose;

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$10,200,000, if either Globecomm or Parent terminates the merger agreement as a result of (i) Globecomm stockholder approval not having been obtained and the merger agreement failing to be consummated by the outside date or (ii) Globecomm stockholders not approving the merger agreement at the stockholders meeting when there has been no adverse recommendation change and, in each case, prior to such termination an acquisition proposal was publicly disclosed and Globecomm enters into a definitive agreement or consummates an acquisition proposal within 12 months from the date of such termination; or

•

$3,400,000, reflecting a reasonable estimate of Parent and Merger Sub’s out-of-pocket fees and expenses (including fees and expenses of third party advisors), overhead costs and charges and lost opportunity costs, if the merger agreement is terminated because Globecomm stockholders failed to adopt the merger agreement at the stockholders’ meeting when there has been no adverse company recommendation change. However, no such fee will be payable by Globecomm if at the time of termination Globecomm would have been entitled to terminate the merger agreement as a result of an uncured breach by Parent or Merger Sub of any of their covenants or representations or warranties, which breach would result in the failure of a closing condition. In the event that Globecomm pays the $3,400,000 fee and a Globecomm termination fee of $10,200,000 subsequently becomes payable because an acquisition proposal was publicly disclosed prior to the termination and Globecomm enters into a definitive agreement or consummates an acquisition proposal within 12 months from such date of termination, then the fee paid by Globecomm in the amount of $3,400,000 will be credited against the subsequent $10,200,000 payment.

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Termination Fee Payable by Parent — Parent has agreed to pay Globecomm a termination fee of $15,600,000, which we refer to as the “Parent termination fee,” if (i) Globecomm terminates the merger agreement when all conditions to closing have been satisfied (other than those to be satisfied at closing or that have not been satisfied due to the failure of Parent or Merger Sub to perform their obligations under the merger agreement) and Parent and Merger Sub fail to consummate the merger within two business days of date on which the closing should have occurred and Globecomm is ready and willing to consummate the merger or (ii) Parent terminates the merger agreement as a result of the failure of the merger to be consummated by the outside date and Globecomm would have been entitled to terminate the merger agreement at such time, in accordance with the circumstances described in (i). See “The Merger Agreement — Termination Fee Payable by Parent.” An affiliate of Wasserstein & Co., which we refer to as the “guarantor,” has provided Globecomm with a limited guaranty in favor of Globecomm, which we refer to as the “limited guaranty,” guaranteeing the payment of any Parent termination fee that may become payable by Parent as described in “The Merger — Limited Guaranty” on page 43 of this proxy statement.

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Exclusive Remedy — If either party receives a termination fee or reimbursement of expenses in accordance with the provisions of the merger agreement, the payment of the termination fee (and the rights and remedies of Globecomm available under the equity financing and the limited guaranty, as described in “The Merger — Financing of the Merger” on page 41 of this proxy statement and in “The Merger — Limited Guaranty” on page 43 of this proxy statement, respectively) will constitute the sole and exclusive monetary remedy of Parent and Globecomm in connection with the termination of the merger agreement. In all events, the liability under the limited guaranty is limited to the amount of any termination fee payable by Parent.

•

Expense Reimbursement (see page 83). As provided in the merger agreement, Globecomm paid to Parent $2,000,000, which we refer to as the “Parent reimbursement amount,” to reimburse Parent and Merger Sub for its fees, expenses and costs incurred in connection with the merger agreement and the transactions contemplated thereby prior to August 25, 2013. Parent is obligated to refund to Globecomm the Parent reimbursement amount in the event that the merger agreement is terminated by either Parent or Globecomm because the merger is not consummated on or before the outside date as a result of the failure of the closing condition requiring certain FCC consents (unless a breach of the merger agreement by Globecomm was the principal cause of the failure of such closing condition to be satisfied), except that Parent will not be required to refund to Globecomm the Parent reimbursement amount in the event that Parent provides Globecomm with written notice that it is willing to extend the outside date to no later than May 27, 2014 in order to cause the conditions relating to FCC consents to be satisfied and Globecomm does not agree to such extension.

Specific Performance (see page 84)

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Subject to certain exceptions and limitations (including with respect to the payment of termination fees), each of Globecomm, Parent and Merger Sub agreed that, in addition to other remedies, the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement.

•

Additionally, prior to the earlier to occur of the termination of the merger agreement and the closing of the merger, subject to certain exceptions and limitations and the satisfaction of certain conditions, Globecomm is entitled to seek specific performance to cause Parent or Merger Sub to draw down the full proceeds of the equity financing (as described in detail in “The Merger — Financing of the Merger” on page 41 of this proxy statement) and to cause Parent or Merger Sub to consummate the transactions contemplated by the merger agreement. Subject to certain exceptions and limitations and the satisfaction of certain conditions, Globecomm is further entitled to seek specific performance to cause Parent and Merger Sub to enforce the terms of the debt financing commitment (as described in detail in “The Merger — Financing of the Merger” on page 41 of this proxy statement); however, in no event is Globecomm permitted to seek specific performance directly against the party providing the debt financing.

Delisting and Deregistration of Globecomm Common Stock (see page 40)

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Globecomm common stock is currently registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and is quoted on The NASDAQ Global Market, which we refer to as “NASDAQ,” under the symbol “GCOM.” As a result of the merger, Globecomm will become a privately held corporation, and there will be no public market for its common stock. After the merger, the Globecomm common stock will cease to be quoted on NASDAQ, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the Globecomm common stock under the Exchange Act will be terminated, and we will no longer file periodic reports with the SEC on account of our common stock.

Financing of the Merger (see page 41)

We anticipate that the total amount of funds necessary to complete the merger and the related transactions, including the funds needed to:

•	pay our stockholders the amounts due under the merger agreement;

•	make payments in respect of Globecomm stock options, Globecomm restricted shares and other Globecomm equity-based rights pursuant to the merger agreement;

•

repay and discharge all principal amounts outstanding pursuant to the Credit Agreement, dated July 18, 2011, by and among Globecomm, Citibank, N.A., as administrative agent, and the lenders party thereto, as amended, which we refer to as the “existing credit agreement;” and

•

pay all fees and expenses payable by Parent and Merger Sub under the merger agreement and Merger Sub’s agreements with its lenders (and related transactions), other than fees and expenses already reimbursed via the Parent reimbursement amount, will be approximately $[—]. This amount will be funded through a combination of:

•

Equity financing of up to $84,500,000 to be provided to Parent or caused to be provided to Parent immediately prior to the closing of the merger by Wasserstein & Co. and certain of its affiliates and co-investors;

•

Borrowings of up to $205,000,000 under a senior secured term loan facility and $30,000,000 under a senior secured revolving credit facility (revolver borrowings are not expected to be made on the closing of the merger unless necessary to cash collateralize outstanding letters of credit); and

•	Globecomm’s freely available cash at closing.

In connection with the financing of the merger, Parent has entered into an equity commitment letter, dated as of August 25, 2013, which we refer to as the “equity financing commitment,” with an affiliate of Wasserstein & Co., and entered into a debt commitment letter, dated as of August 25, 2013, which we refer to as the “debt financing commitment,” with Highbridge Principal Strategies, LLC, on behalf of its affiliates, which we refer to as “Highbridge.” We refer to the financing contemplated by the equity financing commitment and the debt financing commitment as the “equity financing” and “debt financing,” respectively, and we refer to the equity financing commitment and the debt financing commitment together as the “financing commitments.” We believe the amounts committed under the financing commitments, together with the available cash held by

Globecomm, will be sufficient to complete the merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the financing commitments fails to fund the committed amounts in breach of such financing commitments or if the conditions to such commitments are not met. Although obtaining the proceeds of any financing, including the financing under the financing commitments is not a condition to the completion of the merger, the failure of Parent and Merger Sub to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the merger to be completed. In that case, Parent may be obligated to pay Globecomm the Parent termination fee. See “The Merger — Financing of the Merger” beginning on page 41.

The funding under the financing commitments is subject to conditions, including conditions that do not relate directly to the conditions to closing in the merger agreement. See “The Merger — Financing of the Merger” beginning on page 41.

Limited Guaranty (see page 43)

Concurrently with the execution of the merger agreement, Parent delivered to Globecomm the limited guaranty of up to $15,600,000 from an affiliate of Wasserstein & Co. pursuant to which the guarantor agreed to guarantee the obligations of Parent to pay Parent’s termination fee, subject to the limitations set forth in the merger agreement as described in “The Merger Agreement — Termination Fee Payable by Parent,” or to pay certain reimbursement and other obligations of Parent or Merger Sub under the merger agreement, provided that in no event will the guarantor’s aggregate liability under the limited guaranty exceed $15,600,000. See “The Merger — Limited Guaranty” beginning on page 43 of this proxy statement.

The Special Meeting (see page 55)

•	See “Questions and Answers About the Merger and the Special Meeting” and “The Special Meeting” beginning on pages 13 and 55 of this proxy statement, respectively.

Other Important Considerations

•

Recommendation of our Board of Directors (see page 28). Our board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Globecomm’s stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and resolved to recommend adoption of the merger agreement by the Globecomm stockholders. Our board of directors recommends that the Globecomm stockholders vote “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting and “FOR” the named executive officer merger-related compensation proposal.

•

Voting by Globecomm’s Directors and Executive Officers (see page 56). As of [—], 2013, the record date, the directors and executive officers of Globecomm are entitled to vote, in the aggregate, shares of Globecomm common stock representing approximately [—]% of the outstanding shares of Globecomm common stock. The directors and executive officers have informed Globecomm that they currently intend to vote all of these shares of Globecomm common stock “FOR” the adoption of the merger agreement, “FOR” the adjournment proposal and “FOR” the named executive officer merger-related compensation proposal.

•

Interests of the Company’s Directors and Executive Officers in the Merger (see page 44). In considering the recommendation of our board of directors that you vote to approve the proposal to adopt the merger agreement and the named executive officer merger-related compensation proposal, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. Our board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, of evaluating and negotiating the merger agreement, of approving the merger agreement and the merger and of recommending that the merger agreement be adopted by Globecomm’s stockholders. These interests include, among others, the following:

•	accelerated vesting of equity-based awards simultaneously with the effective time of the merger and the settlement of such awards in exchange for cash;

•

the entitlement of certain executive officers to receive payments and benefits under their respective employment agreements in connection with an involuntary termination of employment other than for “cause,” as such term is defined in their respective employment agreements, or if the executive officer voluntarily terminates his or her employment for “good reason,” as such term is defined in their respective employment agreements, during the one-year period following the effective time of the merger;

•	potential retention bonus payments to certain executive officers on the first anniversary of the effective time of the merger; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation.

As of [—], 2013, our directors and executive officers, as a group, beneficially owned [—] securities in respect of shares of Globecomm common stock, which represent [—]% of the total Globecomm securities that are subject to purchase as part of the merger. The maximum total amount of all cash payments our directors and executive officers may receive in respect of their beneficially owned Globecomm securities upon the consummation of the merger is approximately $[—]. See “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” on page 44 of this proxy statement.

•	Opinion of the Company’s Financial Advisor (see page 32).

•

Needham & Company, LLC, which we refer to as “Needham & Company,” delivered its written opinion to the board of directors that, as of August 25, 2013 and based upon and subject to the factors, limitations, qualifications and assumptions set forth therein, the $14.15 per share in cash to be paid to the holders of the outstanding shares of Globecomm common stock (other than Parent or any of its subsidiaries and other than holders of dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to those holders.

•

The full text of the written opinion of Needham & Company, dated August 25, 2013, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken by Needham & Company in connection with the opinion, is attached as Annex B to this proxy statement. Needham & Company provided its opinion for the information and assistance of the board of directors in connection with its consideration of the merger agreement. The Needham & Company opinion is not a recommendation as to how any holder of the Globecomm common stock should vote with respect to the merger or any other matter.

•

Regulatory Approvals (see page 40). Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, which we refer to as the “FTC,” the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice, which we refer to as the “DOJ,” and the applicable waiting period has expired or been terminated. Globecomm and Parent filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on September 18, 2013. The FTC and DOJ terminated the mandatory waiting period under the HSR Act on [—], 2013. The merger is also conditioned on (i) the expiration or termination of any applicable waiting period relating to the merger under ITAR and any NISPOM requirements having been met, (ii) CFIUS notifying us that (a) it has determined that it lacks jurisdiction over the transactions contemplated by the merger agreement or has concluded its review and determined not to conduct a full investigation and that there are no unresolved national security issues with respect to the transaction or (b) if a full investigation is required, the U.S. government will not take action to prevent the consummation of the transactions contemplated by the merger agreement, and (iii) the receipt of certain other consents from the FCC and the completion of certain actions relating to certain of Globecomm’s FCC licenses.

•

Material U.S. Federal Income Tax Consequences of the Merger (see page 49). The conversion of shares of our common stock into the right to receive the $14.15 per share cash merger consideration will be a taxable transaction to our stockholders who are U.S. holders for U.S. federal income tax purposes. Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

•

Appraisal Rights (see page 86). Holders of our common stock may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the Globecomm common stock, but only if they comply with the procedures required under Section 262 of the DGCL, which we refer to as “Section 262.” In order to be eligible to exercise appraisal rights, you must (i) not vote in favor of adoption of the merger agreement, (ii) deliver to Globecomm a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting, (iii) continue to hold the common stock of record through the effective time of the merger, and (iv) otherwise comply with the procedures required under Section 262 for exercising appraisal rights. For a summary of these procedures, see “Appraisal Rights” beginning on page 86 of this proxy statement. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” adoption of the merger agreement and will disqualify the stockholder submitting that proxy from being entitled to exercise appraisal rights. A copy of Section 262 is also included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 will result in the loss of appraisal rights.

•

Market Price of Globecomm common stock (see page 97). The closing sale price of Globecomm common stock on NASDAQ was $10.60 per share on October 9, 2012, the day on which Discovery Group filed an amendment to its Schedule 13D with the SEC following the close of the market that included a letter requesting that Globecomm’s board of directors solicit offers from parties interested in acquiring the Company. On January 14, 2013, the day on which Globecomm announced, following the close of the market, that it had engaged Needham & Company to assist Globecomm in its review of strategic alternatives, the closing sale price of Globecomm common stock was $11.61 per share. On August 23, 2013, the last trading day prior to the public announcement of the execution of the merger agreement, the closing sale price was $14.40 per share. On [—], 2013, which is the most recent practicable trading date prior to the date of the proxy statement, the closing sale price of our common stock was $[—] per share.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers do not address all questions that may be important to you as a Globecomm stockholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully.

The Proposed Merger

Q. What will I receive for my shares of Globecomm common stock in the merger?

A:    Upon completion of the merger, you will receive $14.15 in cash, without interest, for each share of Globecomm common stock that you own, unless you properly demand and exercise, and do not withdraw or lose, appraisal rights under Section 262.

Q. What effects will the proposed merger have on the Company?

A:    Upon completion of the proposed merger, Globecomm will cease to be a publicly traded company and will become an indirect wholly owned subsidiary of Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Exchange Act are expected to be terminated. In addition, upon completion of the proposed merger, shares of Globecomm common stock will no longer be quoted or traded on NASDAQ.

Q. What happens if the merger is not completed?

A.     If the merger agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, Globecomm will remain a public company and our common stock will continue to be registered under the Exchange Act and quoted and traded on NASDAQ.

         Under specified circumstances, Globecomm may be required to pay Parent a termination fee of either $10,200,000 or $3,400,000, or Parent may be required to pay Globecomm a termination fee of $15,600,000, in each case, as described in “The Merger Agreement — Termination Fees and Expenses” beginning on page 82 of this proxy statement. Under certain circumstances, Globecomm may also be entitled to reimbursement of $2,000,000 previously paid to Parent with respect to Parent’s and Merger Sub’s fees, expenses and costs incurred in connection with the merger agreement and the transactions contemplated thereby prior to August 25, 2013.

Q. When is the merger expected to be completed?

A.     We are working toward completing the merger as quickly as possible. In order to complete the merger, we must obtain stockholder approval and the other closing conditions under the merger agreement must be satisfied or waived (as permitted by law). Assuming we obtain stockholder approval and the necessary government and/or regulatory approvals, we expect to complete the merger as promptly as possible after the completion of the special meeting. See “The Merger Agreement — Conditions to the Completion of the Merger” beginning on page 63 of this proxy statement. We currently expect to complete the merger during the fourth quarter of 2013. However, we cannot assure completion of the merger by any particular date, if at all. Because consummation of the merger is subject to a number of conditions, the exact timing of the merger cannot be determined at this time.

Q. Do you expect the merger to be taxable to Globecomm stockholders?

A.     The exchange of Globecomm common stock for cash in the merger by U.S. holders will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49 of this proxy statement and consult your tax advisers regarding the specific U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Appraisal Rights

Q. Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Common Stock?

A.     Stockholders who do not vote in favor of the proposal to adopt the merger agreement are entitled to statutory appraisal rights under Section 262 in connection with the merger. This means that if you comply with the requirements of Section 262, you are entitled to have the “fair value” (as defined in Section 262) of your shares of Globecomm common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of Section 262. See “Appraisal Rights” beginning on page 86 and the text of the Delaware appraisal rights statute, Section 262, which is reproduced in its entirety as Annex C to this proxy statement.

The Special Meeting

Q. When and where is the special meeting?	A. The special meeting of stockholders of Globecomm will be held on [—], 2013, at 10:00 a.m. local time, at Globecomm’s principal executive offices at 45 Oser Avenue, Hauppauge, New York 11788.

Q. What matters will be voted on at the special meeting?	A. You will be asked to consider and vote on the following proposals:

• to adopt the merger agreement;

•    to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting;

•    to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that may or will be paid by Globecomm to its named executive officers that is based on or otherwise relates to the merger; and

• to act upon other business as may properly come before the special meeting and any and all adjourned or postponed sessions thereof.

Q. How does the Globecomm board of directors recommend that I vote on the proposals?

A.     The Globecomm board of directors unanimously recommends that you vote as follows:

•    “FOR” the proposal to adopt the merger agreement;

•    “FOR” the adjournment proposal; and

•    “FOR” the named executive officer merger-related compensation proposal.

Q.     Why am I being asked to consider a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Globecomm to its named executive officers that is based on or otherwise relates to the merger?

A.     The SEC rules require Globecomm to seek a non-binding, advisory vote with respect to certain payments that will be made to Globecomm’s named executive officers in connection with the merger, the approval of which is not required to complete the merger.

Q. Who is entitled to vote at the special meeting?

A.     Stockholders of record holding Globecomm common stock as of the close of business on [—], 2013, the record date for the special meeting, are entitled to vote at the special meeting. As of the record date, there were [—] shares of Globecomm common stock issued and outstanding. Every holder of Globecomm common stock is entitled to one vote for each such share the stockholder held as of the record date.

Q Who may attend the special meeting?

A.     Stockholders of record holding Globecomm common stock as of the close of business on [—], 2013, the record date for the special meeting, or their duly appointed proxies may attend the meeting. “Street name” holders (those whose shares are held through a broker, bank or other nominee) should bring a copy of an account statement reflecting their ownership of Globecomm common stock as of the record date. If you are a “street name” holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of Globecomm common stock authorizing you to vote at the special meeting.

Q. What vote is required for Globecomm’s stockholders to adopt the merger agreement?	A. The affirmative vote of a majority of the outstanding shares of Globecomm common stock entitled to vote at the special meeting is required to adopt the merger agreement.

Q. What vote is required for Globecomm’s stockholders to approve other matters to be discussed at the special meeting?

A.     The proposal to approve, on a non-binding, advisory basis certain compensation that may or will be paid by Globecomm to its named executive officers that is based on or otherwise relates to the merger and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies each requires the affirmative vote of a majority of the shares of Globecomm common stock present, in person or represented by proxy, at the special meeting.

Q. Who is soliciting my vote?

A.     This proxy solicitation is being made and paid for by Globecomm. In addition, we have retained MacKenzie Partners, Inc., which we refer to as “MacKenzie,” as our proxy solicitor to assist in the solicitation. We will pay MacKenzie $40,000, plus out-of-pocket expenses, for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Globecomm common stock that the brokers and fiduciaries hold of record, and we will reimburse them for their reasonable out-of-pocket expenses.

Q. What do I need to do now?

A.     We urge you to carefully read and consider the information contained in this proxy statement and to consider how the merger affects you. If you hold your shares in your own name as the stockholder of record, there are four methods by which you may vote, or cause your shares to be voted, at the special meeting:

•    Internet: To vote over the Internet, follow the instructions printed on your proxy card. If you vote over the Internet, you do not have to mail in a proxy card.

•    Telephone: To vote by telephone, follow the instructions printed on your proxy card. If you vote by telephone, you do not have to mail in a proxy card.

•    Mail: To vote by mail, complete, sign and date a proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

•    In Person: To vote in person, attend the special meeting. You will be given a ballot when you arrive.

         Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote over the Internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.

         If you hold your shares in “street name” through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee’s voting instruction form, which includes voting instructions and instructions on how to change your vote. You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. Your broker, bank or other nominee will only be permitted to vote your shares if you instruct your broker, bank or other nominee how to vote. If you do not instruct your broker, bank or other nominee to vote your shares, your shares will not be voted and the effect will be the same as a vote against the adoption of the merger agreement and will not have an effect on the proposal to adjourn the special meeting or for the named executive officer merger-related compensation proposal.

Q. What happens if I sell my shares of Globecomm common stock before completion of the merger?

A.     If you sell your shares of Globecomm common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of Globecomm common stock through completion of the merger.

Q. How can I revoke my proxy?	A. You have the right to revoke your proxy at any time before the vote taken at the special meeting in any one of the following ways:

• you may send in another proxy with a later date;

• you may notify our Corporate Secretary in writing before the special meeting that you have revoked your proxy;

• you may vote in person at the special meeting, but attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it; or

• if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Q. What do I do if I receive more than one proxy or set of voting instructions?

A.     You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “What do I need to do now?” for each account to ensure that all of your shares are voted. These should each be voted and/or returned separately as described elsewhere in this proxy statement in order to ensure that all of your shares are voted.

Q. How are votes counted?

A.     For the proposal to adopt the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as if you vote against the adoption of the merger agreement. In addition, if your shares are held in the name of a broker, bank or other nominee, your broker, bank or other nominee will not be entitled to vote your shares in the absence of specific instructions. These non-voted shares, which we refer to as “broker non-votes,” if any, will not be counted as shares present and will have the same effect as if you vote against the adoption of the merger agreement.

         For the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and for the named executive officer merger-related compensation proposal, approval of which is not required to complete the merger, you may vote FOR, AGAINST or ABSTAIN. For purposes of determining the presence of a quorum, abstentions will be counted as shares present. Abstentions will have the same effect as a vote against the proposals to adjourn the meeting and to approve, by a non-binding advisory vote, the named executive officer merger-related compensation; however, a broker non-vote will have no effect on the vote for these proposals.

         For stockholders of record, if you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies and “FOR” the named executive officer merger-related compensation proposal, and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote.

Q. Who will count the votes?

A.     A representative of Broadridge Financial Solutions, Inc., which we refer to as “Broadridge Financial Solutions”, will count the votes and act as an inspector of election. Questions concerning stock certificates or other matters pertaining to your shares may be directed to Shareholder Services at American Stock Transfer & Trust Company, LLC at (800) 937-5449.

Q. Should I send in my stock certificates now?

A.     No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Globecomm common stock certificates for the merger consideration. If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. Please do not send your certificates in now.

Q. How can I obtain additional information about Globecomm?

A.     If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, which we refer to as the “Fiscal 2013 Form 10-K,” which we filed with the SEC on September 13, 2013, we will send you one without charge. In addition, upon written request and payment of a fee equal to our reasonable expenses, we will send you copies of any exhibit to our Fiscal 2013 Form 10-K. Please write to: Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788 Attn: Investor Relations.

         Our Fiscal 2013 Form 10-K and other SEC filings also may be accessed on the world wide web at http://www.sec.gov or on the Investor Relations page of the Company’s website at http://www.globecomm.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. For a more detailed description of the information available, please refer to “Where You Can Find More Information” beginning on page 105 of this proxy statement.

Q. Who can help answer my questions?

A.     If you have additional questions about the merger after reading this proxy statement or need assistance voting your shares, please call our proxy solicitor, MacKenzie, toll-free at (800) 322-2885 or collect at (212) 929-5500 or by email at proxy @mackenziepartners.com.

THE MERGER

This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

Our board of directors regularly reviews and evaluates the Company’s operations, financial performance, industry conditions, long-term strategic plan and business strategy with the goal of maximizing stockholder value. As part of this ongoing process, our board has periodically reviewed strategic alternatives that may be available to the Company, including strategic alliances, debt and equity financings for the expansion of our business and merger and acquisition alternatives.

On October 8, 2012, Discovery Group submitted a letter to our board requesting that the board engage an investment bank to solicit offers from parties interested in acquiring the Company. Following the close of the market on October 9, 2012, Discovery Group filed an amendment to its Schedule 13D with the SEC that included the letter previously submitted to the Company’s board of directors. The closing price of the Company’s common stock on October 9, 2012 was $10.60 per share. Following the public filing of the letter, several other institutional stockholders made similar public and private requests of the board. At the 2012 annual meeting of the stockholders held on November 15, 2012, more votes were withheld than voted “for” the election of five of the eight members of the board. Following the 2012 annual meeting, members of the board’s strategy committee, which advises the board on strategic transactions, engaged in discussions with some of our institutional stockholders in an effort to better understand their perspectives on the Company.

In January 2013, in response to both the board’s perception of the wishes of stockholders holding a substantial percentage of our shares and its assessment of the challenges of operating as a public company in a difficult financial and operational environment, the board began to consider again strategic alternatives that might be available to the Company. On January 10, 2013, the board held a special meeting. Members of management and representatives of Kramer Levin Naftalis & Frankel LLP, which we refer to as “Kramer Levin,” the Company’s outside legal counsel, participated in the meeting. At the meeting, the board determined, following an extensive discussion, that it would be advisable to retain a financial advisor to assist in its consideration of strategic alternatives. The board also discussed the following two proposals: (i) engaging a financial advisor to perform a valuation of the Company as a stand-alone business to permit the board to assess the viability of achieving enhanced value for the Company’s stockholders or (ii) engaging a financial advisor to help the Company consider a possible strategic transaction. The board determined that it would be in the best interest of the Company’s stockholders to retain Needham & Company as a financial advisor in connection with the solicitation and evaluation of possible strategic transactions to enhance stockholders’ value. The board selected Needham & Company, on management’s recommendation, based on Needham & Company’s experience in assisting the Company in the past, its knowledge of and experience in the telecommunications industry, its expertise with transactions similar to the transactions which would be expected to be evaluated by the Company, its market reach and its reputation. On January 11, 2013, the Company executed an engagement letter with Needham & Company to serve as the Company’s financial advisor to explore potential strategic alternatives for the Company. Following the close of the market on January 14, 2013, the Company issued a press release announcing Needham & Company’s engagement. On January 14, 2013, the closing price of the Company’s common stock was $11.61 per share.

On January 8, 2013 representatives from U.S. Space LLC, which we refer to as “U.S. Space,” acting as an industry advisor to an affiliate of Wasserstein & Co., had contacted the Company to request a meeting between the Company’s management and Wasserstein & Co. On January 11, 2013, an affiliate of Wasserstein & Co. entered into a customary non-disclosure agreement, which we refer to as an “NDA,” with the Company. Members of management met on January 16, 2013 with representatives of Wasserstein & Co. and U.S. Space at the Company’s headquarters and engaged in a general discussion, during which Wasserstein & Co. expressed its preliminary interest in exploring a possible transaction with the Company.

On January 17, 2013, a representative of U.S. Space reiterated to a member of management that Wasserstein & Co. was interested in considering a possible transaction with the Company, and the member of management suggested that a representative of U.S. Space or of Wasserstein & Co. contact Needham & Company. On January 18, 2013, a representative of Wasserstein & Co. spoke with representatives from Needham & Company at which time Needham & Company stated that it would be conducting due diligence on the Company over the coming weeks and preparing materials to assist the board with its evaluation of strategic alternatives. Wasserstein & Co. expressed interest in receiving such materials once they were finalized by Needham & Company.

On January 24, 2013, representatives of Needham & Company met with management to begin its due diligence of the Company, prepare marketing materials, review a proposed timetable and describe the possible universe of third parties that Needham & Company might contact. Management, including two executive directors, as well as representatives from Kramer Levin, participated in a portion of the meeting via conference call. During that portion of the meeting, a representative from Kramer Levin reviewed with the two executive directors their fiduciary responsibilities in considering the Company’s evaluation of strategic alternatives.

As instructed by the board, Needham & Company sought to identify strategic parties with a focus on communications, in particular entities that the representatives of Needham & Company believed might be interested in the Company’s expertise in establishing and managing highly complex communications networks globally, and financial sponsors with experience in middle market transactions and a focus on technology and communications. In identifying potential third parties, Needham & Company worked with our senior management and representatives of the board to identify parties it believed were the most likely to consider a transaction based on each party’s current strategic focus, capability and track record. Needham & Company and the Company also established a process for managing inbound inquiries whereby Needham & Company would respond to each inquiry in order to communicate consistently with each party regarding the process and to protect confidentiality.

Throughout the latter half of January 2013 and the first half of February 2013, management finalized the Company’s financial projections as described in “Important Information About Globecomm — Projected Financial Information” and, working with representatives of Needham & Company, prepared and refined materials to be provided to third parties.

In consultation with management and members of the board, between February 11, 2013 and March 8, 2013, Needham & Company contacted 118 third parties regarding a potential strategic transaction involving the Company, 57 of which were strategic parties and 61 of which were financial sponsors, including Wasserstein & Co. No third parties were excluded due to their business being competitive with the business of the Company. During this period, the Company entered into NDAs with 37 third parties, including ten strategic parties and 27 financial sponsors, each of which subsequently received marketing materials, including the Company’s financial projections, and a letter outlining the Company’s anticipated process. On February 13, 2013, representatives of Needham & Company sent Wasserstein & Co. the marketing materials, financial projections and process letter. By March 8, 2013, the initial process deadline, ten of these 37 parties expressed interest in a potential transaction, including two strategic parties and eight financial sponsors, with preliminary indications of interest that valued the Company in a range of $12.00 to $15.50 per share. Wasserstein & Co.’s initial indication of interest included a potential range of between $14.00 and $15.00 per share.

On March 15, 2013, the board held a meeting to review the status of the process. Members of management, Needham & Company and Kramer Levin participated in the meeting, as did representatives of Morris, Nichols, Arsht & Tunnell, LLP, special Delaware counsel to the Company, which we refer to as “Morris Nichols.” At the meeting, the Needham & Company representatives: provided the board with an update regarding the process and reviewed each of the ten preliminary indications of interest received to date; recommended that eight of the ten parties be permitted to continue in the process (eliminating two financial sponsors whose indications of interest were deemed to be inferior to the others and whose prospects for improvement were determined to be small); reviewed existing market valuation multiples and conditions; and proposed how to proceed. Representatives of Kramer Levin and representatives of Morris Nichols also reviewed materials previously provided to the board regarding its fiduciary obligations under Delaware law. Based on these discussions and Needham & Company’s recommendations, the board instructed Needham & Company to invite the eight recommended parties (including Wasserstein & Co.) to participate in the second round of the process (which included, among other things, inviting the eight bidders to meet with management to tour the Company’s principal facility in Hauppauge, New York and providing access the Company’s electronic data room to conduct further due diligence on the Company).

Throughout the month of March, with the assistance of Needham & Company, the Company added to the electronic dataroom detailed information regarding the Company’s business, financial condition and prospects. On March 21, 2013, representatives of the eight parties, including Wasserstein & Co., were provided access to the Company’s electronic dataroom.

From March 28, 2013 to April 12, 2013, the Company hosted in-person management presentations at which management reviewed with each of the eight remaining parties the Company’s business, financial condition and prospects. Following each in-person presentation, management conducted facility tours of the Company’s headquarters and also hosted dinners with each of the parties. Representatives of Needham & Company also attended all of the presentations, facility tours and dinners. The meeting with representatives of Wasserstein & Co. was held on April 12, 2013.

Between April 12, 2013 and May 10, 2013, the eight parties involved in the process commenced a round of extensive due diligence reviews of the Company, which included comprehensive reviews of the data contained in the electronic dataroom, multiple requests for follow-up information and in-person meetings and other discussions with management and representatives of Needham & Company. Wasserstein & Co. again met with management and representatives of Needham & Company on April 19, 2013 and May 8, 2013.

Management provided the board with updates of the status of the meetings with the third parties throughout this period, including written updates on April 8, April 16 and April 22, 2013. In its April 16, 2013, update, management informed the board of Needham & Company’s recommendation to establish a second process deadline on May 10, 2013. In its April 22, 2013 update, management informed the board that one of the parties had advised Needham & Company that it was withdrawing from the process.

On May 10, 2013, Needham & Company received revised non-binding indications of interest from three parties, including Wasserstein & Co., a strategic party which we refer to as “Party B,” and a financial sponsor which we refer to as “Party C,” with values ranging from $12.65 to $13.50 per share. Each of the parties requested exclusivity for 45 days in order to complete its due diligence. The indications from both Wasserstein & Co. and Party C required external financing in order to consummate the transaction, while Party B’s proposal did not. Wasserstein & Co.’s indication of interest valued the Company at $13.50 per share and contemplated that another private equity firm would jointly participate with Wasserstein & Co. in the transaction (that private equity firm ultimately determined not to proceed prior to the final process deadline). Additionally, the other four of the seven remaining participants in the process informed Needham & Company between May 9, 2013 and May 14, 2013 that they would not be submitting proposals.

On May 14, 2013, the board held a meeting to review the status of the process. Members of management, Needham & Company and Kramer Levin participated in the meeting. Representatives of Needham & Company presented to the board an updated summary of the indications of interest received from Wasserstein & Co. and Parties B and C, and an update regarding the status of the process. Needham & Company recommended that the due diligence process be continued with all of the three remaining participants in an effort to increase their proposed values, with the goal of receiving final proposals by the end of May. Needham & Company also recommended that a draft definitive transaction agreement be distributed to the three remaining participants. The board approved these recommendations.

On May 16, 2013, Needham & Company distributed an initial draft of the definitive transaction agreement, which had been prepared by Kramer Levin, to each of the remaining parties.

On May 20, 2013, members of management and representatives of Needham & Company met with representatives of Wasserstein & Co. to discuss the Company and its business, which was followed the next day by an in-person due diligence session.

On May 22, 2013, management provided a written update to the board describing the status of the continuing due diligence process with each of the remaining parties.

On May 23, 2013, Needham & Company requested that each of the parties submit their “best and final” proposal, including comments on the definitive transaction agreement previously circulated, by May 28, 2013.

On May 28, 2013, Needham & Company received new indications of interest from Party B, Party C and Wasserstein & Co., with proposals that valued the Company ranging from $13.00 per share by Party B to $13.50 per share by each of Party C and Wasserstein & Co.

On May 30, 2013, the board held a meeting to review the status of the process. Members of management, Needham & Company and Kramer Levin participated in the meeting. The proposals from Party B, Party C and Wasserstein & Co. were reviewed and discussed at the meeting, and the board instructed Needham & Company to attempt to convince each remaining participant to improve its proposal and authorized management to proceed to exclusivity with the best proposal at $13.50 per share or higher. Needham & Company then held conversations with each of Party B, Party C and Wasserstein & Co. Subsequently, Needham & Company received a revised proposal at $14.00 per share from Wasserstein & Co.

On May 31, 2013, Needham & Company received a revised proposal at $14.00 per share from Party C. Party B said in a conversation with Needham & Company that it was not willing to increase its proposal above $13.00 per share. Following discussions with representatives of Needham & Company, Wasserstein & Co. increased its proposal to $14.15 per share, and Party C stated that it was unwilling to increase its proposed price above $14.00 per share. Subsequently, on May 31, 2013, the board held a meeting to review the status of the process. Members of management and representatives of Needham & Company and Kramer Levin participated in the meeting. Representatives of Needham & Company reported on the revised indications of interest. Management and representatives of Needham & Company provided the board with an overview of the status and findings of the process that had been completed to date. The board was informed that Wasserstein & Co. had stated that it was willing to proceed with pursuing a negotiated transaction at a value of $14.15 per share, subject to its continued due diligence investigation of the Company, but only if the Company entered into an exclusivity agreement with Wasserstein & Co. Following discussion, the board authorized management to agree to Wasserstein & Co.’s request for a 45-day exclusivity period, ending July 14, 2013.

On June 4, 2013, Kramer Levin delivered an updated version of the draft merger agreement to Jones Day, counsel to Wasserstein & Co., and thereafter until the execution of the merger agreement on August 25, 2013, representatives of Kramer Levin and Jones Day negotiated the terms of the merger agreement and exchanged numerous drafts of the merger agreement and related documents.

Also on June 4, 2013, Wasserstein & Co. conducted a due diligence tour of the Company’s facilities in Laurel, Maryland.

Throughout June and July 2013, representatives of Wasserstein & Co. conducted legal and financial due diligence on the Company’s business units, including meetings with management and representatives of Needham & Company on June 6 and June 12, 2013. During this period, Wasserstein & Co. continued to work to finalize the details of its transaction financing arrangements, and management continued to supplement the due diligence materials to the data room.

In addition, in connection with its review of the potential transaction, Wasserstein & Co. engaged a number of outside advisors, including Avascent, Deloitte & Touche LLP, PricewaterhouseCoopers LLP and Marsh & McLennan Companies, which were engaged to conduct due diligence on the Company’s strategy and business, accounting and tax matters, benefits matters and insurance matters, respectively. Beginning in June, these advisors met with and had discussions with members of management and representatives of Needham & Company on multiple occasions in connection with their respective reviews.

Management continued to provide updates to the board regarding the due diligence process and the status of discussions with Wasserstein & Co., including written updates on June 6 and June 17, 2013.

On June 21, 2013, representatives of Wasserstein & Co. toured the Company’s European facilities in the Netherlands, accompanied by members of management and Needham & Company.

On July 8, 2013, the board held a meeting to review the status of the process. Members of management and representatives of Needham & Company and Kramer Levin participated in the meeting. At the meeting, the board discussed a request by Wasserstein & Co. to extend the exclusivity period to permit time for additional due diligence and to finalize the details of its financing. The board authorized management to extend the exclusivity period from July 14, 2013 to July 28, 2013.

On July 10, 2013, members of management and representatives of Needham & Company held meetings at Wasserstein & Co.’s headquarters with prospective debt financing sources, including Highbridge.

On July 11, 2013, representatives of Wasserstein & Co. and Highbridge met with members of management and representatives of Needham & Company to conduct due diligence and tour the Company’s facilities in Hauppauge, New York. On July 12, 2013, representatives of Wasserstein & Co. and Highbridge met with members of management and representatives of Needham & Company to tour the Company’s facilities in Laurel, Maryland.

Throughout July and August, representatives of Kramer Levin and Morris Nichols, on behalf of the Company, and Jones Day, on behalf of Wasserstein & Co., negotiated the definitive transaction agreement and related documents. Representatives of the Company, Kramer Levin and the parties’ other outside law firms that had been engaged to help with regulatory matters, including the Company’s FCC licenses, also participated in a number of teleconferences to discuss the requirements and process for regulatory approvals and transferring control over the FCC licenses.

On July 19, 2013, representatives of Wasserstein & Co. and Highbridge, members of management and representatives of Needham & Company met to review each industry segment and its associated revenue pipeline, as well as to review the Company’s financial performance for the first quarter of fiscal year 2014.

On July 23, 2013, a representative of Jones Day distributed to Kramer Levin a draft limited guaranty, which had previously been presented to Jones Day by Kramer Levin, and a draft of the equity commitment letter.

On July 24, 2013, management provided a written update to the board stating that Wasserstein & Co. had reaffirmed its proposal of $14.15 per share, informing the board that Wasserstein & Co. had requested a further extension to the exclusivity period that was set to expire on July 28, 2013 and summarizing the open issues on the transaction documents and the status of discussions generally.

On July 25, 2013, the board held a meeting to review the status of the process. Members of management and representatives of Needham & Company and Kramer Levin participated in the meeting. At the meeting, representatives of Needham & Company discussed delays in the merger negotiation process due to the inability of representatives of Wasserstein & Co. to speak with certain contracting parties under a small number of the Company’s classified contracts, the fact that Highbridge had not yet completed its due diligence process and the ongoing discussions relating to the process for various regulatory approvals. Representatives of Kramer Levin advised that they believed that the parties had made substantial progress toward resolving open issues on the transaction documents. The board authorized management to extend the exclusivity period to August 4, 2013 in order to permit the resolution of the foregoing. An extension letter was delivered on July 26, 2013.

On August 2, 2013, members of management and representatives of Wasserstein & Co. had a meeting regarding further due diligence. Later on August 2, 2013, management provided a written update to the board of directors describing the status of Wasserstein & Co.’s debt financing, informing the board that Highbridge had provided Wasserstein & Co. a draft debt commitment letter, updating the board on the due diligence process and the process for regulatory approvals and addressing open issues regarding the approach to the termination fee structure under the merger agreement. Upon authorization by the board, the Company granted an extension to the exclusivity period through August 6, 2013 in order to permit Wasserstein & Co. to finalize the terms of its financing and the process for obtaining regulatory approvals. An extension letter was provided on August 2, 2013.

On August 5, 2013, Wasserstein & Co. provided Needham & Company with a copy of the draft debt commitment letter.

On August 6, 2013, representatives of Wasserstein & Co. met with members of management and representatives of Needham & Company at Wasserstein & Co.’s offices in New York to conduct due diligence.

Also on August 6, 2013, the board held a meeting to review the status of the process. Members of management and representatives of Needham & Company and Kramer Levin participated in the meeting. At the meeting, members of management reported to the board that Wasserstein & Co. and Highbridge were nearing completion of their due diligence, that Wasserstein & Co. was close to finalizing the sources of its equity financing and that a draft of the debt commitment letter had been provided to the Company. Upon authorization by the board, the Company granted a further extension of exclusivity through August 12, 2013, in order to allow Wasserstein & Co. to finalize the terms of its debt financing. An extension letter was provided on August 6, 2013.

On August 12, 2013, management provided a written update to the board on the status of the discussions, including the debt commitment letter, equity commitment letter, limited guaranty, due diligence process and merger agreement termination fee structure. The board authorized management to extend the exclusivity period to August 16, 2013 in order to permit Wasserstein & Co to finalize the terms of its debt financing. An extension letter was provided on August 12, 2013.

On August 13, 2013, Highbridge and members of management had a discussion in which Highbridge received an update on the Company’s business. Representatives of Wasserstein & Co. and Needham & Company joined the discussion.

On August 15, 2013, Wasserstein & Co. delivered to the Company a revised draft of the debt commitment letter.

At various times throughout the course of Wasserstein & Co.’s negotiation of the debt commitment letter in August 2013, members of management engaged in discussions with representatives of Wasserstein & Co. and Highbridge relating to the key terms of the credit agreement contemplated by the debt commitment.

On August 16, 2013, the board held a meeting to review the process. Members of management, Needham & Company and Kramer Levin participated in the meeting. At the meeting, management reported that due diligence was complete except for certain confirmatory matters, that the equity commitment letter and the limited guaranty had been substantially completed and that the remaining issues on the debt commitment letter were being negotiated. Management provided a similar update on August 17, 2013 and, on August 19, 2013, notified the board of the expected process for final approval of the transaction, should the board ultimately determine to proceed with the potential transaction. Upon authorization by the board, the Company granted a further extension of exclusivity on August 16, 2013 through August 23, 2013 in order to allow Wasserstein & Co. to finalize the debt commitment letter and enter into the transaction.

On August 21, 2013, the board held a meeting to review the process. Members of management and representatives of Needham & Company and Kramer Levin participated in the meeting. Representatives of Needham & Company provided the board with an update on the status of the discussions and process with Wasserstein & Co. Representatives of Kramer Levin again reviewed the board’s fiduciary duties with the board and also reviewed the material terms and conditions of the then-current draft of the transaction documents, including the treatment of outstanding options, the representations and warranties related to FCC matters and classified contracts, the provisions relating to termination and the fees related thereto, the treatment of superior proposals, limitations related to the limited guaranty by an affiliate of Wasserstein & Co. and Wasserstein & Co.’s request to include a reimbursement at signing to cover its extensive due diligence costs incurred to date. Representatives of Kramer Levin reported that Wasserstein & Co. was willing to adjust certain termination fees in favor of the Company in exchange for the reimbursement of certain out-of-pocket expenses at signing. In addition, the representatives of Kramer Levin reviewed the proposed conditions to closing, including the requested Closing Condition Adjusted EBITDA test as well as the process and steps that would be required following the signing of a definitive agreement in order to successfully close the transaction. An extensive discussion followed.

On August 22, 2013, members of management and representatives of Needham & Company attended a diligence meeting at the offices of Wasserstein & Co. to discuss the remaining due diligence items with Wasserstein & Co. On August 23, 2013, members of management and representatives from Highbridge held a “bring-down” due diligence conference call, with representatives of Wasserstein & Co. and Needham & Company joining.

Also on August 23, 2013, members of management provided a written update to the board informing the board that management expected that the debt commitment letter would be finalized over the weekend and recommended that the board should convene a meeting for the evening of August 25, 2013 to consider the transaction. Management also advised that Needham & Company was finalizing its financial analysis of the potential transaction and would be prepared to review its financial analysis, if requested to do so, at the meeting during the evening of August 25, 2013.

On August 25, 2013, counsel for Wasserstein & Co. delivered to Kramer Levin signed equity and debt commitment letters. Thereafter, the board held a meeting to review the process. Members of management and representatives of Needham & Company and Kramer Levin participated in the meeting. Prior to the meeting, the directors had received copies of the draft merger agreement and a summary of the terms thereof, as well as presentation materials prepared by Needham & Company. Representatives of Needham & Company reviewed with the board the strategic alternatives process and Needham & Company’s financial analysis of the potential transaction. Thereafter, representatives of Needham & Company delivered its oral opinion, subsequently confirmed by Needham & Company to the Company in writing, to the effect that, as of August 25, 2013, and based upon and subject to the assumptions and other matters set forth in its written opinion, the $14.15 per share in cash to be paid to the holders of the outstanding shares of Globecomm common stock (other than Parent or any of its subsidiaries and other than holders of dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to those holders. Representatives of Kramer Levin then presented to the board an update on the material terms and conditions of the merger agreement and ancillary documents, including the circumstances in which the board could consider and respond to unsolicited acquisition proposals after the execution of the merger agreement and could terminate the merger agreement to enter into an alternative transaction, as well as the financing structure of the transaction and the inclusion of the Parent termination fee and specific performance remedies to provide a level of assurance that the merger would be completed. Representatives of Kramer Levin also reviewed again the board’s fiduciary duties with respect to the board’s consideration of the potential transaction. The board then considered and discussed various factors regarding the proposed merger, including the factors described below under the heading “— Reasons for the Merger; Recommendation of our Board of Directors” beginning on page 28 of this proxy statement.

After thorough review and consideration, including a review of the merits of the proposal, as compared to the merits and considerations relating to the Company’s future performance as a stand-alone entity, considering, among other things, the challenges facing the Company and the industry more generally, as described and discussed at prior meetings, the board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Company and its stockholders. The board then unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, resolved to recommend adoption of the merger agreement by the Globecomm stockholders and directed the merger agreement be submitted for consideration of adoption by the Globecomm stockholders at the special meeting of the stockholders.

During the evening of August 25, 2013, following the approval of the merger agreement by the board, the Company, Parent and Merger Sub executed and delivered the merger agreement.

Prior to the opening of the market on August 26, 2013, the Company issued a press release announcing the transaction.

Reasons for the Merger; Recommendation of our Board of Directors

The board of directors, acting with the advice and assistance of its independent legal and financial advisors, evaluated the merger proposal from Parent, including the terms and conditions of the merger agreement. At a meeting held on August 25, 2013, the board of directors (i) unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of Globecomm’s stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) resolved to recommend adoption of the merger agreement by the Globecomm stockholders and directed the merger agreement be submitted for consideration of adoption by the Globecomm stockholders at the special meeting of the stockholders.

In the course of reaching its determination, the board of directors considered the following substantive factors and potential benefits of the merger, each of which the board of directors believed supported its decision:

•

the review of Globecomm’s business, current and projected financial condition, annual earnings and earnings prospects, including the challenges expected for Globecomm in the face of government cutbacks and the withdrawal of U.S. armed forces from Afghanistan and Iraq;

•

the inherent uncertainty of attaining management’s internal financial projections, including those described in “Important Information about Globecomm — Projected Financial Information” set forth on page 93 of this proxy statement;

•

the fact that certain institutional stockholders representing a significant percentage of the outstanding share ownership of Globecomm were of the view that Globecomm should solicit offers from third parties interested in acquiring the Company;

•

the fact that the merger consideration is all cash, providing liquidity and allowing stockholders to immediately realize a certain and fair value for all shares of their Globecomm common stock upon the closing of the merger as compared to the uncertain future long-term value that might be realized if we stayed independent;

•

the fact that the closing price of Globecomm common stock was $10.60 per share on October 9, 2012 (the day on which Discovery Group filed an amendment to its Schedule 13D with the SEC following the close of the market that included a letter requesting that Globecomm’s board of directors solicit offers from parties interested in acquiring the Company), and $11.61 per share on January 14, 2013 (the day on which Globecomm announced, following the close of the market, that it had engaged Needham & Company to assist Globecomm in its review of strategic alternatives);

•

the fact that the purchase price was within the range of values in comparable transactions and represents, in the view of the board of directors, the best price reasonably attainable for Globecomm’s stockholders and a fair price based on a variety of valuation criteria;

•

the fact that the board of directors negotiated an increase in the merger consideration to $14.15 per share from Wasserstein & Co.’s May 10th indication of interest of $13.50 per share, as described in “— Background of the Merger;”

•

the risks and opportunities associated with the potential alternative to the merger of remaining a stand-alone public company and the assessment that no other alternatives were reasonably likely to create greater value for Globecomm’s stockholders;

•

the extensive and careful process conducted by Needham & Company in order to assess the Company’s strategic alternatives, including solicitations of interest from 118 potential buyers, including 57 strategic parties and 61 financial sponsors;

•

the opinion of Needham & Company, dated August 25, 2013, to the effect that, as of that date, and based upon and subject to the factors, limitations, qualifications and assumptions set forth therein, the $14.15 per share in cash to be paid to the holders of the outstanding shares of Globecomm common stock (other than Parent or any of its subsidiaries and other than holders of dissenting shares) pursuant to the merger agreement was fair, from a financial point of view, to those holders, as more fully described in “The Merger — Opinion of the Company’s Financial Advisor” beginning on page 32 of this proxy statement;

•

our ability, under certain circumstances, as described in “The Merger Agreement — No Solicitation by Globecomm” beginning on page 72 of this proxy statement, to provide information to, and participate in discussions or negotiations with, third parties regarding other acquisition proposals;

•

our ability, under certain circumstances, as described in “The Merger Agreement — Termination of the Merger Agreement” beginning on page 80 of this proxy statement, to terminate the merger agreement in order to adopt, approve, endorse or recommend a superior proposal, subject to paying a termination fee of $10,200,000 (equal to approximately 3% of the equity value of the transaction);

•

the view of the board of directors, after consulting with its legal and financial advisors, that the termination fee of $10,200,000 (equal to approximately 3% of the equity value of the transaction) to be paid by the Company if the merger agreement is terminated under certain circumstances is within the range provided in similar transactions and should not impede other takeover proposals;

•

the fact that Parent and Merger Sub had obtained committed debt and equity financing for the transaction, the obligation of Parent to use its reasonable best efforts to obtain the debt and equity financing and the fact that obtaining debt or equity financing was not a condition to closing the transactions contemplated by the merger agreement, as described in “The Merger Agreement — Financing” beginning on page 76 of this proxy statement;

•

the fact that Parent agreed to pay a termination fee to Globecomm in the amount of $15,600,000 if Globecomm or Parent terminates the merger agreement in certain instances, including if the merger is not consummated by the outside date and all conditions to Parent’s obligations have been satisfied or waived, as described in “The Merger Agreement — Termination Fees and Expenses” beginning on page 82 of this proxy statement;

•

the $15,600,000 limited guaranty from an affiliate of Wasserstein & Co., as described in “The Merger — Limited Guaranty” on page 43 of this proxy statement, in our favor with respect to certain obligations of each of the Parent and Merger Sub in certain circumstances as described in “The Merger Agreement — Termination Fees and Expenses” on page 82 of this proxy statement;

•

the fact that Globecomm’s legal and financial advisors were involved throughout the process and, together with management, updated the board of directors directly and regularly, which provided the board of directors with additional perspectives on the negotiations in addition to those of management; and

•

the availability of appraisal rights to the stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights as described in “The Merger Agreement — Appraisal Rights” beginning on page 86 of this proxy statement, which allow such holders to seek appraisal of the fair value of their stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the merger consideration.

Certain of the financial analyses presented by Needham & Company to the Globecomm board of directors were based upon financial projections prepared by our management based on various assumptions about the future performance of our business. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections. See “Important Information about Globecomm — Projected Financial Information” beginning on page 93 of this proxy statement.

The board of directors also considered the following risks and other potentially negative factors concerning the merger agreement and the merger:

•

the stockholders will not participate in any future earnings or growth of our business and will not benefit from any appreciation in our value, including any appreciation in value that could be realized as a result of improvements to our operations;

•

the risks and costs to us if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business and our relationships with customers;

•	the potential negative effect of the pending merger on Globecomm’s business and relationships with customers, vendors, business partners and employees;

•

the fact that Globecomm has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, whether or not the merger is consummated, including the requirement that we reimburse Parent for $2,000,000 of its and Merger Sub’s fees, expenses and costs incurred in connection with the merger agreement and the transactions contemplated thereby prior to August 25, 2013;

•	the fact that multiple government approvals are required makes the timing and outcome of the closing of the transactions contemplated by the merger agreement uncertain;

•	the fact that an all-cash transaction would be taxable to the stockholders that are U.S. persons for U.S. federal income tax purposes;

•

the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•

the risk that various provisions of the merger agreement, including the requirement that Globecomm must pay to Parent a termination fee of either $10,200,000 or, in one circumstance, $3,400,000 if the merger agreement is terminated under certain circumstances, including if we recommend that the stockholders vote for a competing superior proposal, may discourage other parties potentially interested in an acquisition of, or combination with, Globecomm from pursuing that opportunity;

•

the fact that the closing price of Globecomm common stock was $14.40 per share on August 23, 2013 (the last trading day prior to the public announcement of the execution of the merger agreement), which exceeded the $14.15 per share merger consideration;

•

the risk that Globecomm may not achieve the Closing Condition Adjusted EBITDA target, as defined in “The Merger Agreement — Conditions to the Completion of the Merger” on page 63 of this proxy statement, which is a condition to the closing of the transaction; and

•

the risk that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed, even if approved by our stockholders.

In addition, the board of directors was aware of and considered the interests that certain of our directors and executive officers have with respect to the merger that differ from, or are in addition to, their interests as stockholders of the Company, as described in “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 44 of this proxy statement. However, the board of directors believed that such different or additional benefits are attributable to services provided or to be provided by such officers and directors, are customary and/or determined on an arm’s-length basis and were not offered in contemplation of the merger.

The foregoing discussion summarizes the material factors considered by our board of directors in its consideration of the merger and is not intended to be exhaustive. It also contains statements which are forward looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Information” on page 52 of this proxy statement. In view of the wide variety of factors considered by our board of directors, and the complexity of these matters, our board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of our board of directors may have assigned different weights to various factors. Our board of directors approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

Our board of directors recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies and “FOR” the named executive officer merger-related compensation proposal.

Opinion of the Company’s Financial Advisor

We retained Needham & Company to act as financial advisor in connection with the merger and to render an opinion as to the fairness, from a financial point of view, to the holders of our common stock (other than Parent or any of its subsidiaries and other than holders of dissenting shares) of the consideration to be received by those holders in the merger pursuant to the merger agreement.

On August 25, 2013, Needham & Company delivered its oral opinion, which it subsequently confirmed in writing, to our board of directors that, as of that date and based upon and subject to the assumptions and other matters described in the opinion, the consideration of $14.15 per share of our common stock to be received by the holders of our common stock (other than Parent or any of its subsidiaries and other than holders of dissenting shares) pursuant to the merger agreement was fair to those holders from a financial point of view. Needham & Company provided its opinion for the information and assistance of our board of directors in connection with and for the purpose of the board’s evaluation of the transactions contemplated by the merger agreement. Needham & Company’s opinion relates only to the fairness, from a financial point of view, to the holders of our common stock (other than Parent or any of its subsidiaries and other than holders of dissenting shares) of the merger consideration, which was determined through arm’s length negotiations between us and Parent. While Needham & Company provided independent financial advice to our board of directors during the course of the negotiations between us and Parent, the decision to approve and recommend the merger was made independently by our board. Needham & Company’s opinion does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any stockholder of our company as to how that stockholder should vote or act on any matter relating to the merger.

The complete text of Needham & Company’s opinion, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on and scope of the review undertaken by Needham & Company, is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement. The summary of Needham & Company’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. We urge you to read this opinion carefully and in its entirety.

In arriving at its opinion, Needham & Company, among other things:

•	reviewed a draft of the merger agreement dated August 25, 2013;

•	reviewed certain publicly available information concerning us and certain other relevant financial and operating data of our company that we furnished to Needham & Company;

•	reviewed the historical stock prices and trading volumes of our common stock;

•	held discussions with members of our management concerning our current operations and future business prospects;

•	reviewed certain financial forecasts with respect to our company prepared by our management and held discussions with members of our management concerning those forecasts;

•	compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed relevant to similar data for our company;

•	reviewed the financial terms of certain other business combinations that Needham & Company deemed relevant; and

•	reviewed such other financial studies and analyses and considered such other matters as Needham & Company deemed appropriate.

In connection with its review and in arriving at its opinion, Needham & Company assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it for purposes of its opinion and did not independently verify, nor did Needham & Company assume responsibility for independent verification of, any of that information. Needham & Company assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. In addition, Needham & Company assumed that the merger would be consummated on the terms and subject to the conditions set forth in the draft merger agreement furnished to Needham & Company without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on our company. Needham & Company assumed that our financial forecasts provided to Needham & Company by our management were reasonably prepared on bases of and reflecting the best currently available estimates and judgments of our management, at the time of preparation, of our future operating and financial performance. Needham & Company expressed no opinion with respect to any of those forecasts or estimates or the assumptions on which they were based.

Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of our company, Parent or any of our or their respective subsidiaries, nor did Needham & Company evaluate the solvency or fair value of our company, Parent or any of our or their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Needham & Company’s opinion states that it was based on economic, monetary and market conditions as they existed and could be evaluated as of its date, and Needham & Company assumed no responsibility to update or revise its opinion based upon circumstances and events occurring after its date. Needham & Company’s opinion is limited to the fairness, from a financial point of view, to the holders of our common stock (other than Parent or any of its subsidiaries and other than holders of dissenting shares) of the merger consideration to be received by those holders pursuant to the merger agreement and Needham & Company expressed no opinion as to the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of our company, or as to our underlying business decision to engage in the merger or the relative merits of the merger as compared to other business strategies that might be available to us. In addition, Needham & Company expressed no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the merger, or any class of those persons, relative to the merger consideration to be received by the holders of our common stock pursuant to the merger agreement or with respect to the fairness of any such compensation.

We imposed no limitations on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion.

In preparing its opinion, Needham & Company performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by Needham & Company. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Needham & Company, the tables must be read together with the full text of each summary. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed on or prior to August 25, 2013 and is not necessarily indicative of current or future market conditions.

Selected Companies Analysis. Using publicly available information, Needham & Company compared selected historical and projected financial and market data ratios for the Company to the corresponding data and ratios of publicly traded companies that Needham & Company deemed relevant because they have lines of business that may be considered similar to certain of our lines of business. These companies, referred to as the selected companies, consisted of the following:

•	Comtech Telecommunications Corp.

•	Gilat Satellite Networks Ltd.

•	Kratos Defense & Security Solutions, Inc.

•	KVH Industries, Inc.

•	RRSat Global Communications Network Ltd.

The following table sets forth information concerning the following multiples for the selected companies and for the Company:

•	enterprise value as a multiple of last 12 months, or “LTM,” revenues;

•	enterprise value as a multiple of projected calendar year 2013 and 2014 revenues;

•	enterprise value as a multiple of adjusted LTM earnings before interest, taxes, depreciation and amortization, or “adjusted EBITDA;”

•	enterprise value as a multiple of projected calendar year 2013 and 2014 adjusted EBITDA;

•	price as a multiple of LTM non-GAAP earnings per share, or “non-GAAP EPS;”

•	price as a multiple of projected calendar year 2013 and 2014 non-GAAP EPS; and

•	price as a multiple of book value.

Needham & Company calculated multiples for the selected companies based on the closing stock prices of those companies on August 23, 2013 and calculated multiples for the Company based on the merger consideration of $14.15 per share of our common stock. All financial information excludes the impact of non-recurring items. Adjusted EBITDA amounts excluded the impact of stock-based compensation expense. Non-GAAP EPS amounts excluded non-recurring items, including M&A expenses and restructuring fees, but generally included expenses related to the impact of stock-based compensation and amortization of intangibles. our projected calendar year 2013 and 2014 multiples were calculated based on forecasts by our management.

	Selected Companies				Our Company Implied by Merger
	High	Low	Mean	Median
Enterprise value to LTM revenues	1.2x	0.5x	0.9x	0.9x	0.8x
Enterprise value to projected calendar year 2013 revenues	1.2x	0.5x	0.9x	0.9x	0.9x
Enterprise value to projected calendar year 2014 revenues	1.1x	0.5x	0.9x	0.8x	0.7x
Enterprise value to LTM adjusted EBITDA	9.4x	4.9x	7.0x	5.9x	7.0x
Enterprise value to projected calendar year 2013 adjusted EBITDA	11.1x	5.6x	8.0x	8.1x	7.3x
Enterprise value to projected calendar year 2014 adjusted EBITDA	8.6x	5.1x	7.4x	8.0x	5.1x
Price to LTM non-GAAP EPS	25.0x	16.5x	22.2x	24.9x	21.4x
Price to projected calendar year 2013 non-GAAP EPS	30.4x	16.5x	24.9x	26.4x	26.3x
Price to projected calendar year 2014 non-GAAP EPS	28.1x	14.6x	20.3x	19.4x	15.5x
Price to book value	1.9x	0.9x	1.4x	1.4x	1.4x

Selected Transaction Analysis. Needham & Company analyzed publicly available financial information for the following selected merger and acquisition transactions, which represent transactions completed since January 1, 2008 that involved target companies that were operating in similar businesses to our company or had SIC code classifications deemed similar to our business and with transaction enterprise values equal to or greater than $100 million and less than $2 billion:

Acquirer	Target
Avista Capital Holdings, L.P.	Telular Corporation
MacDonald, Dettwiler & Associates Ltd.	Space Systems/Loral, Inc.
Cobham plc	Thrane & Thrane A/S
Honeywell International Inc.	EMS Technologies, Inc.
Kratos Defense & Security Solutions, Inc.	Integral Systems, Inc.
EchoStar Corporation	Hughes Communications, Inc.
Inmarsat plc	Ship Equip International AS
Kratos Defense & Security Solutions, Inc.	Herley Industries, Inc.
Raytheon Company	Applied Signal Technology, Inc.
Veritas Capital LLC	CPI International, Inc.
Gilat Satellite Networks Ltd.	Wavestream Corp.
Harris Corporation	CapRock Holdings, Inc.
Inmarsat plc	Segovia, Inc.
Rockwell Collins, Inc.	DataPath, Inc.
Comtech Telecommunications Corp.	Radyne Corporation

In examining the selected transactions, Needham & Company analyzed, for the selected transactions and for the merger,

•	enterprise value as a multiple of LTM revenues; and

•	enterprise value as a multiple of LTM adjusted EBITDA.

Needham & Company calculated multiples for the Company based on the merger consideration of $14.15 per share.

The following table sets forth information concerning the multiples described above for the selected transactions and the same multiples implied by the merger:

	Selected Transactions				Implied by Merger
	High	Low	Mean	Median
Enterprise value to LTM revenues	2.8x	0.5x	1.7x	1.5x	0.8x
Enterprise value to LTM adjusted EBITDA	16.2x	5.7x	10.1x	9.7x	7.0x

Needham & Company also reviewed LTM gross margin and LTM adjusted EBITDA margins for the target companies in the selected transactions and noted that our LTM gross margin fell below the mean, median and low LTM gross margins for the target companies and that our LTM adjusted EBITDA margin fell below the mean and median LTM adjusted EBITDA margins for the target companies. The following table sets forth information concerning these margins.

	Selected Transactions				Globecomm
	High	Low	Mean	Median
LTM gross margin	52.3%	29.0%	34.8%	31.8%	23.9%
LTM adjusted EBITDA margin	27.6%	0.7%	15.9%	15.9%	12.0%

Stock Price Premium Analysis. Needham & Company analyzed publicly available financial information for 39 merger and acquisition transactions that represent all-cash transactions involving publicly traded technology, technology-enabled services and communications companies announced since January 1, 2010 and subsequently completed with transaction enterprise values of between $250 million and $750 million. In examining these transactions, Needham & Company analyzed the premium of consideration offered to the acquired company’s stock price one day, one week and one month prior to the announcement of the transaction.

Needham & Company calculated premiums for us based on the merger consideration and the closing prices of our common stock on the following dates:

•	August 23, 2013, the last trading day prior to the public announcement of the execution of the merger agreement;

•

January 14, 2013, the day on which Globecomm announced, following the close of the market, that it had engaged Needham & Company to act as our financial advisor to review potential strategic alternatives to enhance stockholder value; and

•

October 9, 2012, the day on which Discovery Group filed an amendment to its Schedule 13D with the SEC following the close of the market that included a letter requesting Globecomm’s board of directors solicit offers from parties interested in acquiring the Company.

The following table sets forth information concerning the stock price premiums in the selected transactions and the stock price premium implied by the merger:

	Announced Premium Paid
	1 Day	1 Week	1 Month
Selected Transactions:
High	74.3%	81.4%	125.6%
Mean	30.4%	31.5%	36.7%
Median	30.3%	30.3%	35.6%
Low	-2.0%	-3.8%	4.7%

Our company as of August 23, 2013	-1.7%	-1.3%	-2.6%
Our company as of January 14, 2013	21.9%
Our company as of October 9, 2012	33.5%

Discounted Cash Flow Analysis. Needham & Company performed illustrative discounted cash flow analyses to determine indicators of illustrative implied equity values for our company and illustrative implied equity values per share of our common stock based on our management’s forecasts. Needham & Company calculated a range of indications of the present value of unlevered free cash flows for us for the projected fiscal years 2014 through 2016 using discount rates ranging from 13.25% to 15.25%. Needham & Company then made calculations using two different methods.

In the first, the perpetuity method, Needham & Company calculated a range of illustrative terminal enterprise values as of the end of our fiscal 2016 by applying perpetual growth rates ranging from 2.0% to 6.0%. These illustrative terminal enterprise values were then discounted to calculate ranges of implied indications of present values using discount rates ranging from 13.25% to 15.25%. Needham & Company then added the ranges of the implied present values of our unlevered free cash flows for the projected periods to the ranges of implied present values of our terminal enterprise values to derive ranges of implied present enterprise values of our company. Needham & Company then added our cash and subtracted our debt to arrive at the ranges of implied present equity values. This analysis indicated an implied per share equity reference range for our company of $8.76 to $12.85, as compared to the merger consideration of $14.15 per share.

In the second, the exit multiple method, Needham & Company calculated a range of illustrative terminal enterprise values as of the end of our fiscal 2016 by applying multiples ranging from 6.0x to 8.0x to our management’s estimate of our 2016 adjusted EBITDA. These illustrative terminal enterprise values were then discounted to calculate ranges of implied indications of present values using discount rates ranging from 13.25% to 15.25%. Needham & Company then added the ranges of the implied present values of our unlevered free cash flows for the projected periods to the ranges of implied present values of our terminal enterprise values to derive ranges of implied present enterprise values of our company. Needham & Company then added our cash and subtracted our debt to arrive at the ranges of implied present equity values. This analysis indicated an implied per share equity reference range for our company of $14.07 to $17.89, as compared to the merger consideration of $14.15 per share.

No company, transaction or business used in the “Selected Company Analysis,” “Selected Transaction Analysis” or “Stock Price Premium Analysis” as a comparison is identical to us or to the merger, as applicable. Accordingly, an evaluation of the results of these analyses is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected companies or selected transactions or the business segment, company or transaction to which they are being compared.

The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham & Company believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion. Needham & Company did not attribute any specific weight to any factor or analysis considered by it. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, Needham & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our or Parent’s control. Any estimates contained in or underlying these analyses, including estimates of our future performance, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Needham & Company’s opinion and its related analyses were only one of many factors considered by our board of directors in their evaluation of the merger and should not be viewed as determinative of the views of our board of directors or management with respect to the merger consideration or the merger.

Under the terms of our engagement letter with Needham & Company, dated January 11, 2013, we have paid Needham & Company a fee of $250,000 for rendering its opinion and agreed to pay, upon the closing of the merger, a fee of 1.5% of the aggregate purchase price paid in the merger (approximately $5.1 million), against which the opinion fee would be credited. In addition, we have agreed to reimburse Needham & Company for certain of its out-of-pocket expenses and to indemnify Needham & Company and related persons against various liabilities, including certain liabilities under the federal securities laws.

Needham & Company is a nationally recognized investment banking firm. As part of its investment banking services, Needham & Company is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham & Company was retained by our board of directors to act as our financial advisor based on Needham & Company’s experience as a financial advisor in mergers and acquisitions as well as Needham & Company’s familiarity with us and our industry generally. Needham & Company has not in the past two years provided investment banking or financial advisory services to us, Parent or Merger Sub for which Needham & Company has received compensation. Needham & Company may in the future provide investment banking and financial advisory services to us, Parent or our or their respective affiliates unrelated to the merger, for which services Needham & Company would expect to receive compensation. In the normal course of its business, Needham & Company may actively trade our equity securities for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in those securities.

Certain Effects of the Merger

If the merger agreement is adopted by Globecomm’s stockholders and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into Globecomm, with Globecomm being the surviving corporation. As a result of the merger, Globecomm will become a wholly-owned indirect subsidiary of Parent, and Globecomm common stock will no longer be publicly traded. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The merger will become effective, which we refer to as the “effective time” of the merger, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Subject to the following sentence, upon the completion of the merger, each share of Globecomm common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive $14.15 in cash, without interest. The following shares of Globecomm common stock will not be converted into merger consideration:

•	shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under the DGCL;

•	shares held by the Company as treasury stock; and

•	shares owned by Parent or any subsidiary of either Globecomm or Parent.

In accordance with the terms of the merger agreement, each Globecomm stock option under any employee stock option or compensation plan or arrangement of the Company that is outstanding immediately prior to the completion of the merger, whether or not then exercisable or vested, will automatically be cancelled immediately prior to the completion of the merger, and, subject to applicable withholding taxes, the holder will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of Globecomm common stock subject to such Globecomm stock option, and (ii) the total number of shares of Globecomm common stock subject to such Globecomm stock option as in effect immediately prior to the completion of the merger, without interest and with the aggregate amount of such payment rounded down to the nearest cent.

Upon consummation of the merger, each Globecomm restricted share will, to the extent not already fully vested, vest, and each holder of such Globecomm restricted share will be entitled to receive the merger consideration for each Globecomm restricted share, without interest and less any applicable withholding taxes.

Upon consummation of the merger, each award of a right entitling the holder thereof to shares of Globecomm common stock or cash equal to or based on the value of Globecomm common stock (other than Globecomm common stock options and Globecomm restricted shares) that is outstanding immediately prior to the completion of the merger will automatically be cancelled by virtue of the merger, and the holder will be entitled to receive the merger consideration for each such right.

Effects on the Company if the Merger is Not Completed

If the merger agreement is not adopted by Globecomm’s stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the merger. Instead, Globecomm will remain an independent public company and the Globecomm common stock will continue to be quoted and traded on NASDAQ. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Globecomm stockholders will continue to be subject to the same risks and opportunities as they currently are. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Globecomm shares. Under specified circumstances, Globecomm may be required to pay Parent a termination fee of either $10,200,000 or $3,400,000, or Parent may be required to pay Globecomm a Parent termination fee of $15,600,000, in each case as described in “The Merger Agreement — Termination Fees and Expenses” beginning on page 82 of this proxy statement.

From time to time, our board of directors will evaluate and review, among other things, the business, operations, properties, dividend policy and capitalization of Globecomm and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger agreement is not adopted by Globecomm’s stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Globecomm will be offered or that the business, prospects or results of operations of Globecomm will not be adversely impacted.

Delisting and Deregistration of Globecomm Common Stock

Globecomm common stock is currently registered under the Exchange Act and is quoted and traded on NASDAQ under the symbol “GCOM.” As a result of the merger, Globecomm will be a privately held corporation, and there will be no public market for its common stock. After the merger, the Globecomm common stock will cease to be quoted and traded on NASDAQ, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the Globecomm common stock under the Exchange Act will be terminated, and we will no longer file periodic reports with the SEC on account of our common stock.

Regulatory Approvals

FCC Approval

Under the Communications Act of 1934, as amended, which we refer to as the “Communications Act,” as a condition to, and before the completion of, the transaction, the FCC must approve the transfer of control of certain of Globecomm’s licenses and authorizations in connection with the transactions contemplated by the merger agreement. In connection with such approval, the FCC must determine whether Parent is qualified to control Globecomm’s licenses and authorizations and whether the transfer of control of such licenses is consistent with the public interest, convenience and necessity. In order to obtain FCC approval, we are required to file applications for FCC consent to the transfer of control of the FCC licenses in connection with the merger. The requisite FCC applications were filed on September 12, 2013. While we believe that FCC approval will ultimately be obtained, this approval is not assured.

U.S. Antitrust Requirements

Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until Globecomm and Parent file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. Globecomm and Parent filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on September 18, 2013.

Although Globecomm expects that the merger can be effected in compliance with federal and state antitrust laws, it cannot be certain that the merger will not be challenged by a governmental authority or private party on antitrust grounds. At any time before or after completion of the merger, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Globecomm or Parent. At any time before or after the completion of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Globecomm or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

When we use the term “antitrust laws” in this proxy statement, we are referring to the Sherman Antitrust Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other Federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Committee on Foreign Investment in the United States

Under the Exon-Florio Amendment to the Defense Production Act of 1950, the President of the United States has the authority to review and, where necessary, suspend or prohibit any foreign acquisition, merger or takeover of companies engaged in U.S. interstate commerce or determined to threaten U.S. national security. By executive order, the President has delegated his investigatory powers under the Exon-Florio Amendment to CFIUS, an interagency committee chaired by the U.S. Treasury Department. In general, CFIUS review of a covered transaction occurs in an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. At the close of its review or investigation, CFIUS may decline to take any action relative to the covered transaction, may impose mitigation terms to resolve any national security concerns with the covered transaction or may send a report to the President recommending that the transaction be suspended or prohibited or providing notice to the President that CFIUS cannot agree on a recommendation relative to the covered transaction. The President has 15 days under the Defense Production Act to act on the Committee’s report.

If requested by CFIUS, we will file, with Parent, a joint voluntary notice with CFIUS, seeking confirmation that the transaction contemplated by the business combination agreement does not threaten national security. We cannot assure you that CFIUS will not request that the Company and Parent file a joint voluntary notice or, if a notice is filed, that the Company and Parent will receive CFIUS approval.

Other U.S. Regulatory Filings

We engage in several business areas that are regulated by the U.S. Government on national security grounds. In particular, we are registered with the U.S. State Department as a manufacturer of items that are controlled under ITAR. In addition, we have been granted a facility security clearance that is regulated by the U.S. Department of Defense in accordance with the requirements of NISPOM. In connection with the transfer of control of Globecomm to Parent, we will make any required notices and other filings and satisfy any other requirements necessary to comply with ITAR or NISPOM.

Financing of the Merger

Parent and Merger Sub have secured committed financing consisting of a combination of equity to be provided by Wasserstein & Co. and certain of its affiliates and other co-investors and debt financing from Highbridge and certain of its affiliates, the aggregate proceeds of which, together with the available cash held by Globecomm, will be sufficient for Parent and Merger Sub to:

•	pay our stockholders the amounts due under the merger agreement;

•	make payments in respect of Globecomm stock options, Globecomm restricted shares and other Globecomm equity-based rights pursuant to the merger agreement;

•	repay and discharge all principal amounts outstanding pursuant to the existing credit agreement; and

•

pay all fees and expenses payable by Parent and Merger Sub under the merger agreement and Merger Sub’s agreements with its lenders (and related transactions), other than fees and expenses already reimbursed via the Parent reimbursement amount.

Equity Financing

In connection with the execution and delivery of the merger agreement, Parent has entered into the equity financing commitment, providing for equity financing of up to $84,500,000, with an affiliate of Wasserstein & Co. solely for the purpose of allowing Parent to fund a portion of the merger consideration required pursuant to the merger agreement and the fees and expenses incurred by Parent related to the transactions contemplated by the merger agreement.

The obligation to fund or cause the funding of the equity financing commitment is subject to (i) the execution and delivery of the merger agreement by Globecomm, (ii) the satisfaction or waiver of each of the conditions to Parent’s and Merger Sub’s obligations to consummate the merger (other than those conditions that, by their nature, are to be satisfied at the closing, but subject to their satisfaction at the closing), and (iii) the debt financing commitment being funded on the closing date of the merger, subject only to the consummation of the transactions contemplated by the equity financing commitment. Globecomm is a third-party beneficiary to the equity financing commitment for the limited purpose of permitting us to seek, under certain circumstances, specific performance to cause the equity financing to be funded in accordance with the terms of the equity financing commitment and the merger agreement.

Debt Financing

In connection with the execution and delivery of the merger agreement, Parent received a debt financing commitment of up to $235,000,000 in total aggregate amount from Highbridge, on behalf of its affiliates, acting as the sole administrative agent, consisting of (i) a senior secured term loan of up to $205,000,000 and (ii) a $30,000,000 senior secured revolving credit facility (revolver borrowings are not expected to be made on the closing of the merger unless necessary to cash collateralize outstanding letters of credit). The senior secured term loan may be reduced by $1.00 for every $0.75 by which the equity financing commitment is increased up to a maximum reduction of $20,000,000 in Borrower’s (as defined below) sole discretion. The revolving credit facility and the term loan will each mature five years from the closing date of the merger. Merger Sub and/or Globecomm and, following the merger, the surviving corporation will be the borrower under the senior secured facility, which we refer to as “Borrower.” The proceeds of borrowings under the senior secured term loan will be used to finance, in part, the payment of the amounts payable under the merger agreement and the payment of fees and expenses incurred in connection with the merger and other general corporate purposes. After the initial funding date, borrowings under the revolving credit facility may be used for working capital and general corporate purposes.

The closing of the debt financing is conditioned on customary conditions, including, but not limited to:

•	receipt by Parent of equity contributions of at least $84,500,000 in the aggregate immediately prior to or concurrently with the funding of the debt financing;

•

the completion of the merger pursuant to the merger agreement, substantially concurrently with the funding of the senior term loan, and the merger agreement having not been amended, supplemented, modified or waived, in each case, in a manner materially adverse to the lenders, unless consented to by Highbridge;

•	receipt by Highbridge of a duly executed customary payoff letter from Citibank, N.A.;

•	the completion of actions, filings and deliverables necessary to perfect security interests in certain of the collateral, described below;

•	delivery of true and complete funds flow memorandum describing sources and uses of funds for the merger;

•	the delivery of customary legal opinions, certificates, solvency certificates and other customary closing documents;

•

Globecomm’s Closing Condition Adjusted EBITDA, as defined in “The Merger Agreement — Conditions to the Completion of the Merger” on page 63 of this proxy statement, for the most recent 12-calendar months ending 30 days or more prior to the closing of the merger (or, if the final month in such 12-calendar month period is September, 45 days) shall have met or exceeded $32,000,000 until and including the 12-month period ending November 30, 2013;

•	there not having occurred a Material Adverse Effect, as defined in “The Merger Agreement — Definition of Material Adverse Effect” beginning on page 68 of this proxy statement, since August 25, 2013;

•

certain representations made by or with respect to Globecomm and its subsidiaries in the merger agreement and additional specified representations to enter into the facilities documentation being accurate; and

•	the payment of all fees and expenses then due and payable pursuant to commitment and fee letters in connection with the debt financing being paid.

Under the merger agreement, Parent and Merger Sub may replace or amend the debt financing commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities or otherwise so long as the terms would not adversely impact the ability of Parent and the Merger Sub to timely consummate the merger or the likelihood of the completion of the merger and related transactions. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described above is not available as anticipated or otherwise. The documentation governing the senior secured facility has not been finalized and, accordingly, its actual terms may differ from those described in this proxy statement. The debt financing commitment provides that Parent and Merger Sub may not engage in discussions with any other potential financing sources unless the debt financing commitment is terminated (i) by Highbridge upon notice of termination due to material breach by Merger Sub (other than with respect to its indemnity, confidentiality or exclusivity obligations) or (ii) by Merger Sub if Highbridge breaches its material obligations under the debt financing commitment or the definitive loan documents or if Highbridge refuses to waive a closing condition if the parties to the merger seek to consummate the merger.

Limited Guaranty

Concurrently with the execution of the merger agreement, Parent delivered to Globecomm a limited guaranty of up to $15,600,000 by an affiliate of Wasserstein & Co., pursuant to which the guarantor agreed to guarantee the payment of Parent’s termination fee, subject to the limitations set forth in the merger agreement as described in “The Merger Agreement — Termination Fee Payable by Parent” on page 83 of this proxy statement, or to pay certain reimbursement and other obligations of Parent or Merger Sub under the merger agreement, provided that in no event will the guarantor’s aggregate liability under the limited guaranty exceed $15,600,000. We refer to the payment of the Parent’s termination fee and the monetary damages in the immediately preceding sentence collectively as the “guaranteed obligations.”

The limited guaranty will remain in full force and effect until the earlier of (i) the effective time of the merger, (ii) the valid termination of the merger agreement under circumstances in which none of the guaranteed obligations are payable, (iii) the payment of Parent’s termination fee or an amount equal to $15,600,000, and (iv) subject to certain exceptions and limitations, the 150-day anniversary following termination of the merger agreement unless, prior to the 150-day anniversary, (a) Globecomm delivered written notice to the guarantor with respect to any of guarantor’s obligations in accordance with the limited guaranty or (b) Globecomm commenced a suit, action or other proceeding alleging that the obligations of the guarantor under the limited guaranty are due and payable.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of our board of directors, Globecomm’s stockholders should be aware that certain of Globecomm’s directors and executive officers have interests in the transaction that are different from, and/or in addition to, the interests of Globecomm’s stockholders generally and that may create potential conflicts of interest. Our board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching their decisions to approve the merger agreement and to recommend that our stockholders vote in favor of adopting the merger agreement.

Set forth below are descriptions of the interests of directors and executive officers, including interests in equity or equity-based awards, and other compensation and benefit arrangements. Certain named executive officers participate in change in control severance arrangements, which are described in the next section, “— Golden Parachute Compensation.” The dates used in the discussions below to quantify certain of these interests have been selected for illustrative purposes only, and they do not necessarily reflect the dates on which certain events will occur.

Treatment of Stock Options and Restricted Shares and Other Equity-Based Rights

In accordance with the terms of the merger agreement, each Globecomm stock option under any employee stock option or compensation plan or arrangement of the Company that is outstanding immediately prior to the completion of the merger, whether or not then exercisable or vested, will automatically be cancelled immediately prior to the completion of the merger, and, subject to applicable withholding taxes, the holder will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of Globecomm common stock subject to such Globecomm stock option, and (ii) the total number of shares of Globecomm common stock subject to such Globecomm stock option as in effect immediately prior to the completion of the merger, without interest and with the aggregate amount of such payment rounded down to the nearest cent.

Upon consummation of the merger, each Globecomm restricted share will, to the extent not already fully vested, vest, and each holder of such Globecomm restricted share will be entitled to receive the merger consideration for each Globecomm restricted share, without interest and less any applicable withholding taxes.

Upon consummation of the merger, each award of a right entitling the holder thereof to shares of Globecomm common stock or cash equal to or based on the value of Globecomm common stock (other than Globecomm common stock options and Globecomm restricted shares) that is outstanding immediately prior to the completion of the merger will automatically be cancelled by virtue of the merger, and the holder will be entitled to receive the merger consideration for each such right.

The table below sets forth, as of September 24, 2013, the consideration expected to be received by each of our directors and executive officers in connection with the treatment of stock options and restricted shares, assuming continued employment through the completion of the merger:

Name	Estimated Cash to be Received in Respect of Options to Purchase Globecomm Common Stock	Estimated Cash to be Received in Respect of Restricted Stock in the Merger	Estimated Total Resulting Consideration
Outside Directors:
A. Robert Towbin	$218,300	$63,208	$281,508
C.J. Waylan	218,300	63,208	281,508
Harry L. Hutcherson, Jr.	218,300	63,208	281,508
Brian T. Maloney	244,844	63,208	308,052
Jack A. Shaw	129,100	63,208	192,308
Richard E. Caruso	3,800	49,058	52,858

Employee Directors:
David E. Hershberg	$95,500	$882,019	$977,519
Keith A. Hall	23,654	613,169	636,823

Executive Officers:
Andrew C. Melfi	$—	$353,750	$353,750
Thomas C. Coyle	—	212,264	212,264
Andrew Silberstein	46,750	231,119	277,869
Total of all directors and executive officers as a group	$1,198,548	$2,657,419	$3,855,967

Globecomm Director Compensation Arrangements and Other Interests

As of September 24, 2013, our non-employee directors held an aggregate of 21,590 shares of Globecomm common stock. These directors will receive an aggregate cash payment in respect of their beneficially owned shares of Globecomm common stock in the amount of $305,499.

The members of our board of directors (excluding David E. Hershberg and Keith A. Hall) are independent of and have no economic interest or expectancy of an economic interest in Parent or its affiliates. We expect that, prior to the completion of the merger, some or all of Globecomm’s executive officers may discuss or enter into agreements, arrangements or understandings with Parent or Merger Sub or any of their respective affiliates regarding their continuing employment with the surviving corporation or one or more of its affiliates. However, the merger is not conditioned on any such executive officers entering into any such agreements, arrangements or understandings. See “The Merger Agreement — Employee Matters” beginning on page 80 of this proxy statement for a summary of Parent’s obligations to Globecomm’s employees following the completion of the merger.

Each of the independent directors received remuneration based on the following:

•

Retainer per director for service on the Board of Directors: $40,000 per year (each director also receives a payment of $1,500 or $750 for each in-person or telephonic meeting, respectively, which is held in addition to the scheduled quarterly meetings of the Board of Directors);

•	Audit Committee member: $10,000 per year;

•	Audit Committee Chairperson: $18,000 per year;

•	Compensation Committee member: $4,000 per year;

•	Compensation Committee Chairperson: $6,000 per year;

•	Nominating and Corporate Governance Committee member: $3,000 per year;

•	Nominating and Corporate Governance Committee Chairperson: $6,000 per year;

•	Strategy Committee member: $3,000 per year; and

•	Strategy Committee Chairperson: $6,000 per year.

Directors on the Nominating and Corporate Governance Committee and Strategy Committee, all of whom are independent, and who attend independent directors meetings also receive a payment of $1,500 or $750 for each in-person or telephonic meeting, respectively, which is not held at the scheduled quarterly meetings of the board of directors. These independent directors are also reimbursed for certain expenses incurred in connection with attendance at meetings of the board of directors. Directors who are also employees of the Company do not receive any compensation for their service as directors.

Through June 30, 2013, the members of our board of directors earned fees in connection with the performance of their duties as members of the board of directors for the fiscal year ended June 30, 2013, in the aggregate amount of $397,500 as follows:

Director	Amount of Fees
Richard E. Caruso	$68,750
Harry L. Hutcherson, Jr.	$71,500
Brian T. Maloney	$73,500
Jack A. Shaw	$59,750
A. Robert Towbin	$48,250
C.J. Waylan	$75,750

Indemnification and Insurance

Parent has agreed to cause the surviving corporation to indemnify each of our present and former directors and executive officers against all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of, relating to or in connection with any act or omission in their capacity as an officer or director occurring on or before the closing date of the merger.

The merger agreement requires that following the closing date of the merger the surviving corporation maintain directors’ and officers’ liability insurance policies with terms, conditions, retentions and limits of liability that are no less favorable than the Company’s existing policies as of August 25, 2013, and with a claims period of at least six years from the closing date of the merger for claims arising from facts or events that occurred on or prior to the closing date. Under the merger agreement, Globecomm may obtain a six-year prepaid “tail policy” in lieu of such continued coverage. If the total aggregate amount payable for such “tail” insurance policy exceeds 300% of our current annual premium, Globecomm may obtain a substantially similar policy with the greatest coverage available for a cost not exceeding 300% of the current annual premium paid by us.

Golden Parachute Compensation

Globecomm entered into employment agreements (the “executive agreements”) with Messrs. Hershberg in October 2001 (and amended in January 2009 and September 2013), Melfi in October 2001 (and amended in January 2009), Hall in June 2008 (replaced by a new agreement in July 2009), Coyle in June 2008 (and amended in January 2009) and Silberstein in June 2011, whom we refer to collectively as the “named executive officers.” The executive agreements continue from year to year, unless terminated earlier by either party by written notice of termination given to the other party. Each executive agreement entitles the relevant named executive officer to all employee benefits generally made available to executive officers.

The following discusses the benefits available to a named executive officer in the event of a change in control, including as a result of the merger.

As a result of the merger, named executive officers will receive cash in respect of certain equity awards. Pursuant to the Globecomm Systems Inc. 1997 Stock Incentive Plan and the 2006 Stock Incentive Plan, all outstanding Globecomm stock options, Globecomm restricted shares and each award of a right entitling the holder thereof to shares of Globecomm common stock or cash equal to or based on the value of Globecomm common stock will become fully vested immediately prior to the completion of the merger and such holder will be entitled to receive merger consideration as described above under the heading “— Treatment of Stock Options and Restricted Shares and Other Equity-Based Rights” above.

Pursuant to the executive agreements, if a named executive officer does not provide the Company notice of resignation or non-renewal at any time during the year following a change in control and remains employed by the Company through the first anniversary of a change in control, he would be paid a one-time bonus payment equal to 50% of his annual base salary during the immediately preceding calendar year (the “retention bonus”).

The executive agreements provide for severance payments and benefits if, within one year after a change in control, a named executive officer is terminated other than for cause or gives notice of his resignation for good reason. A named executive officer may give notice of his resignation for good reason due to either a material reduction in his duties or responsibilities or a change in his reporting relationship, but if the Company gives such individual written notice, at any time up to 10 days after it receives such individual’s written resignation notice and requests that he continue his employment until a date no later than the first anniversary of the change in control, then the named executive officer will receive severance payments and benefits only if he continues his employment until that date.

The salary component of severance is payable in the form of salary continuation for a severance period equivalent to three years for each of Messrs. Hershberg, Melfi and Hall; two years for Mr. Coyle; and one year for Mr. Silberstein. Each of the executive agreements contains a non-compete, non-solicitation, non-disparagement and confidentiality agreement.

In the event the Company gives notice of election not to extend the initial term or any renewal term of the executive agreements with any of Messrs. Hershberg, Hall or Melfi, the named executive officer would be entitled to three years of severance payments and benefits.

If the payments to a named executive officer (including the value of accelerated vesting of stock options, restricted stock and/or other rights in respect of Globecomm common stock) in connection with a change in control exceed three times the individual’s five-year average compensation from the Company, the portion of the payments that exceeds the individual’s average compensation will be subject to a 20% federal excise tax. The executive agreements provide that the severance payments and the retention bonus will be reduced to the extent necessary to prevent the imposition of the excise tax, unless the named executive officer would retain a greater net payment by receiving the full amount and paying the excise tax. The amount of compensation that is subject to the excise tax would not be deductible for federal tax purposes by the Company.

The table below presents each of the individual elements of compensation that the named executive officers would receive based on or otherwise related to the merger and the total for each executive officer.

Named Executive Officer	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total
David E. Hershberg	$1,725,000	$977,519	$217,342	$2,919,861
Keith A. Hall	1,275,000	636,823	149,657	2,061,480
Andrew C. Melfi	1,110,000	353,750	147,370	1,611,120
Thomas C. Coyle	620,000	212,264	105,479	937,743
Andrew Silberstein	275,000	277,869	33,743	586,612

(1)

The amounts in this column represent the cash salary portion of severance payments pursuant to the executive agreements with each of the named executive officers. The salary component of severance is payable in the form of salary continuation for a severance period equivalent to three years for Messrs. Hershberg, Melfi and Hall; two years for Mr. Coyle; and one year for Mr. Silberstein. Each of the executive agreements contains a non-compete, non-solicitation, non-disparagement and confidentiality agreement.

(2)

All equity acceleration occurs on a “single-trigger” basis (without the necessity for any termination of employment). These amounts represent cash payments in respect of the cancellation of options and acceleration of restricted shares, as set forth in the table below:

Named Executive Officer	Cancellation of Options	Acceleration of Restricted Shares	Equity
David E. Hershberg	$95,500	$882,019	$977,519
Keith A. Hall	23,654	613,169	636,823
Andrew C. Melfi	—	353,750	353,750
Thomas C. Coyle	—	212,264	212,264
Andrew Silberstein	46,750	231,119	277,869

All currently outstanding options are fully vested for each named executive officer. The value of the cancelled options was determined by multiplying the number of cancelled options by the merger consideration less the exercise price per share. The value of restricted shares was determined by multiplying the number of shares of restricted stock by the merger consideration.

(3)

The amounts in this column represent amounts the named executive officers would receive upon termination of employment without cause or for good reason in connection with a change in control, within one year after a change in control (double-trigger payments), pursuant to the executive agreements summarized above, indicating (i) the aggregate amounts of medical and dental continuation coverage, based on the Company’s current rates, (ii) the aggregate amounts the named executive officers would receive upon termination of employment without cause or for good reason in conjunction with a change in control for (a) the automobile allowance, (b) the non-elective deferral employer contribution made under the Company’s 401(k) plan for the last fiscal year of the Company prior to the termination of employment, (c) the estimated cost to converting the group term life insurance coverage to an individual policy, (d) the annual professional service allowance, which would be for Mr. Hershberg only, and (e) the aggregate amount of the vacation payout, as set forth in the table below:

Named Executive Officer	Medical and Dental Continuation Coverage	Automobile Allowance	Non-Elective Deferral Employer Contribution Made Under 401(k) Plan	Estimated Cost to Converting the Group Term Life Insurance Coverage	Professional Service Allowance	Vacation Payout	Perquisites/ Benefits
David E. Hershberg	$72,000	$36,000	$11,250	$49,457	$7,500	$41,135	$217,342
Keith A. Hall	76,250	27,000	11,250	1,860	—	33,297	149,657
Andrew C. Melfi	74,738	27,000	11,250	7,500	—	26,882	147,370
Thomas C. Coyle	48,000	12,000	7,500	7,730	—	30,249	105,479
Andrew Silberstein	25,417	6,000	—	1,385	—	941	33,743

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Globecomm common stock whose shares will be exchanged for cash in the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that U.S. holders of Globecomm common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder of Globecomm common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and owners, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, holders who are not U.S. holders, U.S. expatriates, holders who acquired their Globecomm common stock through the exercise of options or otherwise as compensation, holders who hold their Globecomm common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who exercise appraisal rights or the receipt of cash in connection with the treatment of holders of stock options, restricted stock or other matters related to equity compensation or benefit plans. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a U.S. holder, nor does it address any tax consequences arising under the 3.8% unearned income Medicare contribution tax.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to U.S. holders of Globecomm common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Globecomm common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Globecomm common stock, you should consult your own tax advisor regarding the tax consequences of the merger.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Globecomm common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Globecomm common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

Treatment of the Merger

The conversion of shares of Globecomm common stock into cash pursuant to the merger will be a taxable transaction in part for U.S. federal income tax purposes.

A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally taxed at a maximum rate of 20% under current law. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Globecomm common stock at different times or different prices, such U.S. holder must generally determine its tax basis, holding period and gain or loss separately with respect to each block of Globecomm common stock.

Information Reporting and Backup Withholding

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Internal Revenue Service Form W-9 or substitute form included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. U.S. holders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

Certain Relationships Between Parent and Globecomm

There are no material relationships between Parent and Merger Sub or any of their respective affiliates, on the one hand, and Globecomm or any of its affiliates, on the other hand, other than in respect of the merger agreement and those arrangements described above under “— Background of the Merger” and “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on pages 21 and 44 of this proxy statement, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Globecomm to pay a termination fee;

•	the failure to receive, on a timely basis or otherwise, the required approvals by Globecomm stockholders and government or regulatory agencies with regard to the merger agreement;

•	the risk that a closing condition to the merger agreement may not be satisfied;

•	Globecomm’s and Parent’s ability to complete the proposed merger on a timely basis or at all;

•	the failure of Parent to obtain the necessary financing in connection with the merger agreement;

•	the risks that Globecomm’s business may suffer as a result of uncertainties surrounding the merger;

•	the ability of Globecomm to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the consummation of the merger;

•	the diversion of management’s attention from ongoing business concerns;

•	limitations placed on Globecomm’s ability to operate its business under the merger agreement;

•	the possibility that costs related to the merger will be greater than expected;

•	the effect of the announcement or pendency of the merger on our business relationships, operating results and business generally;

•	the risk that our stock price may decline significantly if the merger is not completed;

•	the outcome of any legal proceedings that have been or may be instituted against Globecomm or others relating to the merger agreement or the merger; and

•	the risk that the industry may be subject to future regulatory or legislative actions and other risks that are described in SEC reports filed or furnished by Globecomm.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Part I, Item 1A in our Fiscal 2013 Form 10-K. We caution you that reliance on any forward-looking statement involves risks and uncertainties. Although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances, except as required by law.

THE PARTIES TO THE MERGER

Globecomm Systems Inc.

Globecomm is a leading provider of satellite-based communications infrastructure solutions and services on a global basis offering a comprehensive suite of design, engineering, installation and integration solutions, managed network services and lifecycle support services. Employing our expertise in emerging communication technologies, including satellite and other transport mediums, we are able to offer a comprehensive suite of system integration, system products and network services enabling a complete end-to-end solution for our customers. We believe our integrated approach of in-house design and engineering expertise combined with a world-class global network and our 24/7 network operating centers provide us a unique competitive advantage. We focus this value proposition in selective vertical markets, including government, wireless, media, enterprise and maritime.

Globecomm was incorporated in August 1994 and its principal executive offices are located at 45 Oser Avenue, Hauppauge, New York 11788. Globecomm’s website is located at http://www.globecomm.com and our telephone number is (631) 231-9800. Additional information regarding Globecomm is contained in our filings with the SEC. See “Where You Can Find More Information” on page 105 of this proxy statement.

Wasserstein Cosmos Co-Invest, L.P.

Parent is a newly formed Delaware limited partnership that was formed by Wasserstein & Co. solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent has not engaged in any business except for activities incident to its formation and in connection with the transactions contemplated by the merger agreement. Wasserstein & Co. is the general partner of Parent. The principal office address of Parent is c/o Wasserstein & Co., LP, 1301 Avenue of the Americas, 41st Floor New York, New York 10019. Its telephone number is (212) 702-5600.

Cosmos Acquisition Corp.

Merger Sub is a newly formed Delaware corporation and an indirect wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business except for activities incident to its incorporation and in connection with the transactions contemplated by the merger agreement. Upon the consummation of the proposed merger, Merger Sub will cease to exist and Globecomm will continue as the surviving corporation and an indirect wholly owned subsidiary of Parent. The principal office address of Merger Sub is c/o Wasserstein & Co., LP, 1301 Avenue of the Americas, 41st Floor, New York, New York 10019. Its telephone number is (212) 702-5600.

THE SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors in connection with the special meeting of our stockholders relating to the merger.

Date, Time and Place of the Special Meeting

We will hold the special meeting at Globecomm’s principal executive offices at 45 Oser Avenue, Hauppauge, New York 11788, at 10:00 a.m., local time, on [—], 2013.

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock to:

•	adopt the merger agreement;

•	if there are not sufficient votes in favor of adoption of the merger agreement, adjourn the special meeting to a later date to solicit additional proxies; and

•	approve, by non-binding, advisory vote, compensation that may or will become payable by Globecomm to its named executive officers that is based on or otherwise relates to the merger.

The votes on the proposals to approve the adjournment of the special meeting, if there are not sufficient votes in favor of the adoption of the merger agreement, and to approve, by non-binding, advisory vote, compensation that may or will become payable by Globecomm to its named executive officers in connection with the merger are separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, a stockholder may vote in favor of the proposal to approve the adjournment of the special meeting or approve, by non-binding, advisory vote, the specified compensation and vote not to adopt the merger agreement (and vice versa).

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on [—], 2013, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, [—] shares of our common stock were issued and outstanding and held by approximately [—] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement, the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and the proposal relating to the named executive officer merger-related compensation.

A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if a majority of the issued and outstanding shares of our common stock entitled to vote on the record date are present, in person or represented by proxy. As a result, [—] shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions will be counted as shares present.

Vote Required

The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon. Adoption of the merger agreement is a condition to the closing of the merger.

Approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and of the proposal to approve, on a non-binding advisory basis, the compensation that may or will be paid to Globecomm’s named executive officers in connection with the merger, each requires the affirmative vote of a majority of the Globecomm common stock present, in person or represented by proxy, at the special meeting.

Voting by Globecomm’s Directors and Executive Officers

As of [—], 2013, the record date, the directors and executive officers of Globecomm and their affiliates held and are entitled to vote, in the aggregate, [—] shares of Globecomm common stock, representing approximately [—]% of the outstanding Globecomm common stock. The directors and executive officers have informed Globecomm that they currently intend to vote all of these shares of Globecomm common stock “FOR” the adoption of the merger agreement, “FOR” the adjournment proposal and “FOR” the named executive officer merger-related compensation proposal. If our directors and executive officers and their affiliates vote their shares in favor of adopting the merger agreement, [—]% of the outstanding shares of Globecomm common stock as of the record date will have voted for the proposal to adopt the merger agreement. This means that additional holders of approximately [—]% of all shares entitled to vote at the special meeting would need to vote for the proposal to adopt the merger agreement in order for it to be adopted.

Voting by Proxy

If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card by mail or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet or by telephone by following the instructions on the enclosed proxy card.

If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. For stockholders of record, properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and “FOR” the named executive officer merger-related compensation proposal, except that no proxy that is specifically marked against adoption of the merger agreement will be voted in favor of the proposed compensation arrangements for Globecomm’s named executive officers in connection with the merger, unless it is specifically marked “FOR” the approval of the proposal. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Failure to return your proxy card will not affect the vote regarding the proposal to approve the adjournment of the special meeting, if there are not sufficient votes in favor of the adoption of the merger agreement, or to approve, by non-binding, advisory vote, compensation that may or will become payable by Globecomm to its named executive officers in connection with the merger.

If your shares are held in “street name” through a broker or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker or nominee or via the Internet or by telephone through your broker or nominee if such a service is provided. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or nominee. If you plan to attend the special meeting, you will need a legal proxy from your broker or nominee in order to be given a ballot to vote the shares.

In accordance with the rules of NASDAQ, banks, brokers and other nominees who hold shares of Globecomm common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the approval of the merger agreement or the other matters to be considered at the meeting. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the approval of the merger agreement or such other matters. Under such circumstance, a broker non-vote would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the special meeting, and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Broker non-votes, if any, will not affect the vote regarding the proposal to approve the adjournment of the special meeting, if there are not sufficient votes in favor of the adoption of the merger agreement, or to approve, by non-binding, advisory vote, compensation that may or will become payable by Globecomm to its named executive officers in connection with the merger. For shares of Globecomm common stock held in “street name,” only shares of Globecomm common stock affirmatively voted “FOR” the proposal to adopt the merger agreement and/or “FOR” the proposals to approve the adjournment of the special meeting, if there are not sufficient votes in favor of the adoption of the merger agreement, or to approve, by non-binding, advisory vote, compensation that may or will become payable by Globecomm to its named executive officers in connection with the merger, will be counted as favorable vote(s) for such proposal(s).

Abstentions

An abstention occurs when a stockholder attends a meeting, in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, a vote “AGAINST” the adjournment proposal and a vote “AGAINST” the named executive officer merger-related compensation proposal.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following three ways:

•	you may send in another proxy with a later date;

•	you may notify our Corporate Secretary in writing before the special meeting that you have revoked your proxy; or

•	you may vote in person at the special meeting, but attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

If you have instructed a broker, bank or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker, bank or other nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Appraisal Rights

Record stockholders of Globecomm are entitled to appraisal rights under Section 262 in connection with the merger. This means that you are entitled to have the “fair value” of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must deliver to Globecomm a written demand for appraisal to Globecomm before the vote is taken on the merger agreement and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 86 of this proxy statement and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C.

Board of Directors’ Recommendation

The board of directors, after considering various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of our Board of Directors” beginning on page 28 of this proxy statement, has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of Globecomm’s stockholders and has unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. The board of directors recommends that you vote “FOR” the adoption of the merger agreement, “ FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies and “FOR” the named executive officer merger-related compensation proposal.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Globecomm on behalf of our board of directors. In addition, we have retained MacKenzie to assist in the solicitation. We will pay MacKenzie $40,000, plus out-of-pocket expenses, for their assistance. Our directors, executive officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Globecomm common stock that the brokers and fiduciaries hold of record, and we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify MacKenzie against any losses arising out of that firm’s proxy soliciting services on our behalf.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of Globecomm common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call MacKenzie, toll-free at (800) 322-2885 or collect at (212) 929-5500 , or contact Globecomm in writing at our principal executive offices 45 Oser Avenue, Hauppauge, New York 117881, Attention: Investor Relations or by telephone number at (631) 231-9800.

THE MERGER AGREEMENT (PROPOSAL NO. 1)

The following is a summary of the material terms and conditions of the merger agreement. This summary may not contain all the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the merger agreement attached as Annex A to, and incorporated by reference into, this proxy statement. You are encouraged to read the merger agreement in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

The merger agreement and the summary of its terms in this proxy statement have been included to provide information about the terms and conditions of the merger agreement. The terms and information in the merger agreement are not intended to provide any other public disclosure of factual information about Globecomm, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the merger agreement are made by Globecomm, Parent and Merger Sub, as applicable, only for the purposes of the merger agreement and were qualified and subject to certain limitations and exceptions agreed to by Globecomm, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement and were negotiated for the purpose of allocating contractual risk among the parties to the merger agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this proxy statement.

For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Globecomm, Parent or any of their respective subsidiaries or affiliates.

The merger will be a taxable transaction for U.S. federal income tax purposes, and the receipt of cash in exchange for Globecomm common stock in the merger will generally be taxable to U.S. holders of Globecomm stock. See “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 49 of this proxy statement.

Structure of the Merger

The merger agreement provides for a transaction in which Merger Sub will merge with and into Globecomm. Globecomm will be the surviving corporation in the merger and will, following completion of the merger, be an indirect wholly owned subsidiary of Parent. At the effective time of the merger, the certificate of incorporation of Globecomm will be amended in accordance with the terms of the merger agreement and the bylaws of Globecomm will be amended to be identical to the bylaws of Merger Sub in effect immediately prior to the effective time of the merger and, as so amended, will be the bylaws of the surviving corporation. From and after the effective time of the merger, the directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation and the officers of Globecomm at the effective time of the merger will be the officers of the surviving corporation.

Closing and Effectiveness of the Merger

The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as agreed to by Globecomm and Parent and specified in the certificate of merger). Unless another date and time are mutually agreed to in writing by Globecomm and Parent, the closing will occur at 10:00 a.m. Eastern Time two business days following satisfaction or, to the extent permissible, waiver, of the conditions to completion of the merger (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the time of closing) described under “— Conditions to the Completion of the Merger” beginning on page 63 of this proxy statement.

As of the date of this proxy statement, the merger is expected to be completed in the fourth calendar quarter of 2013. However, completion of the merger is subject to the satisfaction (or waiver, to the extent permissible) of conditions to the merger, which are summarized below. There can be no assurances as to when, or if, the merger will occur. Subject to certain exceptions, either Parent or Globecomm may terminate the merger agreement if the merger is not completed on or before the outside date. See “— Conditions to the Completion of the Merger” and “— Termination of the Merger Agreement” beginning on pages 63 and 80, respectively, of this proxy statement.

Merger Consideration

At the completion of the merger, each share of Globecomm common stock outstanding immediately prior to the completion of the merger (other than those shares of Globecomm common stock held by Globecomm as treasury stock or owned by Parent or any subsidiary of either Globecomm or Parent or with respect to which appraisal rights have been properly exercised and perfected under the DGCL) will be converted into the right to receive $14.15 in cash, without interest.

If, between the date of the merger agreement and the completion of the merger, the outstanding shares of capital stock of Globecomm are changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or stock dividend thereon with a record date during such period), the merger consideration will be appropriately adjusted.

Shares Subject to Properly Exercised Appraisal Rights

The shares of Globecomm common stock held by Globecomm stockholders who do not vote for approval of the proposal to adopt the merger agreement, and who otherwise properly perfect and exercise appraisal rights for their shares in accordance with Section 262, will not be converted into the right to receive the merger consideration to which they would otherwise be entitled pursuant to the merger agreement, but will instead be entitled to payment of the “fair value” of such shares in accordance with Section 262. If any Globecomm stockholder fails to make an effective demand for payment or otherwise withdraws or loses his, her or its appraisal rights, such stockholder’s shares will be exchangeable solely for the merger consideration.

Procedures for Surrendering Globecomm Stock Certificates

The conversion of Globecomm common stock into the right to receive the merger consideration will occur automatically at the completion of the merger. Prior to completion of the merger, Parent will appoint an exchange agent reasonably acceptable to Globecomm to handle the exchange of certificates, or uncertificated shares representing shares of Globecomm common stock, for the merger consideration. Parent will deposit, or make available as needed, the cash comprising the merger consideration payable in respect of Globecomm common stock. Promptly, but not later than three business days, after the completion of the merger, Parent will, or will cause the exchange agent to, send a letter of transmittal to each holder of Globecomm common stock as of the effective time of the merger for use in the exchange, together with instructions explaining how to surrender Globecomm stock certificates to the exchange agent.

Globecomm stockholders who surrender their stock certificates, together with a properly completed letter of transmittal, or an agent’s message or other evidence of transfer requested by the exchange agent in the case of book entry shares, will receive the merger consideration into which the shares of Globecomm common stock were converted in the merger. After the effective date of the merger, each certificate that previously represented shares of Globecomm common stock will only represent the right to receive the merger consideration into which those shares of Globecomm common stock have been converted.

The surviving corporation will pay all charges and expenses, including those of the exchange agent, in connection with the exchange of shares for the merger consideration. If there is a transfer of ownership of Globecomm common stock that is not registered in the records of Globecomm’s transfer agent, payment of the merger consideration as described above will be made to a person other than the person in whose name the certificate so surrendered is registered only if the certificate is properly endorsed or otherwise is in proper form for transfer, and the person requesting the exchange must pay to the exchange agent any transfer or other taxes to be paid as a result of such payment or satisfy the exchange agent that any such transfer or other taxes have been paid or that no payment of such taxes is necessary.

Treatment of Globecomm Equity Awards

Globecomm Stock Options. In accordance with the terms of the merger agreement, each Globecomm stock option under any employee stock option or compensation plan or arrangement of the Company that is outstanding immediately prior to the completion of the merger, whether or not then exercisable or vested, will automatically be cancelled immediately prior to the completion of the merger, and, subject to applicable withholding taxes, the holder will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of (a) the merger consideration over (b) the exercise price per share of Globecomm common stock subject to such Globecomm stock option, and (ii) the total number of shares of Globecomm common stock subject to such Globecomm stock option as in effect immediately prior to the completion of the merger, without interest and with the aggregate amount of such payment rounded down to the nearest cent.

Globecomm Restricted Shares. Upon consummation of the merger, each Globecomm restricted share will, to the extent not already fully vested, vest, and each holder of such Globecomm restricted share will be entitled to receive the merger consideration for each Globecomm restricted share, without interest and less any applicable withholding taxes.

Other Globecomm Equity-Based Rights. Upon consummation of the merger, each award of a right entitling the holder thereof to shares of Globecomm common stock or cash equal to or based on the value of Globecomm common stock (other than Globecomm common stock options and Globecomm restricted shares) that is outstanding immediately prior to the effective time of the merger will automatically be cancelled by virtue of the merger, and the holder will be entitled to receive the merger consideration for each such right.

Delisting and Deregistration of Globecomm Common Stock

Globecomm common stock is currently registered under the Exchange Act and is quoted and traded on NASDAQ under the symbol “GCOM.” As a result of the merger, Globecomm will become a privately held corporation, and there will be no public market for its common stock. After the merger, the Globecomm common stock will cease to be quoted and traded on NASDAQ, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the Globecomm common stock under the Exchange Act will be terminated, and we will no longer file periodic reports with the SEC on account of our common stock.

Conditions to the Completion of the Merger

Mutual Closing Conditions. The obligation of each of Parent and Merger Sub, on the one hand, and Globecomm, on the other hand, to complete the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:

•	the affirmative vote of the holders of a majority of the outstanding shares of Globecomm common stock for the adoption of the merger agreement in accordance with the DGCL shall have been obtained;

•

no governmental authority shall have issued, enacted, promulgated, enforced or entered any order, executive order, stay, decree, judgment, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the completion of the merger or the other transactions contemplated by the merger agreement, and no applicable law shall have been enacted, entered, promulgated, enforced or deemed applicable by any governmental authority that prohibits or makes illegal or otherwise restrains the completion of the merger;

•	any applicable waiting period under the HSR Act and ITAR relating to the merger shall have expired or been terminated and any NISPOM requirements shall have been met;

•

(i) Parent or Globecomm shall have received a notification, in a form reasonably acceptable to each party, from CFIUS that it has either determined that it (a) lacks jurisdiction over the transactions contemplated by the merger agreement or (b) it has concluded its review under Section 721 of the Defense Production Act of 1950 and has determined not to conduct a full investigation and that there are no unresolved national security issues with respect to the transaction, or (ii) if a full investigation is deemed to be required by CFIUS, Parent and/or Globecomm shall have received notification that the U.S. government will not take action to prevent the consummation of the transactions contemplated by the merger agreement;

•

each of the required FCC consents shall have been granted and shall be in full force and effect and there shall be an FCC final order in respect of each FCC application, except in the case of any FCC final order where the lack of such FCC final order would not reasonably be expected to be material, individually or in the aggregate, to Globecomm and its subsidiaries, taken as a whole, unless such FCC final order has not been obtained due to the FCC’s issuance of an injunction prohibiting the transfer of the applicable FCC license; and

•

Globecomm shall have surrendered to the FCC its two Common Carrier Fixed Point-to-Point Microwave Service licenses, call signs WQEZ814 and WQEZ815 and made an application to the FCC for two Private Operational Fixed Point-to-Point Microwave Service licenses to replace such surrendered Common Carrier Fixed Point-to-Point Microwave Service licenses, and no event shall have occurred that would result in Globecomm being unable to utilize the pending private carrier licenses pursuant to conditional authorization following the effective time of the merger.

Additional Closing Conditions for Parent’s and Merger Sub’s Benefit. In addition, the obligation of Parent and Merger Sub to complete the merger is also subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:

•	Globecomm shall have performed in all material respects all of its obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

•

the representations and warranties of Globecomm relating to capitalization, the absence of a Material Adverse Effect, as defined in “— Definition of Material Adverse Effect” on page 68 of this proxy statement, compliance with the USA Patriot Act of 2001, which we refer to as the “Patriot Act,” and U.S. Treasury Department Office of Foreign Asset Control, which we refer to as “OFAC,” regulations and classified contracts shall be true and correct in all respects, as of the date of the merger agreement and as of the closing date of the merger agreement, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be so true and correct only as of such time), except, in the case of capitalization, where the failure of such representations and warranties to be so true and correct are de minimis;

•

the representations and warranties of Globecomm relating to corporate existence and power, corporate authorization, non-contravention, certain capitalization matters, subsidiaries, state takeover statutes and finders’ fees shall be true and correct in all material respects (disregarding all materiality and Material Adverse Effect qualifications) as of the date of the merger agreement and as of the closing date of the merger agreement, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all material respects only as of such time);

•

the other representations and warranties of Globecomm shall be true and correct (disregarding all materiality and Material Adverse Effect qualifications) as of the date of the merger agreement and as of the closing date of the merger agreement, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties to be so true and correct (disregarding all materiality and Material Adverse Effect qualifications) have not had, individually or in the aggregate, a Material Adverse Effect;

•

Globecomm’s net income before interest income, interest expense, provision for income taxes, depreciation, amortization expense, non-cash stock compensation expense, severance payments, earn-out fair value adjustments and expenses incurred or reimbursed by Globecomm in connection with the potential sale of Globecomm, including without limitation with respect to the merger and the transactions contemplated thereby, all of which is computed in conformity with U.S. Generally Accepted Accounting Principles, which we refer to as “GAAP,” which we refer to as “Closing Condition Adjusted EBITDA,” for the most recent 12 calendar months ending 30 days (or, if the final month in such 12-calendar month period is September, 45 days) or more prior to the effective time of the merger shall have met or exceeded $32,000,000 until and including the 12-calendar month period ending November 30, 2013;

•	Parent shall have received a certificate signed by an authorized executive officer of Globecomm certifying the conditions described in the preceding bullet points have been satisfied;

•

since the date of the merger agreement, there shall not have occurred any change, effect, development or circumstance that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•

there shall not be any claim, action, arbitration suit, inquiry, investigation, review, hearing or proceeding (whether civil, criminal or administrative) before any governmental authority pending or threatened in writing by such governmental authority against Globecomm, Parent or Merger Sub or any of their respective officers or directors, that could reasonably be expected to materially adversely affect the ability of Parent to consummate transactions contemplated by the merger agreement or that seeks to enjoin any of the transactions contemplated by the merger agreement;

•

Globecomm shall not have published or become obligated to publish a press release or file or become obligated to file a report with the SEC to the effect that its prior financial statements or reports filed with the SEC may no longer be relied upon or announced that the audit committee of its board of directors is conducting an investigation with respect to accounting matters or failed to file the Fiscal 2013 Form 10-K, on or prior to the due date thereof, including any extension pursuant to Rule 12b-25 under the Exchange Act, including an unqualified opinion from Ernst & Young LLP on the effectiveness of Globecomm’s internal control over financial reporting as of June 30, 2013 (the Fiscal 2013 Form 10-K was timely filed with the SEC on September 9, 2013); and

•	Globecomm or any of its subsidiaries shall not have been debarred from any contracting with any federal governmental authority of the United States of America.

Additional Closing Condition for Globecomm’s Benefit. In addition, the obligation of Globecomm to complete the merger is also subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the following conditions:

•

each of Parent and Merger Sub shall have performed in all material respects all of its obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;

•

the representations and warranties of Parent and Merger Sub contained in the merger agreement or in any certificate or other writing delivered by Parent or Merger Sub pursuant thereto shall be true and correct both when made and at and as of the closing date of the merger agreement as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions as to materiality contained in such representations and warranties) would not, individually or in the aggregate, impair, prevent or delay in any material respect the ability of each of Parent and Merger Sub to perform its obligations under the merger agreement; and

•	Globecomm shall have received a certificate signed by an authorized executive officer of Parent certifying the conditions described in the preceding bullet points have been satisfied.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by both Parent and Globecomm that are subject in some cases to exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. See also “— Definition of Material Adverse Effect” beginning on page 68 of this proxy statement. The representations and warranties in the merger agreement relate to, among other things:

•	corporate existence, good standing and qualification to conduct business;

•	due authorization, execution, delivery and validity of the merger agreement;

•	governmental and third-party consents necessary to complete the merger, including FCC consents; and

•

absence of any conflict with or violation or breach of organizational documents or any conflict with, violation or breach of agreements, laws or regulations as a result of the execution, delivery or performance of the merger agreement and completion of the merger.

The merger agreement also contains a number of representations and warranties made by Globecomm that are subject in some cases to exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Globecomm’s representations and warranties in the merger agreement relate to, among other things:

•	capital structure and subsidiaries;

•	SEC filings, the absence of material misstatements or omissions from such filings and compliance with the Sarbanes-Oxley Act;

•	financial statements;

•	absence of undisclosed liabilities;

•	information provided by a party for inclusion in disclosure documents to be filed with the SEC in connection with the merger;

•

absence of certain changes since March 31, 2013 through the date of the merger agreement, including any event, occurrence or development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	compliance with laws and court orders;

•	litigation;

•	properties;

•	intellectual property;

•	tax and regulatory matters;

•	environmental matters;

•	employees and employee benefit matters;

•	labor;

•	material contracts;

•	FCC matters;

•	interested party transactions;

•	the inapplicability of anti-takeover statutes;

•	fees payable to financial advisors in connection with the merger; and

•	the receipt of a fairness opinion from its financial advisor.

Parent also makes representations and warranties relating to, among other things:

•	ownership of Globecomm common stock;

•	litigation;

•	matters with respect to Parent’s financial capability;

•	information supplied;

•	operations of Parent and Merger Sub;

•	solvency;

•	the execution, delivery and performance by the guarantor of the limited guaranty;

•	agreements with Company stockholders, directors and management;

•	access to information;

•	Parent’s and Merger Sub’s responsibility for their own evaluations of forward-looking information; and

•	FCC qualification.

The representations and warranties in the merger agreement do not survive after the completion of the merger.

See “— Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures” on page 60 of this proxy statement.

Definition of Material Adverse Effect

Many of the representations and warranties in the merger agreement are qualified by Material Adverse Effect. In addition, there is a separate stand-alone condition to completion of the merger relating to the absence of any change, effect, development or circumstance from the date of the merger agreement to the completion of the merger that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

For purposes of the merger agreement, “Material Adverse Effect” means any effect, circumstance, change, event or development, individually or in the aggregate, that has (or have) had, or could reasonably be expected to have, a material adverse effect on the financial condition, business, assets, liabilities or results of operations of Globecomm and its subsidiaries, taken as a whole, other than, in the case of any of the foregoing, any such effect, circumstance, change, event or development to the extent arising out of:

•

changes in the financial or securities markets or general economic or political conditions (including governmental budgetary constraints) in the United States or any other market in which Globecomm and its subsidiaries operate that affect the industries in which Globecomm and its subsidiaries conduct their business (including changes in interest rates or the availability of credit financing, changes in exchange rates and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter-market operating in the United States or any other market in which Globecomm and its subsidiaries operate), except to the extent that such changes or conditions disproportionately affect Globecomm and its subsidiaries as compared to similarly situated businesses operating in the same industry and geographic areas in which they operate;

•

changes required by GAAP or regulatory accounting requirements (or the interpretation thereof) applicable to Globecomm, or that result from action taken for the purpose of complying with any such changes, except to the extent such changes disproportionately affect Globecomm and its subsidiaries as compared to similarly situated businesses operating in the same industry and geographic areas in which they operate;

•

changes (including changes of applicable laws) or conditions generally affecting the industries or markets in which Globecomm and its subsidiaries operate, except to the extent such changes or conditions disproportionately affect Globecomm and its subsidiaries as compared to similarly situated businesses operating in the same industry and geographic areas in which they operate;

•

changes in national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any acts of war, sabotage or terrorism or natural disasters affecting the United States occurring after the date of the merger agreement, except to the extent such changes disproportionately affect Globecomm and its subsidiaries as compared to similarly situated businesses operating in the same industry and geographic areas in which they operate;

•	costs, fees or expenses incurred by Globecomm in connection with the process giving rise to the merger agreement or the transactions contemplated thereby;

•

any failure by Globecomm or any of its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period; provided, however, that the failure to meet such budgets, projections, forecasts or predictions of financial performance may be considered if the underlying reasons for such failure do not arise out of any of the events set forth in the initial five bullet points of this paragraph;

•

a change in the trading prices or volume of the Globecomm common stock; provided, however, that the change in the trading prices or volume of the Globecomm common stock may be considered if the underlying reasons for such change do not arise of out of any the events set forth in the initial five bullet points of this paragraph; or

•

any legal proceedings made or brought by any current or former Globecomm stockholders (on their own behalf or on behalf of Globecomm) against Globecomm arising out of or related to the merger agreement or the merger; provided, however, that the legal proceedings may be considered if the underlying reasons for such legal proceedings do not arise out of any of the events set forth in the initial five bullet points of this paragraph.

Conduct of Business Pending the Merger

Globecomm has agreed to covenants that place restrictions on it and its subsidiaries until either the completion of the merger or the termination of the merger agreement pursuant to its terms.

Except as contemplated by the merger agreement, as set forth in Globecomm’s disclosure schedules to the merger agreement, as required by applicable law or with Parent’s written consent, Globecomm and its subsidiaries are required to conduct their business in the ordinary course consistent with past practice and, to the extent consistent therewith and not otherwise in violation of the merger agreement:

•	to use their commercially reasonable best efforts to preserve substantially intact their present business organization;

•	to maintain in effect all of their material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations;

•	to keep available the services of their directors, officers and key employees; and

•

to maintain (subject to the right of contract parties to exercise applicable rights) satisfactory relationships with their customers, lenders, suppliers and others having material business relationships with them.

Without limiting the generality of the foregoing, Globecomm has also agreed to certain restrictions on Globecomm’s and its subsidiaries’ activities that are subject to exceptions described or referenced in the merger agreement, including restrictions on, among other things:

•	amending its organizational documents;

•

splitting, combining or reclassifying its capital stock, declaring, setting aside or paying any dividend or redeeming, repurchasing or otherwise acquiring or offering to redeem, repurchase or otherwise acquire any shares of Globecomm capital stock, other than restricted shares forfeited in accordance with their terms;

•

issuing, delivering or selling or authorizing the issuance, delivery or sale of, subject to any lien, any shares of its capital stock (subject to certain exceptions, including the issuance of shares of Globecomm common stock upon the exercise of options outstanding on the date of the merger agreement and any Globecomm subsidiary securities to Globecomm or any other subsidiary of Globecomm);

•	incurring capital expenditures in excess of $6,000,000 in the aggregate;

•

acquiring (by merger, consolidation, acquisition of stock or assets or otherwise) assets, securities, properties, interests or businesses, other than items in the ordinary course of business consistent with past practice;

•

disposing of, selling, leasing or otherwise transferring or creating or incurring a lien (other than permitted liens) on Globecomm’s or its subsidiaries’ assets, securities, properties, interests or businesses other than (i) in the ordinary course of business consistent with past practice and (ii) selling, leasing or otherwise transferring obsolete equipment, replacing assets or licensing intellectual property rights, in each case in the ordinary course of business consistent with past practice;

•

making any loans, advances or capital contributions to, or investments in, any person or entity, other than (i) to (or in) wholly owned subsidiaries or (ii) the advancement of expenses to directors, officers and employees in the ordinary course of business consistent with past practice or pursuant to Globecomm’s governing documents or indemnification agreements entered into at or prior to the date of the merger agreement;

•

creating, incurring or assuming any indebtedness for borrowed money or guarantees thereof other than under existing revolving credit facilities or pursuant to bid or performance bonds in the ordinary course of business consistent with past practice;

•

subject to certain ordinary course of business exceptions, entering into, renewing, amending, modifying in any material respect or terminating certain material contracts or entering into any other contract that would require Globecomm or any of its subsidiaries to pay or receive in excess of $2,000,000 in any 12-month period, or otherwise waiving, releasing or assigning material rights thereunder;

•

with respect to any director, officer, employee or consultant of Globecomm or any of its subsidiaries, and except to the extent required by applicable law or pursuant to customary practice outside the United States:

•	granting any new or increasing any severance or termination pay (or amending any existing severance pay or termination agreement);

•

entering into any employment, deferred compensation or other similar agreement (or amending any such existing agreement) providing for annual compensation (including base salary and bonus compensation) in excess of $150,000; or

•

increasing compensation, bonus or other benefits to the extent such increase results in the annual compensation, bonus and benefit obligations of Globecomm and its subsidiaries increasing by an amount in excess of $50,000 individually or $150,000 in the aggregate per year;

•	increasing benefits payable under any existing severance or termination pay policies;

•

establishing, adopting or amending (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement;

•	subject to certain limited exceptions, making any material change to Globecomm’s methods of accounting;

•

making or changing any material tax election, adopting or changing any material method of tax accounting, consenting to any extension or waiver of the statute of limitations period applicable to any material tax claim, audit or assessment, changing any annual tax accounting period, entering into any tax allocation agreement, tax sharing agreement or tax indemnity agreement, filing any amended tax return that is material or settling or compromising any material tax claim, audit or assessment;

•

waiving, releasing, assigning, settling or compromising any litigation, other than settlements funded by an insurance deductible without any material increase to the insurance premiums and settlements that do not exceed $250,000 individually or $500,000 in the aggregate, and, in any case, that do not impose equitable relief on or requiring the admission of wrongdoing by Globecomm or any of its subsidiaries;

•	abandoning or failing to maintain any intellectual property rights, except in the ordinary course of business consistent with past practice;

•	entering into any material exclusive supply or license arrangement;

•	assuming, guaranteeing, endorsing, or otherwise becoming liable or responsible for the obligations of another person or entity, except for arrangements with subsidiaries consistent with past practice;

•	entering into any material new line of business or engaging in any conduct that would require the receipt of additional consents or governmental approvals in connection with the merger;

•	adopting or entering into a plan of complete or partial liquidation or dissolution, restructuring, recapitalization or other reorganization of Globecomm;

•

disposing of, transferring, leasing, licensing, covenanting not to sue, mortgaging or pledging (other than pledges under any existing credit facility) any material patents of Globecomm or any other material owned intellectual property rights (other than (i) grants of non-exclusive licenses or covenants not to sue in the ordinary course of business consistent with past practice and (ii) exclusive licenses that may be terminated on 90 days’ or less notice);

•	entering into any contract or transaction with any affiliated party other than on an arm’s length basis; or

•	agreeing to do any of the foregoing.

The above restrictions may be waived by Parent, which waiver may be withheld, in certain cases, in its sole discretion. See “— Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures” on page 60 of this proxy statement.

Obligation of the Globecomm Board of Directors to Recommend the Merger Agreement and Call a Stockholders’ Meeting

Globecomm’s board of directors has agreed to call a meeting of its stockholders for the purpose of obtaining the requisite vote of Globecomm’s stockholders necessary to adopt the merger agreement. As discussed under “The Merger — Reasons for the Merger; Recommendation of our Board of Directors” beginning on page 28 of this proxy statement, our board of directors has unanimously recommended that Globecomm’s stockholders vote “FOR” the adoption of the merger agreement. Our board of directors, however, can effect an adverse recommendation change under specified circumstances as discussed under “— No Solicitation by Globecomm” beginning on page 72 of this proxy statement. Unless the merger agreement has previously been terminated in accordance with its terms, if our board of directors effects an adverse recommendation change, the merger agreement must nonetheless be submitted to Globecomm’s stockholders for adoption.

No Solicitation by Globecomm

Subject to the exceptions described below, Globecomm has agreed that neither Globecomm nor any of its subsidiaries will, nor will Globecomm or any of its subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors, which we collectively refer to as “representatives,” to, directly or indirectly:

•	solicit, initiate or take any action to knowingly facilitate or encourage, or which could reasonably be expected to lead to, the submission of any acquisition proposal;

•

enter into or participate in any discussions or negotiations with, furnish any information relating to Globecomm or any of its subsidiaries or afford access to the business, properties, assets, books or records of Globecomm or any of its subsidiaries to any third party relating to an acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an acquisition proposal;

•

enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract relating to an acquisition proposal, other than an acceptable confidentiality agreement;

•

effect an adverse recommendation change, which would include the failure to make, or the withdrawal, qualification or modification in a manner adverse to Parent, of the recommendation of our board of directors to Globecomm’s stockholders with respect to the merger or the failure to include such recommendation in the proxy statement, or the approval, adoption or recommendation (or public proposal to approve, adopt or recommend) an acquisition proposal; or

•	resolve or propose to do any of the foregoing.

However, at any time prior to the adoption of the merger agreement by Globecomm’s stockholders, Globecomm, directly or indirectly, through its representatives or other intermediaries, may:

•

following the receipt of an acquisition proposal that did not result from a breach of its non-solicitation obligations, contact the third party who has made such acquisition proposal to clarify and understand the terms and conditions thereof;

•

if the board of directors or any committee thereof determines in good faith, after consultation with outside advisors and outside legal counsel, that an acquisition proposal constitutes or is reasonably likely to lead to a superior proposal:

•

engage in negotiations or discussions with any third party and its representatives or financing sources that has made an unsolicited acquisition proposal after the date of the merger agreement that our board of directors or any committee thereof determines in good faith, after consultation with outside advisors and outside legal counsel, constitutes or is reasonably likely to result in a superior proposal by the third party;

•

furnish to such third party or its representatives or financing sources information, including nonpublic information, relating to Globecomm or any of its subsidiaries or afford access to the business, properties, assets, books or records of Globecomm or any of its subsidiaries pursuant to a customary confidentiality agreement with terms no less favorable to Globecomm than the confidentiality agreement entered into in connection with the merger agreement, provided that all such information (to the extent not previously provided or made available to Parent) is provided or made available to Parent prior to or substantially concurrently with the time it is provided to such third party, subject to certain exceptions; and

•

take any nonappealable, final action that any court of competent jurisdiction orders Globecomm to take with respect to the negotiations and the furnishing of information referenced above, only if our board of directors or any committee thereof determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be likely to result in a breach of its fiduciary duties under applicable law.

Our board of directors cannot take any of the foregoing actions, other than contacting the third party to clarify and understand the terms and conditions of an acquisition proposal as described above, unless Globecomm has provided Parent with prior written notice advising Parent that it intends to take such action, and, after taking such action, Globecomm keeps Parent reasonably informed of the status and material details of any such acquisition proposal and any discussions and negotiations concerning the material terms and conditions thereof.

Subject to the limitations set forth below, our board of directors may:

•

make an adverse recommendation change in response to an intervening event, if our board of directors or any committee thereof determines in good faith, based on the opinion of outside legal counsel and after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would breach its fiduciary duties under applicable law; or

•

make an adverse recommendation change or terminate the merger agreement as described under “— Termination of the Merger Agreement” in response to a company acquisition proposal that the board of directors or any committee thereof determines in good faith, after consultation with its outside financial advisors and outside legal counsel, constitutes a superior proposal.

In the case of an intervening event, our board of directors may not make an adverse recommendation change in response to an intervening event, unless:

•

Globecomm promptly notifies Parent, in writing at least five business days before taking that action, of its intention to do so and provides a reasonable summary of the facts and circumstances of such intervening event, together with a copy of a legal opinion of outside legal counsel that the failure to effect an adverse recommendation change with respect to such intervening event would be a breach of the board’s fiduciary duties under applicable law;

•

during the five-business day period following Globecomm’s delivery of written notice, Globecomm causes its financial and legal advisors to negotiate with Parent in good faith to make such adjustments in the terms and conditions of the merger agreement if Parent, in its discretion, determines to propose to make such adjustments; and

•

following the end of such five-business day period, our board of directors determines in good faith (after consultation with its outside legal counsel and outside financial advisors), taking into account any changes to the merger agreement offered in writing by Parent, that a failure to effect an adverse recommendation change with respect to such intervening event would reasonably be likely to be inconsistent with the fiduciary duties of our board of directors under applicable law.

In the case of a superior proposal, our board of directors may not make an adverse recommendation change or terminate the merger agreement in response to a superior proposal, unless:

•

Globecomm promptly notifies Parent, in writing at least five business days before taking that action, of its intention to do so and provides the most current version of the proposed agreement for any such superior proposal (which version will be updated on a prompt basis);

•

during the five-business day period following Globecomm’s delivery of written notice, Globecomm causes its financial and legal advisors to negotiate with Parent in good faith to make such adjustments in the terms and conditions of the merger agreement so that the superior proposal ceases to constitute a superior proposal if Parent, in its discretion, determines to propose to make such adjustments, and if there are any material revisions to the terms of the superior proposal, including any revision in price, the five-business day period will be extended to ensure that at least five business days remain subsequent to the time Globecomm notifies Parent of any such material revision; and

•

following the end of the applicable five-business day period, our board of directors determines in good faith (after consultation with its outside legal counsel and outside financial advisors), taking into account any changes to the terms of the merger agreement offered in writing by Parent, that the superior proposal giving rise to such notice continues to constitute a superior proposal and, in the event that Globecomm determines to terminate the merger agreement pursuant to this provision, such purported termination will be void and of no force and effect unless such termination is in accordance with the termination provisions described below under “— Termination of the Merger Agreement” and, as a condition to such termination, Globecomm has paid to Parent the applicable Globecomm termination fee.

For purposes of the merger agreement, “acquisition proposal” means, other than the transactions contemplated by the merger agreement, any bona fide written offer, proposal or inquiry relating to, or any indication of interest in a single transaction or series of transactions involving:

•

any acquisition or purchase, direct or indirect, of (i) assets that constitute or account for 15% or more of the consolidated revenues, net income or assets of Globecomm and its subsidiaries or (ii) 15% or more of any class of equity or voting securities of Globecomm or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated revenues, net income or assets of Globecomm;

•

any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning 15% or more of any class of equity or voting securities of Globecomm or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated revenues, net income or assets of Globecomm; or

•

a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Globecomm or any of its subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated revenues, net income or assets of Globecomm and its subsidiaries.

For purposes of the merger agreement, “intervening event” means a material event, development or change in circumstances that occurs after the date of the merger agreement (other than an acquisition proposal or superior proposal) that was not known by our board of directors on the date of the merger agreement (or if known, the material consequences of which were not known by our board of directors as of the date thereof), which material event, development or change in circumstances or any material consequence thereof, becomes known by our board of directors prior to the date of the stockholders’ meeting at which Globecomm’s stockholders will vote on the adoption of the merger agreement.

For purposes of the merger agreement, “superior proposal” means an acquisition proposal that is on terms that our board of directors or any committee thereof determines in good faith, after considering the advice of its financial advisor and outside legal counsel and taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions, certainty of completion and conditions to consummation, are more favorable to Globecomm’s stockholders than as provided under the merger agreement (taking into account any written proposal by Parent to amend the terms of the merger agreement), except that all references to “15%” in the definition of acquisition proposal are replaced with “80%” for purposes of the superior proposal definition.

The above restrictions do not prevent our board of directors from complying with SEC Rule 14e-2(a) or 14D-9 subject to certain restrictions if our board of directors intends to avoid making an adverse company recommendation change.

Parent’s Covenant to Vote

Parent has agreed to vote all shares of Globecomm common stock beneficially owned by it or any of its subsidiaries in favor of adoption of the merger agreement at the special meeting and will take all action necessary to cause Merger Sub to perform its obligations under the merger agreement and to consummate the merger on the terms and conditions set forth in the merger agreement.

Reasonable Best Efforts Covenant

Parent and Globecomm have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to complete the merger, including causing the conditions to the merger to be satisfied, preparing and filing as promptly as practicable all necessary governmental or third-party filings, notices and other documents, obtaining and maintaining all required approvals, consents and authorizations necessary, proper or advisable to complete the merger and executing and delivering any additional instruments necessary to consummate the merger.

Regulatory Filings

Subject to the following paragraph, Globecomm, Parent and Merger Sub agreed to take certain specific actions with respect to regulatory matters, including:

•

each party agreed to make appropriate filings under applicable antitrust laws, including the HSR Act, as promptly as practicable and to take actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting period under the HSR Act (the HSR filing was submitted on September 16, 2013);

•

each party agreed to use its reasonable efforts to obtain all requisite approvals and authorizations for the transactions contemplated by the merger agreement under the HSR Act and, as applicable, ITAR and NISPOM, including by cooperating and consulting with the other parties with respect to such efforts;

•

if CFIUS provides a request indicating that it desires to review the transactions contemplated by the merger agreement, the parties will submit a final joint voluntary notice to CFIUS as soon as practicable following the receipt of such request and use their reasonable best efforts in connection with such filing, providing required information and obtaining CFIUS approval;

•

Globecomm will provide DSS with notification of the transaction in accordance with NISPOM requirements and Globecomm’s industrial security obligations and cooperate in obtaining related approvals and related matters; and

•

within 10 business days after the date of the merger agreement, the parties agreed to jointly file the FCC applications requesting the necessary FCC consents and to thereafter cooperate and, among other things, use their reasonable best efforts to provide additional requested information. The FCC applications were filed on September 12, 2013.

The parties also agreed to use their reasonable best efforts to resolve any objections or suits instituted or proposed, or threatened to be instituted or proposed, by the FTC, the DOJ, CFIUS or any other governmental authority or private party challenging the transaction as violative of any antitrust or other applicable law or which would otherwise prevent, materially impede or materially delay the consummation of the merger, but in no event will Parent or Merger Sub be required to take any action to the extent that doing so would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the surviving corporation and its subsidiaries, taken as a whole, following the merger.

Financing

Equity Financing. Parent and Merger Sub will use their respective reasonable best efforts to consummate the equity financing, including using their reasonable best efforts to:

•	maintain in effect the equity financing commitment;

•	comply with all of their covenants and agreements set forth in the equity financing commitment;

•

satisfy on a timely basis all conditions applicable to Parent or Merger Sub set forth in the equity financing commitment that are within their control (excluding any condition where the failure to be so satisfied is a direct result of Globecomm’s failure to furnish information reasonably requested by Parent in accordance with the terms of the merger agreement);

•	upon satisfaction of all applicable conditions, consummate the financing contemplated by the equity financing commitment at or prior to the closing (and, in any event, prior to the outside date); and

•

fully enforce the obligations of the Wasserstein & Co. affiliate that entered into the equity financing commitment and the rights of Parent and Merger Sub under the equity financing commitment, but only to the extent required by the specific performance provisions of the merger agreement.

Parent and Merger Sub have also agreed not to amend, alter or waive, or agree to amend, alter or waive (in any case, whether by action or inaction), any term of the equity financing commitment without the prior written consent of Globecomm to the extent such amendment, alteration or waiver would reasonably be expected to (i) reduce the aggregate amount of cash proceeds available from the equity financing to fund the amounts required to be paid by Parent or Merger Sub under the merger agreement below the amount, when aggregated with the debt financing, required to consummate the transactions contemplated by the merger agreement, or (ii) impose new or additional conditions or otherwise expand or modify any conditions to the receipt of the equity financing in a manner materially adverse to Parent or Merger Sub or that otherwise would be reasonably likely to prevent, impair or materially delay the ability of Parent to consummate the transactions contemplated by the merger agreement, or that would adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the equity financing commitment.

Debt Financing. Parent and Merger Sub have agreed to use their respective reasonable best efforts to obtain debt financing on the terms and conditions set forth in the debt financing commitment (subject to their right to add lenders, lead arrangers, bookrunners, syndication agents or similar entities so long as the terms would not adversely affect their ability to timely consummate transactions contemplated by the merger agreement or the likelihood of consummation of the transactions contemplated by the merger agreement), including by using their reasonable best efforts to:

•	maintain in effect the debt financing commitment and negotiate a definitive agreement with respect thereto on the terms set forth therein;

•	comply with all of their covenants in the debt financing commitment or any definitive agreement executed with respect thereto;

•

satisfy on a timely basis all conditions applicable to them and within their control set forth in the debt financing commitment or any definitive agreement executed with respect thereto (excluding any condition where the failure to be so satisfied is a direct result of Globecomm’s failure to furnish information reasonably requested by Parent in accordance with the terms of the merger agreement); and

•

upon the satisfaction of all applicable conditions, consummate the financing contemplated by the debt financing commitment or any definitive agreement executed with respect thereto at or prior to the closing.

Assuming the satisfaction of all applicable conditions, Parent and Merger Sub are obligated to use their reasonable best efforts to cause Highbridge to consummate the required debt financing and to enforce their rights under the debt financing commitment.

Parent has agreed to keep us reasonably informed with respect to all material activity concerning the status of the financing contemplated by the debt financing commitment and give us prompt notice of any adverse change with respect to such debt financing.

Parent and Merger Sub have agreed that, without our prior written consent, they will not, and will not permit any of their affiliates to, take any action that could reasonably be expected to impair, delay or prevent consummation of the financing contemplated by the debt commitment letter. Neither Parent nor Merger Sub will amend or alter, or agree to amend or alter, the debt financing commitment in any manner that would impair, materially delay or prevent the transactions contemplated by the merger agreement without the prior written consent of Globecomm to the extent such amendment or alteration would reasonably be expected to (i) reduce the aggregate amount of cash proceeds available from the debt financing to fund the amounts required to be paid by Parent or Merger Sub under the merger agreement below the amount, when aggregated with the equity financing, required to consummate the transactions contemplated by the merger agreement or (ii) impose new or additional conditions or otherwise expand or modify any conditions to the receipt of the debt financing in a manner materially adverse to Parent or Merger Sub or that otherwise would be reasonably likely to prevent, impair or materially delay the ability of Parent to consummate the transactions contemplated by the merger agreement or that would adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the debt financing commitment.

If any portion of the financing contemplated by the debt financing commitment becomes unavailable and such portion is required to consummate the transactions contemplated by the merger agreement, Parent and Merger Sub will use their reasonable best efforts to promptly arrange and obtain substitute debt financing from alternative sources in an amount sufficient, together with the debt and equity financing that is available and any cash or cash equivalents held by Globecomm at the effective time, to pay all amounts required to be paid by Parent, Merger Sub or the surviving corporation in connection with the merger.

Cooperation of Globecomm. Globecomm has agreed to provide, and to cause its subsidiaries to provide, and to use its reasonable best efforts to cause each of its and its subsidiaries’ respective representatives to provide, all cooperation reasonably requested by Parent in connection with the debt financing, including, among other things:

•	participating in customary meetings, road shows, lender presentations and due diligence sessions;

•	assisting in the preparation of documents and materials, including any customary offering documents and bank information memoranda;

•	furnishing pertinent and customary information, including pro forma financial information;

•	obtaining comfort letters, legal opinions and financing documents as reasonably requested by Parent;

•	obtaining consents, approvals and authorizations to permit the pledging of collateral and facilitating the perfection or enforcement of liens on the assets of Globecomm or its subsidiaries;

•

taking other actions necessary to permit the consummation of the debt financing, including entering into definitive financing agreements, guarantees, collateral documents, pay-off letters, lien releases and other customary documents;

•	reasonably cooperating with the marketing efforts of Parent and its financing sources for all or any portion of the debt financing;

•	cooperating with the financing sources’ customary securities underwriting and secured lending due diligence investigation, including providing “know your customer” and Patriot Act documents; and

•	assisting to procure ratings for the debt financing.

Globecomm is not obligated to take any action to the extent it would materially interfere with the ongoing operations of Globecomm or its subsidiaries. Globecomm and its subsidiaries are not obligated to take any action that is not contingent upon the closing or that would otherwise subject it to actual or potential liability in connection with any financing.

Proxy Statement Covenant

Globecomm and Parent have agreed to prepare and file this proxy statement with the SEC in connection with the merger. Globecomm will use its reasonable best efforts to cause the proxy statement to be disseminated to its stockholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the proxy statement, and, except to the extent that our board of directors makes a permitted adverse recommendation change as described under “— No Solicitation by Globecomm” beginning on page 72 of this proxy statement, such proxy statement will contain the recommendation of our board of directors that Globecomm’s stockholders vote in favor of adoption of the merger agreement.

Indemnification and Insurance

The merger agreement provides that from the completion of the merger through the sixth anniversary of the date following the completion of the merger, Parent will cause the surviving corporation to indemnify and hold harmless the current and former officers and directors of Globecomm and its subsidiaries in respect of acts or omissions occurring at or prior to the completion of the merger to the fullest extent that Globecomm and its subsidiaries would be permitted or required under Globecomm’s certificate of incorporation and bylaws in effect on the date of the merger agreement or indemnification agreements filed with the SEC prior to August 25, 2013.

Parent and Globecomm have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the completion of the merger (and rights for advancement of expenses) currently existing in favor of the current or former directors or officers of Globecomm and its subsidiaries as provided in any indemnification or other agreements of Globecomm and its subsidiaries as in effect on the date of the merger agreement will be assumed by the surviving corporation, without further action, and will survive the merger and will continue in full force and effect in accordance with their terms. Parent and Globecomm have further agreed that, for a period of six years after the completion of the merger, the certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are set forth in Globecomm’s certificate of incorporation and bylaws as of the date of the merger agreement.

The merger agreement provides that Globecomm may obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of Globecomm’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the completion of the merger with respect to any claim related to any period of time at or prior to the completion of the merger. However, the total aggregate amount payable for such “tail” insurance policy will not exceed 300% of the premium amount per annum rate paid by Globecomm in its last full fiscal year for its existing coverage. If the cost of such “tail” policy exceeds 300% of Globecomm’s current annual premium, Globecomm may obtain a substantially similar policy with the greatest coverage available for a cost not exceeding 300% of the per annum rate of its existing coverage.

If Globecomm for any reason fails to obtain such “tail” insurance policies as of the effective time of the merger, the surviving corporation must, and Parent must cause the surviving corporation to, continue to maintain in effect, for a period of at least six years from and after the effective time of the merger, the directors’ and officers’ insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Globecomm’s existing policies as of the date of the merger agreement, or the surviving corporation must, and Parent must cause the surviving corporation to, purchase comparable directors’ and officers’ insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in Globecomm’s existing policies as of the date of the merger agreement. However, Parent is not required to expend annually in excess of 300% of the amount per annum Globecomm paid in its last full fiscal year, and, to the extent that the annual premiums of such coverage exceed that amount, Parent must obtain the greatest coverage available that is then available for 300% of such annual premium in lieu of such continued coverage.

Employee Matters

Employee Benefit Plans. Following completion of the merger, Parent will give each continuing employee full credit for prior service with Globecomm or any of its subsidiaries for purposes of (i) eligibility and vesting under Parent employee plans and (ii) determination of benefit levels under any Parent employee plan or policy relating to vacation or severance, in each case for which the continuing employee is otherwise eligible and in which the continuing employee is offered participation, but except where such credit would result in a duplication of benefits.

In addition, Parent will waive, or cause to be waived, all limitations on benefits relating to preexisting conditions to the same extent such limitations were waived under any comparable plan of Parent and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the closing of the merger occurs.

Termination of the Merger Agreement

The merger agreement may be terminated at any time before the completion of the merger, whether before or after Globecomm’s stockholders have adopted the merger agreement, in any of the following ways:

•	By mutual written consent of Parent and Globecomm;

•	By either Parent or Globecomm, if:

•

the merger has not been consummated on or before the outside date, provided, however, that upon the written agreement of Parent and Globecomm, the outside date may be extended. This right to terminate the merger agreement is not available to any party whose material breach of any provision of the merger agreement has been the primary cause of failure of the effective time to occur by the outside date, provided, however, that Parent’s failure to close due to unavailability of financing (or alternative financing) will not limit this termination right unless such unavailability was caused or resulted from Parent’s breach of its obligations under certain of the merger agreement’s financing provisions;

•

any applicable law, order, injunction, judgment, decree, ruling or other similar requirement is in effect that makes consummation of the merger illegal or otherwise prohibited, or permanently enjoins Globecomm or Parent from consummating the merger and such injunction has become final and non-appealable. This right to terminate the merger agreement is not available to a party (i) unless such party has used its reasonable best efforts described under “— Reasonable Best Efforts Covenants” and “— Regulatory Filings” on page 75 of this proxy statement to contest, appeal and remove such injunction and (ii) whose material breach of any provision of the merger agreement has been the principal cause of, or resulted directly in, such action;

•

an adverse recommendation change has not occurred, a Globecomm stockholders’ meeting has been held and completed and the adoption of the merger agreement by Globecomm’s stockholders has not occurred; or

•

there has been a breach by the other party of any of the covenants or agreements or any of the representations or warranties in the merger agreement that would, individually or in the aggregate, result in the failure of the other party to satisfy the applicable condition to the closing related to the accuracy of representations and warranties or performance of covenants, and which breach cannot be cured by the outside date or, if curable, has not been cured within 30 days following receipt by the other party of notice of such breach or, by its nature, cannot be cured within such period. A party seeking to terminate the merger agreement under this provision must not be in material breach of its obligations under the merger agreement; or

•	By Parent, if:

•	prior to the adoption of the merger agreement by Globecomm’s stockholders, an adverse recommendation change has occurred;

•

prior to the adoption of the merger agreement by Globecomm’s stockholders, Globecomm breaches its obligations described in “— No Solicitation by Globecomm” on page 72 of this proxy statement, relating to an acquisition proposal in any material respect; or

•

Globecomm publishes a press release or files or becomes obligated to file a report with the SEC to the effect that Globecomm’s prior financial statements or reports filed with the SEC may no longer be relied upon or announces that Globecomm’s audit committee of its board of directors is conducting an investigation with respect to accounting matters.

•	By Globecomm, if:

•

our board of directors approves a superior proposal in accordance with “— No Solicitation by Globecomm” and the substantially concurrent entry by Globecomm into a definitive agreement with respect to such superior proposal, provided that Globecomm is not in breach of its obligations described in “— No Solicitation by Globecomm,” and Globecomm has paid prior to or concurrently with the termination the applicable Globecomm termination fee to Parent;

•

an adverse recommendation change has occurred, the Globecomm stockholders’ meeting has been held and completed and the adoption of the merger agreement by Globecomm’s stockholders has not been obtained at such meeting; or

•

the conditions to Parent’s and Merger Sub’s obligations to close have been satisfied (other than those to be satisfied at closing or that have not been satisfied due to failure of Parent or Merger Sub to have performed their respective obligations under the merger agreement), Parent and Merger Sub fail to consummate the transactions contemplated by the merger agreement within two business days of the date on which the closing should have occurred pursuant to the merger agreement and Globecomm is ready and willing to consummate the merger and has confirmed such fact by written notice to Parent indicating that the conditions of Parent and Merger Sub have been satisfied or waived (other than those to be satisfied at closing); provided, however, that if Globecomm is seeking to terminate the merger agreement pursuant to this bullet point,

Globecomm must not be in material breach of its obligations under the merger agreement; provided, further, however, that if any portion of the debt financing required to consummate the merger becomes unavailable and Parent and Merger Sub have informed Globecomm that they are using their reasonable best efforts to promptly arrange and obtain alternative financing in replacement thereof in accordance with the merger agreement, Globecomm will not be permitted to terminate the merger agreement pursuant to this bullet point until the earlier of the outside date and the date on which Parent and Merger Sub cease to use their reasonable best efforts to promptly arrange and obtain alternative financing.

If the merger agreement is validly terminated, the merger agreement will become void without any liability on the part of any party and its representatives, except that certain designated provisions, including the provisions relating to termination fees and expense reimbursement described below and confidentiality, will survive termination. However, none of the parties to the merger agreement will be relieved or released from liability for any fraud or willful and material breach of any representation, warranty, covenant or other agreement contained in the merger agreement.

Termination Fees and Expenses

Termination Fee Payable by Globecomm. Globecomm has agreed to pay Parent the Globecomm termination fee in the amount of:

•	$10,200,000, if Parent terminates the merger agreement:

•	at any time prior to the adoption of the merger agreement by Globecomm’s stockholders, because an adverse recommendation change occurred;

•

at any time prior to the adoption of the merger agreement by Globecomm’s stockholders, because Globecomm breaches its notice and other obligations relating to an acquisition proposal in any material respect; or

•

because Globecomm becomes obligated to file a report with the SEC to the effect that Globecomm’s financial statements or reports filed with the SEC may no longer be relied upon or announces that its audit committee is conducting an investigation with respect to accounting matters;

•

$10,200,000, if Globecomm terminates the merger agreement because an adverse recommendation change has occurred and our board of directors approves the entry into a definitive agreement with respect to a superior proposal;

•	$10,200,000, if Globecomm terminates the merger agreement because an adverse recommendation change has occurred and Globecomm stockholders failed to approve the merger at the stockholders’ meeting;

•	$10,200,000, if Globecomm or Parent terminates the merger agreement because:

•

the merger has not been consummated prior to the outside date (if the approval of the merger by Globecomm stockholders had not been obtained prior to such termination) and prior to such termination an acquisition proposal had been publicly disclosed and not withdrawn and within 12 months Globecomm enters into a definitive agreement providing for an acquisition proposal or an acquisition proposal is consummated (provided each reference to “15%” in the definition of acquisition proposal is deemed to be a reference to “50%” for this purpose); or

•

an adverse recommendation change has not occurred and the Globecomm stockholders fail to approve the merger at the stockholders’ meeting and prior to such termination an acquisition proposal had been publicly disclosed and not withdrawn and within 12 months Globecomm enters into a definitive agreement providing for an acquisition proposal or an acquisition proposal is consummated (provided each reference to “15%” in the definition of acquisition proposal is deemed to be a reference to “50%” for this purpose); or

•

$3,400,000, reflecting a reasonable estimate of Parent and Merger Sub’s out-of-pocket fees and expenses (including fees and expenses of third party advisors), overhead costs and charges and lost opportunity costs, if the merger agreement is terminated because Globecomm’s stockholders failed to approve the Merger at the stockholders’ meeting and an adverse recommendation change did not occur; provided, however, that this fee will not be payable by Globecomm if at such time of termination Globecomm would have been entitled to terminate the merger agreement as a result of an uncured breach by Parent or Merger Sub of any covenants or agreements or representations or warranties, which breach would result in the failure of a closing condition.

In the event that the Company pays the $3,400,000 fee and a termination fee of $10,200,000 subsequently becomes payable due to the fact that, prior to the termination, an acquisition proposal was publicly disclosed and not withdrawn and within 12 months Globecomm enters into a definitive agreement providing for an acquisition proposal or an acquisition proposal is consummated, as described above, then the fee paid by Globecomm in the amount of $3,400,000 will be credited against the subsequent amount of $10,200,000 payable by Globecomm.

Termination Fee Payable by Parent. Parent has agreed to pay Globecomm a termination fee of $15,600,000 if:

•

Globecomm terminates the merger agreement when all conditions to closing have been satisfied (other than those to be satisfied at closing or that have not been satisfied due to the failure of Parent or Merger Sub to perform their obligations under the merger agreement) and Parent and Merger Sub fail to consummate the merger within two business days of the date on which the closing should have occurred and Globecomm is ready and willing to consummate the merger; or

•

Parent terminates the merger agreement as a result of the failure of the merger to be consummated by the outside date and Globecomm would have been entitled to terminate the merger agreement at such time, in accordance with the circumstances described in the preceding bullet point.

Globecomm Reimbursement Obligations. Globecomm agreed to reimburse, and has reimbursed, Parent the Parent reimbursement amount of $2,000,000 for fees, expenses and costs incurred by Parent and Merger Sub in connection with the merger agreement and the transactions contemplated thereby prior to August 25, 2013. Parent is obligated to refund to Globecomm the Parent reimbursement amount in the event that the merger agreement is terminated by either Parent or Globecomm because the merger is not consummated on or before the outside date as a result of the closing condition requiring certain FCC consents not being satisfied (unless a breach of the merger agreement by Globecomm was the principal cause of the failure of such closing condition to be satisfied), except that Parent will not be required to refund to Globecomm the Parent reimbursement amount in the event that Parent provides Globecomm with written notice that it is willing to extend the outside date to no later than May 27, 2014 in order to cause the conditions relating to FCC consents to be satisfied and Globecomm does not agree to such extension.

Exclusive Remedy. If Parent receives the Globecomm termination fee, the payment of such fee will constitute Parent’s and Merger Sub’s sole and exclusive remedy against Globecomm and its related parties as a result of the failure to consummate the transactions contemplated by the merger agreement. Except for an order of specific performance prior to the termination of the merger agreement pursuant to its terms, Globecomm’s receipt of the Parent termination fee or Parent reimbursement amount and Globecomm’s rights and remedies under the equity commitment letter and the limited guaranty will constitute Globecomm’s sole and exclusive remedy against the Parent, Merger Sub, the guarantor, any non-recourse party or any source of the debt financing and their respective related parties as a result of the failure to consummate the transactions contemplated by, or a breach of any covenant or agreement in, the merger agreement. Upon receipt by Globecomm of the Parent termination fee or the Parent expense reimbursement, as applicable, none of Parent, Merger Sub, the guarantor, any non-recourse party or any source of debt financing or any of their related parties will have any liability or obligation relating to or arising out of the merger agreement, the financing or the transactions contemplated by the merger agreement or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection with the merger agreement or otherwise, whether at law or equity, in contract, in tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any law or otherwise. Prior to the termination of the merger agreement or the effective time, the granting of a decree or order of specific performance or other equitable relief will constitute each party’s sole and exclusive remedy with respect to breaches by any other party to the merger agreement, and no party may seek monetary damages prior to the termination of the merger agreement or the effective time that may be available for breach under the merger agreement or otherwise in connection with the merger agreement or the transactions contemplated thereby. In no event will Parent or the guarantor be subject to monetary damages in excess of the amount of the Parent termination fee in the aggregate.

Other Expenses. To the extent that the termination fee is not promptly paid by any party when due, the party failing to pay the termination fee is also required to pay any costs and expenses incurred by the other party in connection with legal enforcement action taken against the party failing to pay the termination for such amount, together with interest on the amounts required to be paid.

Specific Performance; Remedies

Specific Performance. Subject to the following paragraphs, Parent, Merger Sub and Globecomm are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Globecomm is entitled to obtain specific performance to cause Parent and/or Merger Sub to draw down the full amount of the financing contemplated by the equity financing commitment and to consummate the merger if and only if:

•	all conditions to Parent and Merger Sub’s obligations to consummate the merger (other than conditions to be satisfied at the closing of the merger) have been satisfied or waived;

•	Parent and Merger Sub failed to complete the merger at the time the merger is required to occur pursuant to the merger agreement;

•	the financing contemplated by the debt financing commitment, or any alternative debt financing, has been funded or will be funded at the closing of the merger if the equity financing is funded; and

•	Globecomm has irrevocably confirmed that if specific performance is granted and the equity financing and debt financing are funded, then the merger closing will occur.

Globecomm is also entitled to obtain specific performance to cause Parent and/or Merger Sub to draw down the full amount of the financing contemplated by the debt financing commitment and to consummate the merger if and only if:

•	all conditions to Parent and Merger Sub’s obligations to consummate the merger (other than conditions to be satisfied at the closing of the merger) have been satisfied or waived; and

•

all of the conditions to the consummation of the financing provided by the debt financing commitment, or any alternative debt financing, have been satisfied (other than conditions to be satisfied at the closing of the merger).

Globecomm may not seek specific performance against any source of the financing provided by the debt financing commitment, or any alternative debt financing.

Amendments; Waivers

Any provision of the merger agreement may be amended or waived before the completion of the merger if the amendment or waiver is in writing and signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after adoption of the merger agreement by Globecomm’s stockholders, the parties may not amend or waive any provision of the merger agreement if such amendment or waiver would require further approval of Globecomm’s stockholders under the DGCL unless such approval has first been obtained.

Governing Law

Any action arising out of or in connection with the merger agreement, other than any action involving a source of debt financing, will be brought in the Delaware Chancery Court and governed by the laws of the State of Delaware. Any action involving a source of debt financing will be brought in a New York State court or U.S. Federal Court sitting in New York County.

Waiver of Jury Trial

The parties agreed to waive any and all right to a jury trial in any action arising from the merger agreement.

Fees and Expenses

Except as set forth in “— Termination Fees and Expenses” on page 82 of this proxy statement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense.

APPRAISAL RIGHTS

If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262, summarized herein, you may be entitled to appraisal rights under Section 262. In order to perfect and exercise appraisal rights, a record holder of our common stock must follow the steps summarized below properly and in a timely manner.

Section 262 is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262. The following summary describes the material aspects of Section 262, and the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 will result in the loss of appraisal rights.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery, which we refer to as the “Delaware Court,” and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to such shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262. This proxy statement constitutes such notice to the holders of our common stock and Section 262 is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex C carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under Section 262.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Globecomm, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of our common stock. If you sign and return a proxy card by mail or vote by submitting a proxy by telephone or through the Internet, without abstaining or expressly directing that your shares of our common stock be voted against the adoption of the merger agreement, you will effectively waive your appraisal rights because such shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to perfect and exercise appraisal rights with respect to any of your shares of common stock, you must either (i) refrain from executing and returning the enclosed proxy card by mail and from voting in person, or by submitting a proxy by telephone or through the Internet, in favor of the proposal to adopt the merger agreement or (ii) vote against or abstain from voting for the adoption of the merger agreement by checking either the “against” or the “abstain” box next to the proposal on such card and returning such card by mail or by voting in person against the adoption of the merger agreement or by submitting a proxy by telephone or through the Internet, against the proposal or registering in person an abstention with respect thereto. A vote or proxy against the adoption of the merger agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs Globecomm of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788, Attention: Corporate Secretary, or should be delivered to the Corporate Secretary at the special meeting, in either case, prior to the taking of the vote on the adoption of the merger agreement.

Within ten days after the effective time of the merger, we will notify each stockholder who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement of the effective time of the merger. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by us, the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court will take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Globecomm nor Parent anticipates offering more than the per share merger consideration to any Globecomm stockholder exercising appraisal rights, and each of Globecomm and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Globecomm common stock is less than the per share merger consideration. In determining “fair value” of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court has stated that such factors include “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation.” In Weinberger, the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. In addition, the Delaware Court has decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy.

The Delaware Court will direct the payment of the fair value of the shares of our common stock that have perfected appraisal rights, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he, she or it will be entitled to receive the cash payment for his, her or its shares pursuant to the merger agreement, as if he, she or it had not demanded appraisal of his, her or its shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

IMPORTANT INFORMATION ABOUT GLOBECOMM

Globecomm is a leading provider of satellite-based communications infrastructure solutions and services on a global basis offering a comprehensive suite of design, engineering, installation and integration solutions, managed network services and lifecycle support services. Employing our expertise in emerging communication technologies, including satellite and other transport mediums, we are able to offer a comprehensive suite of system integration, system products and network services enabling a complete end-to-end solution for our customers. We believe our integrated approach of in-house design and engineering expertise combined with a world-class global network and our 24/7 network operating centers provide us a unique competitive advantage. We focus this value proposition in selective vertical markets, including government, wireless, media, enterprise and maritime.

For more information about Globecomm, please visit our website at http://www.globecomm.com. Globecomm’s website is provided as an inactive textual reference only. Information contained on our website is not incorporated by reference into, and does not constitute any part of, this proxy statement. Globecomm is publicly traded on NASDAQ under the symbol “GCOM.”

Additional information regarding Globecomm is contained in our filings with the SEC. See “Where You Can Find More Information” on page 105 of this proxy statement.

Directors and Executive Officers of Globecomm

Set forth below for each of the directors and executive officers of Globecomm is his respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the relevant employment history of each such director and executive officer. Except as otherwise noted, each person identified below is a citizen of the United States of America and can be reached c/o Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788.

During the last ten years, none of Globecomm, our directors or our executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Name of Director or Executive Officer	Age
Independent Directors
Richard E. Caruso(1)	67
Harry L. Hutcherson, Jr.(2)	71
Brian T. Maloney(3)	59
Jack A. Shaw(4)	74
A. Robert Towbin(5)	78
C.J. Waylan(6)	72

Employee Directors
David E. Hershberg(7)	76
Keith A. Hall(8)	44

Executive Officers
Andrew C. Melfi(9)	60
Thomas C. Coyle(10)	64
Andrew Silberstein(11)	53

(1)

Richard E. Caruso has been a senior executive in the telecommunications and consulting industries. Since 2010 he has been at GlobalLogic, a research and development services company. He is currently the General Manager of the Communications Business Unit of GlobalLogic. During 2008, Mr. Caruso served as Managing Director, Communications Industry of Tata Consulting Services, an information technology consulting and outsourcing company. From 2004 to 2007, Mr. Caruso was Managing Director, Technology, Communications & Media Industries of BearingPoint, Inc., a provider of business consulting, systems integration and managed services. From 2001 to 2003, Mr. Caruso was a Senior Partner at TechLeaders Consulting, LLC, an information technology consulting company. From 1999 to 2001, Mr. Caruso served as President of Hosting Solutions and Storage Networking at Nortel Networks Corporation, a global supplier of networking solutions and services. From 1994 to 1999, Mr. Caruso served as Vice President and General Manager of Global Solutions for IBM’s Communications Sector. From 1983 to 1994, Mr. Caruso held various senior executive positions with Bellcore/Telcordia, including Corporate Vice President of Technology and Industry Markets. From 1969 to 1983, Mr. Caruso held various positions at AT&T Bell Labs, most recently Executive Director of the Network Provisioning Systems Lab. Mr. Caruso holds a B.S. in Industrial Engineering from Rutgers University and an M.S. in Industrial Engineering from the New Jersey Institute of Technology.

(2)

Harry L. Hutcherson, Jr. has been affiliated with Navigant Consulting, Inc. (formerly Peterson Consulting) as an independent contract consultant providing financial, analytical and business consulting on various large projects since 1992. From 1977 through 1992, Mr. Hutcherson was an audit partner of Arthur Andersen LLP. Mr. Hutcherson is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Greater Washington Society of Certified Public Accountants and the Virginia State Society of Certified Public Accountants. Mr. Hutcherson holds a B.S. in Accounting from the University of Richmond.

(3)

Brian T. Maloney is currently an independent consultant in the technology and telecommunications industries. Mr. Maloney served as Chief Executive Officer of Ygomi LLC, a private equity firm, from October 2008 through October 2009. From May 2006 to January 2008, Mr. Maloney was President of Global Industries at Unisys Corporation, a worldwide information technology consulting services and solutions company. Prior to joining Unisys Corporation, Mr. Maloney was an independent consultant in the telecommunications industry from January 2005 to April 2006. From 2002 to September 2004, Mr. Maloney served as Chief Operating Officer for Perot Systems Corporation. From 1978 to 2002, Mr. Maloney held various positions with AT&T, most recently as Senior Vice President of AT&T, and as President and Chief Executive Officer of AT&T Solutions. Mr. Maloney received a B.S. in English from Hunter College and an M.A. in English from Columbia University.

(4)

Jack A. Shaw is currently retired. He held various positions at Hughes Electronics Corporation (“Hughes”) from 1998 to December 2003, most recently as its President and Chief Executive Officer and as a member of its board of directors. From 1998 to 2001, Mr. Shaw served as Senior Executive Vice President of Hughes. Mr. Shaw was a director of Sirius XM Radio Inc. from 1999 to 2013 and is currently a senior member of the Institute of Electrical and Electronics Engineers. He is also on the Board of Trustees of Trine University. Mr. Shaw holds a B.S. in Electrical Engineering from Purdue University.

(5)

A. Robert Towbin has been the Executive Vice President of Stephens Inc. since 2006, prior to which he served as a Managing Director from December 2001 to 2005. Mr. Towbin is a Director of Intertrust Technologies, a private company owned by Sony, Phillips and Stephens, Inc. From 2000 to 2001, he was Co-Chairman of C.E. Unterberg, Towbin Co. and from 1995 to 1999 was Senior Managing Director of C.E. Unterberg, Towbin. From 1994 to 1996, Mr. Towbin was President and Chief Executive Officer of the Russian-American Enterprise Fund, a U.S. government-owned investment fund, and later, Vice Chairman of its successor fund, the U.S. Russia Investment Fund. Mr. Towbin was a Managing Director of Lehman Brothers and Co-Head of

High Technology Investment Banking from 1987 to 1994. From 1959 to 1987, Mr. Towbin was Vice Chairman and a Director of L.F. Rothschild, Unterberg, Towbin Holdings Inc. and its predecessor companies. Mr. Towbin served on the board of directors of the following public companies: Anken Chemical Corp., AVX Corporation, Bradley Real Estate, Convergent Technology, Empire Airlines, Gerber Scientific, Inc., Graphic Controls Corp., Kyocera, J. Rothschild Holdings, PLC, North Fork Bancorporation, Inc., Plessey, Inc. and Pulte Homes Corp. Mr. Towbin holds a B.A. from Dartmouth College.

(6)

C. J. Waylan is a retired executive from the telecommunication and satellite communications industries. Dr. Waylan served as Executive Vice President for GTE Mobilnet and President of GTE Spacenet Corporation until his retirement in 1996. From 1996 to 1997, he was Executive Vice President of NextWave Telecom, Inc., a start-up provider of wireless communications and from 1997 to 2006, he was President and Chief Executive Officer of CCI International, NV, a mobile satellite communications company. Dr. Waylan was a member of the board of directors of Radyne Corporation from 2000 to 2008 and served as Chairman of the board for the last two years. He was also a director of CCI International, NV from 1997 to 2006. He holds a B.S. from the University of Kansas as well as an M.S. in Electrical Engineering and a Ph.D. from the Naval Postgraduate School.

(7)

David E. Hershberg founded the Company in 1994 and has been its Chief Executive Officer and Chairman of the Board of Directors since its inception. In addition, Mr. Hershberg was President of the Company from September 2008 to June 2009. From 1976 to 1994, Mr. Hershberg was the President of Satellite Transmission Systems, Inc. (“STS”), a provider of satellite ground segment systems and networks, which he founded and which became a subsidiary of California Microwave, Inc. (“CMI”), and is currently part of Narda Satellite Networks, a subsidiary of L3 Communications Corporation. From 1990 to 1994, Mr. Hershberg also served as Group President of the Satellite Communications Group of CMI, where he also had responsibility for EFData, Inc., a manufacturer of satellite communications modems, and for Viasat Technology Corp., a manufacturer of communications systems that specialized in portable and mobile satellite communications equipment. Mr. Hershberg was a director of Primus Telecommunications Group, Inc. (“Primus”) from 1995 to 2009. Mr. Hershberg holds a B.S. in Electrical Engineering from Rensselaer Polytechnic Institute, an M.S. in Electrical Engineering from Columbia University and an M.S. in Management Science from Stevens Institute of Technology.

(8)

Keith A. Hall has been President and Chief Operating Officer and a director of the Company since July 2009. From June 2008 to June 2009, Mr. Hall served as Senior Vice President and General Manager of Globecomm Network Services and from 2003 to June 2008, he served as Vice President and General Manager of Globecomm Network Services Corporation. Mr. Hall served as Senior Director of Project Management of Globecomm Network Services Corporation from 2000 to 2003. From 1996 to 1999, Mr. Hall was employed by Globecomm Systems as a Senior Project Engineer. From 1992 to 1996, Mr. Hall was employed by STS as a Systems Engineer. Mr. Hall holds a B.S.E.E. from Auburn University and an M.B.A. from Dowling College.

(9)

Andrew C. Melfi, 60, has served as Senior Vice President since March 2009, as Treasurer since September 1997 and as Chief Financial Officer since joining the Company in January 1996. From September 1997 to February 2009, Mr. Melfi served as Vice President. From 1982 to 1995, he was the Controller of STS. Mr. Melfi holds an M.B.A. and a B.B.A. in Accounting from Dowling College.

(10)

Thomas C. Coyle, 64, has served as Senior Vice President and General Manager of Globecomm since June 2008, and prior to that time, he served as Vice President and General Manager from 2003 to 2008. From 2001 to 2003, he served as Vice President of Managed Networks of Globecomm Systems and from 1999 to 2001, as Senior Director of Engineering of Globecomm Systems. From 1994 to 1998, he was Director of Systems Programs for STS. Prior to joining STS, he was employed by Norden Systems, a division of United

Technologies Corp. from 1972 to 1993, where he held positions as a Radar Systems Design Engineer, Engineering Manager and Program Manager. Mr. Coyle holds a B.S.E.E. from Hofstra University.

(11)

Andrew Silberstein, 53, has served as Senior Vice President and General Manager of Globecomm Network Services since November 2010. From November 2009 to October 2010, he served as Vice President and General Manager of Globecomm Network Services. From March 2009 to November 2009, he served as Vice President, Hosted Services of Globecomm Network Services. He also served as Managing Director of the Asia Pacific Region for the Company from September 1995 to August 2000. From September 2000 to February 2009, he was employed by Schema Inc., a global provider of network optimization software solutions, where he served as President and Chief Operating Officer. From January 1986 to August 1995, he held various management positions at STS. Prior to joining STS, he held a position at Booz Allen & Hamilton, providing technical consulting services to commercial and government clients from August 1982 to December 1985. Mr. Silberstein holds a B.S. in Electrical Engineering from Rutgers University, an M.S. in Electrical Engineering from Johns Hopkins University and an Executive M.B.A. in Marketing and Finance from the Technion — Israel Institute of Technology.

Book Value Per Share

Our net book value per share as of June 30, 2013 was $10.22 (using the number of shares as of September 24, 2013).

Projected Financial Information

During our consideration of strategic alternatives, as described in “The Merger — Background of the Merger” beginning on page 21 of this proxy statement, Globecomm management provided Needham & Company with financial forecasts of Globecomm’s operating performance for fiscal years 2013 through 2015 prepared by the management of Globecomm. Set forth below are the financial forecasts prepared by Globecomm management in February 2013 and in August 2013, which we collectively refer to as the “Management Projections.” In connection with Wasserstein & Co.’s due diligence review of Globecomm, Globecomm provided to Wasserstein & Co. and its financing sources portions of the Management Projections, as described below.

Globecomm does not generally make public detailed projections as to future performance, earnings or other results due to, among other reasons, the inherent unpredictability of forward-looking financial forecasting. However, in 2013, at the direction of our board of directors and to support the efforts of management and Needham & Company in connection with the strategic alternatives process, our management prepared a set of Management Projections for fiscal years 2013 through 2015 (the “February Projections”) and a set of Management Projections for fiscal years 2013 through 2016 and calendar years 2013 and 2014 (the “August Projections”). These Management Projections included forecasts of, among other things, revenue, gross profit, EBITDA and adjusted EBITDA.

The February Projections were provided to Needham & Company and included in materials provided to participants in the process, including Wasserstein & Co., beginning on February 13, 2013. The August Projections were reviewed by our board of directors at its meeting on August 25, 2013 and were relied upon by Needham & Company in its opinion rendered to our board of directors, as described in “The Merger — Background of the Merger” and “The Merger — Opinion of the Company’s Financial Advisor” beginning on pages 21 and 32, respectively, of this proxy statement. The August Projections were not provided to participants in the process. The Management Projections included in this proxy statement are presented to give

Globecomm stockholders access to certain of the Management Projections that were made available to our board of directors, Wasserstein & Co. and Needham & Company, but the summary of the Management Projections is not being included in this proxy statement to influence a stockholder’s decision whether to vote in favor of the merger. Summaries of the Management Projections are set forth below.

The February Projections are based on actual first and second quarter results for the fiscal year ended June 30, 2013 and include management’s forecasts for the third and fourth quarters of the fiscal year ended June 30, 2013, as well as each of the three fiscal years ending June 30, 2015. The August Projections include certain additional information when compared to the February Projections, including management’s forecasts for the fiscal year ending June 30, 2016 for use by Needham & Company in its discounted cash flow analysis. The August Projections also reflect a decrease in revenue of $2.7 million, a decrease in adjusted EBITDA of $1.1 million for fiscal 2014 and related modest reductions in operating expenses when compared to the February Projections.

The Management Projections were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. The Management Projections included in this proxy statement are unaudited. Neither Globecomm’s independent registered public accounting firm nor any other independent auditors have compiled, examined or performed any procedures with respect to the prospective financial information contained in the Management Projections, nor have they expressed any opinion or given any form of assurance on the Management Projections or their achievability. The inclusion of this information in this proxy statement should not be regarded as an indication that Globecomm or anyone who received the Management Projections then considered, or now considers, the Management Projections to be material information of Globecomm or a reliable prediction of future events, and this information should not be relied upon as such.

Because the Management Projections were developed for Globecomm on a stand-alone basis without giving effect to the merger, the Management Projections do not give effect to the merger or any changes to our operations or strategy that may be implemented after the consummation of the merger, including any potential cost synergies realized as a result of the merger or to any costs related to or that may arise in connection with the merger.

The Management Projections reflect various estimates and assumptions made by Globecomm, all of which are inherently uncertain, difficult to predict and many of which are beyond Globecomm’s control, including among others, the following assumptions:

•	full achievement of Globecomm’s various initiatives;

•	favorable overall economic conditions;

•	recovery of infrastructure gross margin to more traditional levels;

•	market penetration and acceptance of our Temposm media platform application in the enterprise market vertical;

•	forecasting new business and retraction on certain key existing business in the government marketplace; and

•	increased cash tax payments in fiscal year 2014 due to the utilization of net operating losses and remaining tax credits.

The Management Projections reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and frequent revisions attributable to the volatility of Globecomm’s industry and based on actual experience and business developments. As such, the Management Projections constitute forward-looking information and are subject to risks and uncertainties that could cause the actual results to differ materially from the projected results, including the factors described under “Risk Factors” in our Fiscal 2013 Form 10-K and in our other filings with the SEC. For additional information on factors that may cause Globecomm’s future financial results to materially vary from those projected below, see “Cautionary Statement Regarding Forward-Looking Information” on page 52 of this proxy statement.

The Management Projections were prepared by Globecomm’s management based on information it had at the time of preparation and are not a guarantee of future performance and should not be relied upon as such. The Management Projections cover multiple years, and such information by its nature becomes less predictive with each succeeding year. None of Globecomm, Parent or any of their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Management Projections described below. Globecomm disclaims any obligation to update, revise or correct the Management Projections if any of them are or become inaccurate, except as required by law.

The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Globecomm contained in Globecomm’s public filings with the SEC. Globecomm views the Management Projections as nonmaterial because of the inherent risks and uncertainties associated with such long-range financial forecasts. Furthermore, the Management Projections do not take into account any circumstances or events occurring after the date they were prepared, including the merger, and the Management Projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context. In light of the foregoing factors and the uncertainties inherent in the Management Projections, Globecomm stockholders are cautioned not to place undue, if any, reliance on the Management Projections included in this proxy statement.

The tables set forth below include summaries of both the February Projections and the August Projections.

February Projections and Certain Related Information (dollars in millions)

Consolidated Statement of Operations

	Fiscal Year Ending June 30,
	2011 Actual(1)	2012 Actual(1)	2013 Actual/ Estimated(2)	2014 Estimated	2015 Estimated
Revenues:
Communication Services	$188.7	$220.9	$202.6	$222.5	$237.4
Infrastructure Solutions	85.5	161.0	118.2	131.1	144.2

Total Revenues	274.2	381.9	320.8	353.6	381.6
Cost of Revenues	201.8	295.1	244.4	271.6	293.1

Gross Margin	72.4	86.8	76.5	82.0	88.4
Operating Expenses	57.2	48.4	53.1	56.1	58.6

Earnings Before Interest & Taxes	15.3	38.4	23.3	25.9	29.9

Net Income	9.0	28.6	15.6	17.3	19.7

EBITDA(3)	25.0	51.0	35.6	41.9	46.7

Adjusted EBITDA(4)	$33.9	$42.5	$39.3	$45.8	$50.4

(1)	This column reflects historical figures as set forth in Globecomm’s internal format and is included solely for comparative purposes.

(2)	Estimated figures for the fiscal year ended June 30, 2013 were compiled using actual figures for the six months ended December 31, 2012 and management forecasts for the six months ended June 30, 2013.

(3)

Globecomm defines EBITDA as net income before interest income, interest expense, provision for income taxes and depreciation and amortization expense. EBITDA does not represent cash flows defined by GAAP. EBITDA is not meant to be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP.

(4)

Globecomm defines “adjusted EBITDA” as net income before interest income, interest expense, provision for income taxes, and depreciation and amortization expense, including addbacks for stock-based compensation, acquisition costs and earn-out fair value adjustments. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP.

August Projections and Certain Related Information (dollars in millions except per share amounts)

Consolidated Statement of Operations

	Fiscal Year Ending June 30,						Calendar Year Ending December 31,(7)
	2011 Actual(1)	2012 Actual(1)	2013 Preliminary(2)	2014 Estimated	2015 Estimated	2016 Estimated(6)	2011 Actual(1)	2012 Actual(1)	2013 Estimated(2)(3)	2014 Estimated(3)
Revenues
Communication Services	$188.7	$220.9	$198.3	$221.6	$237.4	$254.2	$203.4	$213.4	$200.1	$239.8
Infrastructure Solutions	85.5	161.0	121.3	129.3	144.2	160.8	113.5	163.3	97.8	158.6

Total Revenues	274.2	381.9	319.6	350.9	381.5	415.0	316.9	376.6	297.9	398.5
Cost of Revenues	201.8	295.1	243.1	270.0	293.1	319.3	234.7	295.4	223.7	308.2

Gross Profit	72.4	86.8	76.5	80.9	88.4	95.7	82.2	81.2	74.2	90.3
Operating Expense	57.2	48.4	54.0	55.4	58.6	63.7	50.5	55.5	55.2	57.1

Income from Operations	15.3	38.4	22.6	25.5	29.9	32.0	31.7	25.7	19.0	33.2
Net Income	9.0	28.6	15.2	16.9	19.7	21.1	23.7	16.5	13.1	21.9

Earnings Per Share	$0.41	$1.26	$0.66	$0.71	$0.81	$0.85	$1.05	$0.75	$0.54	$0.91

Fully Diluted Shares Outstanding(4)	22.0	22.7	23.1	23.7	24.3	24.9	22.6	22.1	24.3	24.0

Adjusted EBITDA(5)	$33.9	$42.5	$38.4	$44.7	$51.2	$56.2	$37.6	$40.1	$36.9	$52.9

(1)	This column reflects historical figures as set forth in Globecomm’s internal format and is included solely for comparative purposes.

(2)	Preliminary figures for the fiscal year ended June 30, 2013 were compiled using preliminary actual figures for the fiscal year ended June 30, 2013, subject to completion of the audit.

(3)

Estimated figures for the calendar year ended December 31, 2013 and 2014 were compiled using preliminary actual figures for the fiscal year ended June 30, 2013 and management forecasts for the six months ended December 31, 2013 and calendar year ended December 31, 2014.

(4)	Assumes growth of 600,000 shares per fiscal year for the estimated periods.

(5)

Globecomm defines “adjusted EBITDA” as net income before interest income, interest expense, provision for income taxes, and depreciation and amortization expense, including addbacks for stock-based compensation, acquisition costs and earn-out fair value adjustments. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP.

(6)	The estimated amounts in this column were provided solely to Needham & Company for the purpose of its discounted cash flow analysis.

(7)	Calendar year projections were provided solely to Needham & Company for the purpose of its selected companies analysis.

Market Price and Dividend Data

Globecomm common stock is listed for trading on NASDAQ under the symbol “GCOM.” The following table sets forth, for the fiscal quarters indicated, the high and low sales prices per share as reported on NASDAQ.

	High	Low
Fiscal Year Ending June 30, 2014
First Quarter (through [—], 2013)	$14.91	$12.01
Fiscal Year Ended June 30, 2013
Fourth Quarter	$13.34	$11.23
Third Quarter	$12.80	$10.86
Second Quarter	$12.00	$10.11
First Quarter	$13.44	$9.50
Fiscal Year Ended June 30, 2012
Fourth Quarter	$14.92	$9.44
Third Quarter	$16.00	$13.29
Second Quarter	$14.62	$11.83
First Quarter	$16.43	$10.63

The closing sale price of Globecomm common stock was $10.60 per share on October 9, 2012 (the day on which Discovery Group filed an amendment to its Schedule 13D with the SEC following the close of the market that included a letter requesting that Globecomm’s board of directors solicit offers from parties interested in acquiring the company), $11.61 per share on January 14, 2013 (the day on which Globecomm announced, following the close of the market, that it had engaged Needham & Company to assist it in its review of strategic alternatives) and $14.40 per share on August 23, 2013 (the last trading day prior to the public announcement of the execution of the merger agreement). On [—], 2013, the most recent practicable date before this proxy statement was printed, the closing price for the Globecomm common stock on NASDAQ was $[—] per share. You are encouraged to obtain current market quotations for Globecomm common stock in connection with voting your shares.

We have never declared or paid cash dividends on our common stock. Currently, we intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying cash dividends in the foreseeable future.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 24, 2013 for (i) each of our named executive officers, (ii) each of our directors, (iii) all of our current directors and executive officers as a group, and (iv) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except where indicated in the footnotes below, the address for each director and executive officer listed is: c/o Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 24, 2013 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such stockholders. Percentage of ownership is based on 23,909,872 shares of common stock outstanding on September 24, 2013 (excluding treasury stock):

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Shares Outstanding
Wellington Management Company, LLP(3) 280 Congress Street Boston, MA 10022	2,492,646		10.43%
Smithwood Advisors LP(4) 1999 Avenue of the Stars, Suite 2040 Los Angeles, CA 90067	1,500,000		6.27%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	1,493,939		6.25%
Lynn E. Gorguze(6) 1200 Prospect Street, Suite 325 LaJolla, CA 92037	1,454,436		6.08%
Dimensional Fund Advisors LP(7) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,431,239		5.99%
NSB Advisors LLC(8) 200 Westage Business Center Drive, Suite 228 Fishkill, NY 12524	1,384,712		5.79%
Discovery Group I, LLC(9) 191 North Wacker Drive, Suite 1685 Chicago, IL 60606	1,379,607		5.77%
David E. Hershberg	188,636	(10)	*
Keith A. Hall	109,109	(11)	*
Andrew C. Melfi	79,768		*
Thomas C. Coyle	40,620		*
Andrew Silberstein	30,107	(12)	*
A. Robert.Towbin	59,790	(13)	*
C. J. Waylan	48,200	(14)	*
Harry L. Hutcherson, Jr.	43,200	(14)	*
Brian T. Maloney	45,245	(15)	*
Jack A. Shaw	33,200	(16)	*
Richard E. Caruso	12,200	(17)	*
All current directors and executive officers as a group (11 persons)	690,075	(18)	2.86%

*	Represents less than 1%.

(1)	Except as otherwise indicated the stockholders named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)

Except as otherwise indicated, amounts shown for each stockholder include (i) all restricted and unrestricted shares of Common Stock owned by each stockholder and (ii) shares of common stock underlying options exercisable within 60 days of September 24, 2013.

(3)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13F filed with the SEC on August 7, 2013 by Wellington Management Company, LLP, or “Wellington.” In the Wellington Schedule 13F, Wellington reported shared voting power of 1,678,881 shares and shared dispositive power of 2,492,646 shares. In total, Wellington clients own more than 10% of the Company’s stock. However, no individual client, and no group of clients that have the authority to act as a voting bloc, own or control 10% or more of the Company’s stock in their Wellington managed accounts.

(4)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13D filed with the SEC on January 3, 2013, by Smithwood Advisors LP, or “Smithwood.” In the Smithwood Schedule 13D, Smithwood reported shared voting power and shared dispositive power over 1,500,000 shares. Subsequent to September 24, 2013, Smithwood filed an amendment to its Schedule 13D to report that, as of September 25, 2013, it had increased its shared voting power and dispositive power to 2,109,000 shares.

(5)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 6, 2013 by BlackRock, Inc., or “BlackRock.” In the BlackRock Schedule 13G/A, BlackRock reported sole voting power and sole dispositive power of 1,493,939 shares.

(6)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2013, by Lynn E. Gorguze. In the Lynn E. Gorguze Schedule 13G, Lynn E. Gorguze reported sole voting and dispositive power over 717,803 shares, and shared voting and dispositive power over 736,633 shares.

(7)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 11, 2013, by Dimensional Fund Advisors LP, or “Dimensional.” In the Dimensional Schedule 13G/A, Dimensional reported sole voting power over 1,393,439 shares and sole dispositive power over 1,431,239 shares. As stated in the Dimensional Schedule 13G/A, Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional nor its subsidiaries (collectively, the “Dimensional Entities”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Dimensional Schedule 13G/A are owned by the Funds. The Dimensional Entities disclaimed beneficial ownership of such securities in the Dimensional Schedule 13G/A.

(8)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2013 by NSB Advisors LLC, or “NSB.” In the NSB Schedule 13G/A, NSB reported sole dispositive power of 1,384,712 shares. Based on information that NSB has provided to the Company, NSB is a money manager that invests for a broad range of clients. NSB maintains no ownership interest in the securities held by its clients and unless a client delegates proxy voting authority to the firm, clients retain their right to vote shares.

(9)

Other than the information relating to its percentage ownership of our common stock, based solely on information contained in a Schedule 13D filed with the SEC on December 31, 2012 by Discovery Group I, LLC or “Discovery.” In the Discovery Schedule 13D, Discovery reported shared voting power and shared dispositive power of 1,379,607 shares. Discovery indicated that the purchase of the shares was through two private investment partnerships, over which Discovery exercises discretionary investment management authority. Daniel J. Donaghue and Michael R. Murphy are disclosed as managing members of Discovery. Subsequent to September 24, 2013, Discovery filed an amendment to its Schedule 13D to report that, as of September 25, 2013, it had sold all of the shares of our common stock beneficially owned by it.

(10)	Includes 32,500 shares of common stock issuable upon the exercise of stock options.

(11)	Includes 3,068 shares of common stock issuable upon the exercise of stock options.

(12)	Includes 5,000 shares of common stock issuable upon the exercise of stock options.

(13)	Includes 35,000 shares of common stock issuable upon the exercise of stock options.

(14)	Includes 35,000 shares of common stock issuable upon the exercise of stock options.

(15)	Includes 37,045 shares of common stock issuable upon the exercise of stock options.

(16)	Includes 25,000 shares of common stock issuable upon the exercise of stock options.

(17)	Includes 5,000 shares of common stock issuable upon the exercise of stock options.

(18)	See Notes (10) through (17) above.

Transactions in Shares of Common Stock

Purchases by Globecomm

None.

Prior Public Offerings

During the last three years, we have not made any underwritten public offering of our common stock for cash that was registered under the Securities Act of 1933 or exempt from registration under Regulation A.

Transactions in Prior 60 Days

Except as set forth in the table below, there have been no transactions in shares of Globecomm common stock during the past 60 days by Globecomm or any of its executive officers or directors.

Name	Number of Shares	Transaction Date	Nature of Transaction	Price
Thomas C. Coyle	629	8/13/2013	Sell to cover taxes	14.15
Thomas C. Coyle	1,282	8/27/2013	Sell to cover taxes	13.92
Keith A. Hall	3,148	8/13/2013	Sell to cover taxes	14.15
Keith A. Hall	5,124	8/27/2013	Sell to cover taxes	13.92
David E. Hershberg	4,609	8/1/2013	Sold pursuant to 10b5-1 Plan	14.37
David E. Hershberg	391	8/2/2013	Sold pursuant to 10b5-1 Plan	14.08
David E. Hershberg	4,658	8/13/2013	Sell to cover taxes	14.15
David E. Hershberg	4,484	8/27/2013	Sell to cover taxes	13.92
David E. Hershberg	5,000	9/3/2013	Sold pursuant to 10b5-1 Plan	13.94
David E. Hershberg	20,000	9/16/2013	Options exercised and held	13.92
Andrew C. Melfi	1,890	8/13/2013	Sell to cover taxes	14.15
Andrew C. Melfi	3,843	8/27/2013	Sell to cover taxes	13.92
Andrew Silberstein	500	8/1/2013	Sold pursuant to 10b5-1 Plan	14.53
Andrew Silberstein	1,243	8/13/2013	Sell to cover taxes	14.15
Andrew Silberstein	2,563	8/27/2013	Sell to cover taxes	13.92
Andrew Silberstein	500	9/3/2013	Sold pursuant to 10b5-1 Plan	13.97
A. Robert Towbin	10,000	9/9/2013	Options exercised and held	13.94

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)

Globecomm is asking its stockholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the merger agreement. We currently do not intend to propose adjournment of our special meeting if there are sufficient votes to adopt the merger agreement. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of a majority of the Globecomm common stock present, in person or represented by proxy, at the special meeting, provided that a quorum is present, in person or represented by proxy, at the special meeting. If Globecomm stockholders approve the proposal, Globecomm could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the proposal could mean that, even if Globecomm had received proxies representing a sufficient number of votes against the merger agreement proposal such that any such proposal would be defeated, Globecomm could adjourn the special meeting without a vote on the proposal or proposals for which there is an insufficient number of votes in favor and seek to convince the holders of those shares to change their votes to votes in favor of any such proposal.

Our board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ARRANGEMENTS (PROPOSAL NO. 3)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Globecomm is required to submit a proposal to Globecomm stockholders for a non-binding, advisory vote to approve the payment by Globecomm of certain compensation to the named executive officers of Globecomm that is based on or otherwise relates to the merger. This proposal, commonly known as “say-on-golden parachutes,” and which we sometimes refer to as the “named executive officer merger-related compensation proposal,” gives Globecomm stockholders the opportunity to vote, on a non-binding, advisory basis, on the compensation that the named executive officers may or will be entitled to receive from Globecomm that is based on or otherwise relates to the merger.

Globecomm is asking its stockholders to indicate their approval of the various compensation that may or will become payable by Globecomm to its named executive officers in connection with the merger. This compensation is summarized in the table under “The Merger — Golden Parachute Compensation” beginning on page 47 of this proxy statement, including the footnotes to the table. The Globecomm board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Globecomm’s overall compensation program for its named executive officers and previously have been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the board of directors, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

The Globecomm board of directors unanimously recommends that the stockholders of Globecomm approve the following resolution:

“RESOLVED, that the stockholders of Globecomm hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable by Globecomm to its named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote to approve and adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Globecomm or Parent. Accordingly, if the merger agreement is approved and adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Globecomm stockholders.

The above resolution approving the merger-related compensation of Globecomm’s named executive officers on an advisory basis will require the affirmative vote of a majority of the shares of Globecomm common stock present, in person or represented by proxy, at the special meeting, provided a quorum is present, in person or represented by proxy, at the special meeting.

Our board of directors recommends that you vote “FOR” named executive officer merger-related compensation proposal.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Future Stockholder Proposals

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we expect to hold a 2013 annual meeting of stockholders later in the year.

To be considered for inclusion in our Proxy Statement relating to the 2013 Annual Meeting of Stockholders, stockholder proposals must be submitted in writing no later than 75 days prior to the date of the 2013 Annual Meeting. To be considered for presentation at such meeting, although not included in our Proxy Statement, proposals must comply with our by-laws and must be received no earlier than 90 days prior to the date of the 2013 Annual Meeting and no later than 60 days prior to the date of the 2013 Annual Meeting or 10 days following public announcement of the date for the 2013 Annual Meeting. All stockholder proposals should be marked for the attention of Secretary, Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788.

Householding of Special Meeting Materials

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of the annual reports and proxy statements to any household at which two or more of our stockholders reside, if your broker or we believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household receives a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, by calling its toll free number, 1-800-353-0103.

If you do not wish to participate in “householding” and would like to receive your own set of Globecomm’s annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Globecomm stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your Globecomm common stock is registered in your own name, please contact Broadridge Financial Solutions, by calling its toll free number, 1-800-353-0103 or writing it at 1 Park Avenue New York, NY 10016.

•

If a broker or other nominee holds your Globecomm common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage and your account number.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 117881

Attn: Investor Relations

Phone: 631-457-1301

If you would like to request documents from us, please do so by [—], 2013, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

We are “incorporating by reference” information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

The following documents contain important information about us and our financial condition and operating results and are hereby incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 13, 2013; and

•	our Current Report on Form 8-K, filed with the SEC on August 29, 2013.

With respect to this proxy statement we also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Parent has provided all information contained in this proxy statement relating to Parent and Merger Sub and we have provided all information relating to Globecomm.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in that jurisdiction. You should rely only on the information contained in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [—], 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

August 25, 2013

among

GLOBECOMM SYSTEMS INC.,

WASSERSTEIN COSMOS CO-INVEST, L.P.

and

COSMOS ACQUISITION CORP.

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of August 25, 2013 by and among Globecomm Systems Inc., a Delaware corporation (the “Company”), Wasserstein Cosmos Co-Invest, L.P., a Delaware limited partnership (“Parent”), and Cosmos Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Subsidiary”).

W I T N E S S E T H :

WHEREAS, the respective Boards of Directors of the Company and Merger Subsidiary and the General Partner of Parent have approved and declared advisable this Agreement and the transactions contemplated by this Agreement, pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, Wasserstein Partners III, LP, a Delaware limited partnership (the “Guarantor”), is entering into a guaranty in favor of the Company (the “Guaranty”) pursuant to which the Guarantor is guaranteeing certain obligations of each of Parent and Merger Subsidiary set forth in this Agreement; and

WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties and covenants in connection with the transactions contemplated by this Agreement and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“1933 Act” means the Securities Act of 1933.

“1934 Act” means the Securities Exchange Act of 1934.

“Adjusted EBITDA” means net income before interest income, interest expense, provision for income taxes, depreciation, amortization expense, non-cash stock compensation expense, severance payments, earn-out fair value adjustments and expenses incurred or reimbursed by the Company in connection with the potential sale of the Company, including without limitation with respect to this Agreement and the transactions contemplated hereby all of which shall be computed in conformity with GAAP.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common (including common law as to equity) or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Capital Lease” means, with respect to any Person, all leases that are required under GAAP to be recorded as capitalized leases on such Person’s balance sheet, provided that for all purposes hereunder the amount of obligations under any Capital Lease will be the amount thereof accounted for as a liability in accordance with GAAP.

“Classified Contract” means any contract or agreement to which the Company or any of its Subsidiaries is a party to or bound by that may not be disclosed, identified, confirmed, acknowledged or otherwise revealed pursuant to the terms thereof or Applicable Law.

“Code” means the Internal Revenue Code of 1986.

“Communications Act” means the United States Communications Act of 1934.

“Company Acquisition Proposal” means any bona fide written offer or proposal for, or inquiry or indication of interest in (other than an offer, proposal, inquiry or indication of interest by Parent or Merger Subsidiary), a single transaction or series of transactions involving (i) any acquisition or purchase (whether direct or indirect, or by merger, consolidation, equity investment, joint venture or otherwise) of (y) assets that constitute or account for 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries or (z) 15% or more of any class of equity or voting securities of the Company or any one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute or account for 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in a Person beneficially owning (as beneficial ownership is determined pursuant to Rule 13d-3 of the 1934 Act) 15% or more of any class of equity or voting securities of the Company or any one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute or account for 15% or more of the consolidated revenue, net income or assets of the Company and its Subsidiaries, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute or account for 15% or more of the consolidated revenues, net income or assets of the Company and its Subsidiaries.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of March 31, 2013 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2013.

“Company Balance Sheet Date” means the date of the Company Balance Sheet.

“Company Disclosure Schedule” means the disclosure schedule, dated the date hereof, regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

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“Company Scheduled Contract” means each contract or agreement filed or required to be filed or incorporated by reference as an exhibit to the Company 10-K and any subsequent quarterly report on Form 10-Q pursuant to Item 601(b)(10) of Regulation S-K under the 1933 Act.

“Company Stock” means the common stock, $0.001 par value, of the Company.

“Company Stock Plans” means the 1997 Stock Incentive Plan, the Amended and Restated 2006 Stock Incentive Plan, the Telaurus 2009 Special Equity Incentive Plan and any other plan, agreement or arrangement providing for a right to acquire shares of Company Stock.

“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2012.

“Copyrights” has the meaning specified in the definition of “Intellectual Property Rights.”

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Domain Names” has the meaning specified in the definition of “Intellectual Property Rights.”

“Environmental Laws” means any Applicable Laws or any agreement with any Person relating to human health and safety, the environment or to any Hazardous Substance.

“Environmental Permits” means all permits, licenses, franchises, certificates, consents, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and relating to the business of the Company or any of its Subsidiaries as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any trade or business (whether or not incorporated) which (i) together with such entity, would be treated as a single employer under Section 414 of the Code, or (ii) is under common control (within the meaning of Section 4001(b)(1) of ERISA) with such entity.

“Export Control Laws” means all statutory and regulatory import or export requirements, including under the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and associated executive orders, the Customs Regulations and associated executive orders, the Applicable Laws implemented and administered by the U.S. Department of State and/or the U.S. Department of the Treasury, including its Office of Foreign Assets Control, anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of the Treasury, and the equivalent Applicable Laws in any jurisdiction in which the Company or any of its Subsidiaries operates.

“FCC” means the United States Federal Communications Commission and any successor agency.

“FCC Applications” means all applications and other submissions necessary to request the FCC Consent.

“FCC Consent” means the grant by the FCC of its consent to the transfer of the controlling interest of each FCC License held by the Company or any of its Subsidiaries.

“FCC Final Order” means an action taken by the FCC with respect to each FCC Application (including action duly taken by the FCC’s staff, pursuant to delegated authority) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which no challenge, request for stay, petition for

7

rehearing, appeal or certiorari or sua sponte action of the FCC with comparable effect shall be pending, and as to which the time for the FCC’s consideration of any such challenge, request, petition, appeal, certiorari or for the taking of any such sua sponte action by the FCC shall have expired or otherwise terminated.

“FCC License” means any FCC license, permit or other authorization issued by the FCC, including any temporary waiver or special temporary authorization and any renewals thereof or any transferable pending application therefor.

“FCC Licensee” means the Company or Subsidiary of the Company that holds the FCC Licenses.

“FCC Rules” means the rules, regulations and published policies of the FCC.

“GAAP” means generally accepted accounting principles in the United States in effect as of the applicable time, consistently applied through all relevant periods.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any agency, instrumentality or political subdivision thereof.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) all obligations of such Person represented by notes, bonds, debentures or similar instruments, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (a) any such obligations incurred under ERISA and (b) trade payables or other accounts payable incurred in the ordinary course of business), (v) all obligations of such Person under conditional sale or title retention agreements relating to property acquired by such Person, (vi) indebtedness referred to in clauses (i) through (v) above secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby has been assumed by that Person or is nonrecourse to the credit of that Person, (vii) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Indebtedness of another Person, (ix) all obligations of such Person in respect of any exchange-traded or over-the-counter derivative transaction, whether entered into for hedging or speculative purposes, and (x) “earn-outs,” purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar obligations of any nature arising out of purchase and sale contracts to the extent any such item would be listed as a liability under GAAP.

“Intellectual Property Rights” means (i) all domestic and foreign copyrights, whether registered or unregistered, including all registrations and applications therefore, all moral rights, and all rights to register and obtain renewals and extensions of copyright registrations (“Copyrights”), (ii) all domestic and foreign patents (including certificates of invention and other patent equivalents), provisional applications, applications and

8

patents issuing therefrom, whether registered or unregistered, and all inventions and improvements thereto and any division, continuation or continuation in part, reissue, extension, reexamination, substitution, certification, revival or renewal thereof (“Patents”), (iii) all domestic and foreign trademarks, trade dress, service marks, trade names, corporate names, logos, slogans, designs and any other indicia of source or sponsorship of goods or services related to the above, in any and all forms, whether registered or unregistered, and all registrations and applications therefore and all goodwill related to the foregoing (“Trademarks”), (iv) all domain names, whether registered or unregistered (“Domain Names”), (v) any trade secrets or rights in other confidential information, proprietary formulae, ideas, designs, know-how, methods, techniques, models, computer programs and software programs (including all source code, object code, firmware, programming tools and documentation), application programming interfaces, algorithms, vendor lists, customer lists, databases and compilations, including any and all data and collections of data, technology and all documentation and media constituting, describing or relating to the above, including memoranda, manuals, technical specifications and other records wherever created throughout the world (“Trade Secrets”), (vi) all applications and registrations for the foregoing, and (vii) the right to sue for past, present or future infringement and to collect and retain all damages and profits related to the foregoing.

“Intervening Event” means a material event, development or change in circumstances that occurs or arises after the date of this Agreement (other than a Superior Proposal or other Company Acquisition Proposal) that was not known by the Board of Directors of the Company on the date hereof (or, if known, the material consequences of which are not known by the Board of Directors of the Company as of the date hereof), which material event, development or change in circumstances or material consequence thereof becomes known to the Board of Directors of the Company prior to the Company Stockholder Meeting.

“IRS” means the Internal Revenue Service.

“knowledge” means, (i) with respect to the Company, the actual knowledge, after due inquiry, of the officers of the Company and its Subsidiaries set forth in Exhibit A and (ii) with respect to Parent, the actual knowledge, after due inquiry, of the individuals set forth on Exhibit A.

“Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a third party and licensed or sublicensed to either the Company or any of its Subsidiaries.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

“LTM Adjusted EBITDA” means Adjusted EBITDA for the most recent 12 calendar months ending 30 days (or, if the final month in such 12-calendar month period is September, 45 days) or more prior to the Closing.

“Material Adverse Effect” means any effect, circumstance, change, event or development, individually or in the aggregate, that has (or have) had, or could reasonably be expected to have, a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, other than, in the case of any of the foregoing, any such effect, circumstance, change, event or development to the extent arising out of (A) changes in the financial or securities markets or general economic or political conditions (including governmental budgetary constraints) in the United States or any other market in which the Company or any of its Subsidiaries operate (including changes in interest rates or the availability of credit financing, changes in exchange rates and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter-market operating in the United States or any other market in which in which the Company or its Subsidiaries operate), (B) changes

9

required by GAAP or changes required by the regulatory accounting requirements (or the interpretation thereof) applicable to the Company, or that result from any action taken for the purpose of complying with any such changes, (C) changes (including changes of Applicable Law) or conditions generally affecting the industries or markets in which the Company or any of its Subsidiaries operate, (D) changes in national or international political conditions, including any engagement in, or disengagement from, hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any acts of war, sabotage or terrorism or natural disasters affecting the United States occurring prior to, on or after the date of this Agreement, (E) costs, fees or expenses incurred by the Company in connection with the process giving rise to this Agreement or the transactions contemplated hereby, (F) any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, (G) a change in the trading prices or volume of the Company Stock, or (H) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company arising out of or related to this Agreement or the Merger; provided, however, that with respect to clauses (F), (G) and (H), the underlying reasons for the failure to meet such budgets, projections, forecasts or predictions of financial performance, for the change in the trading prices or volume of the Company Stock and for the legal proceedings may be considered if such underlying reasons do not arise of out any of the events set forth in clauses (A) through (E); provided, further, that with respect to clauses (A)-(D), such matter will only be excluded to the extent that it does not disproportionately affect the Company and its Subsidiaries as compared to similarly situated businesses operating in the same industry and geographic areas in which the Company and its Subsidiaries operate.

“Non-U.S. Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by the Company or any Subsidiary of the Company primarily for the benefit of employees of the Company or any Subsidiary of the Company residing outside the Unites States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and which plan is not subject to ERISA or the Code.

“Order” means any decree, order, judgment, injunction, temporary restraining order or other order in any Proceeding by, before or with any Governmental Authority.

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned by the Company or any of its Subsidiaries and used in the business of the Company and its Subsidiaries.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any of its Subsidiaries.

“Parent Disclosure Schedule” means the disclosure schedule, dated the date hereof, regarding this Agreement that has been provided by Parent to the Company.

“Patents” has the meaning specified in the definition of “Intellectual Property Rights.”

“Permitted Liens” means (i) Liens specifically disclosed in the notes to the Company Balance Sheet, (ii) statutory, common or civil law Liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies arising or incurred in the ordinary course of business not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the Company Balance Sheet, (iii) statutory Liens for Taxes not yet due and

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payable or Taxes being contested in good faith by appropriate proceedings and for which accruals or reserves have been established on the Company Balance Sheet, (iv) Liens arising under sales contracts and equipment leases with third parties entered into in the ordinary course of business, and (v) Liens which do not materially detract from the value or materially interfere with any present or intended use of any property or assets of the Company or any of its Subsidiaries.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, joint venture, trust, Governmental Authority or other entity or organization.

“Related Party” means, with respect to a Person, any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent of such Person or any assignee of any of the foregoing.

“SEC” means the Securities and Exchange Commission.

“Software” has the meaning specified in the definition of “Intellectual Property.”

“Subsidiary” means, with respect to any Person, any other Person whose financial condition or results of operations are required by GAAP to be consolidated into the financial statements of the first Person.

“Target LTM Adjusted EBITDA” means $32 million until and including the 12-month period ending November 30, 2013.

“Tax” means (i) any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, gross margins, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, (ii) liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, (iii) liability under any state abandonment or unclaimed property, escheat or similar law, and (iv) liability for the payment of any amounts of the type described in clauses (i), (ii) or (iii) of this definition as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person, including pursuant to any tax sharing or similar arrangement.

“Tax Return” means any report, return (including any information return), document, declaration, estimate, schedule, claims for refund, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax, including any schedule, return or attachment of an affiliated, combined or unitary group, request for extension of time in which to file any such report, return, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, or in connection with the administration, implementation or enforcement of or compliance with any law relating to any Tax.

“Trade Secrets” has the meaning specified in the definition of “Intellectual Property Rights.”

“Trademarks” has the meaning specified in the definition of “Intellectual Property Rights.”

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“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Warrants” means those certain Common Stock Purchase Warrants of the Company issued to former equity holders of Telaurus Communications, LLC covering 244,910 shares of Company Stock.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Acceptable Confidentiality Agreement	Section 6.03(b)
Adverse Company Recommendation Change	Section 6.03(a)
Agreement	Preamble
Certificates	Section 2.03(a)
CFIUS	Section 4.03
CFIUS Approval	Section 9.01(d)
Closing	Section 2.01(b)
Closing Date	Section 2.01(b)
Company	Preamble
Company Board Recommendation	Section 4.02(b)
Company Permits	Section 4.12(d)
Company Restricted Share	Section 2.04(b)
Company SEC Documents	Section 4.07(a)
Company Securities	Section 4.05(b)
Company Stockholder Approval	Section 4.02(a)
Company Stockholder Meeting	Section 6.02
Company Stock Option	Section 2.04(a)
Company Subsidiary Securities	Section 4.06(b)
Company Termination Fee	Section 11.04(b)(i)
Confidentiality Agreement	Section 6.04(c)
Continuing Employees	Section 7.03(a)
Credit Agreement	Section 4.06(b)
Debt Financing	Section 5.08(a)
Debt Financing Agreements	Section 7.05(a)
Debt Financing Commitment	Section 5.08(a)
D&O Insurance	Section 7.02(c)
Dissenting Shares	Section 2.05
DOJ	Section 8.02(a)
DSS	Section 8.02(e)
Effective Time	Section 2.01(c)
e-mail	Section 11.01
Employee Plan	Section 4.18(a)
Equity Financing	Section 5.08(a)
Equity Financing Commitment	Section 5.08(a)
Exchange Agent	Section 2.03(a)
Executive Order	Section 4.12(e)
Exon-Florio	Section 4.03
Expense Repayment	Section 11.04(b)(ii)
Financing	Section 5.08(a)

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Term	Section
Financing Commitments	Section 5.08(a)
FCL	Section 8.02(e)
FINSA	Section 4.03
FOCI	Section 8.02(e)
FTC	Section 8.02(a)
Guaranty	Recitals
Guarantor	Recitals
Indemnification End Date	Section 7.02(a)
Indemnified Person	Section 7.02(a)
ITAR	Section 4.03
Material Contracts	Section 4.20(a)
Maximum Tail Premium	Section 7.02(c)
Measurement Date	Section 4.05(a)
Merger	Section 2.01(a)
Merger Consideration	Section 2.02(a)
Merger Subsidiary	Preamble
NISPOM	Section 4.03
Non-Recourse Party	Guaranty
Notice Period	Section 6.03(d)
OFAC	Section 4.12(e)
Option Consideration	Section 2.04(a)
Outside Date	Section 10.01(b)(i)
Parent	Preamble
Parent Employee Plan	Section 7.03(a)
Parent Reimbursement Amount	Section 6.05
Parent Termination Fee	Section 11.04(b)(ii)
Patriot Act	Section 4.12(e)
Preferred Stock	Section 4.05(a)
Proceeding	Section 4.13
Proposed Changed Terms	Section 6.03(d)
Proxy Statement	Section 4.10
Representatives	Section 6.03(a)
Required Information	Section 7.05(c)
Section 203	Section 4.23
Share Unit	Section 2.04(c)
Share Unit Payment	Section 2.04(c)
Station	Section 4.21
Stockholder Litigation	Section 8.09
Superior Proposal	Section 6.03(e)
Surviving Corporation	Section 2.01(a)
Uncertificated Shares	Section 2.03(a)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All

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Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, will have the meaning as defined in this Agreement. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute will be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law will be deemed also to include any Applicable Law. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE 2

THE MERGER

Section 2.01. The Merger.

(a) At the Effective Time, Merger Subsidiary will merge (the “Merger”) with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary will cease, and the Company will be the surviving corporation (the “Surviving Corporation”).

(b) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. EDT in New York City at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 two Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(c) At the Closing, the Company will file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger will become effective at such time (the “Effective Time”) as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed upon by the parties hereto and specified in the certificate of merger).

(d) From and after the Effective Time, the Surviving Corporation will possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

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Section 2.02. Conversion of Shares. At the Effective Time:

(a) Except as otherwise provided in Section 2.02(b) and Section 2.05, each share of Company Stock outstanding immediately prior to the Effective Time will be converted into the right to receive $14.15 in cash (the “Merger Consideration”), without interest. As of the Effective Time, all such shares of Company Stock will, by virtue of the Merger and without any action on the part of the holders thereof, no longer be outstanding and will cease to exist, and Certificates therefor will thereafter represent only the right to receive the Merger Consideration paid in accordance with Section 2.03, without interest, and the holders of Certificates or Uncertificated Shares which immediately prior to the Effective Time represented such Company Stock will cease to have any rights with respect to such Company Stock other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.08) or Uncertificated Shares in accordance with Section 2.03, the Merger Consideration, without interest thereon, for each such share of Company Stock held by them.

(b) Each share of Company Stock held by the Company as treasury stock or owned by Parent or any Subsidiary of either the Company or Parent immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto.

(c) The aggregate number of shares of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time will be converted into and become that number of shares of common stock of the Surviving Corporation equal to the aggregate number of shares of Company Stock outstanding immediately prior to the Effective Time with the same rights, powers and preferences as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.03. Surrender and Payment.

(a) Prior to the Effective Time, Parent will appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the “Certificates”) or (ii) uncertificated shares of Company Stock (the “Uncertificated Shares”). As of or prior to the Effective Time, Parent will deposit with, or cause to be deposited with, the Exchange Agent the aggregate Merger Consideration to be paid pursuant to Section 2.02. Promptly after the Effective Time (but not later than three Business Days after the Effective Time), Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock as of the Effective Time a letter of transmittal (which will be in customary form and subject to the review and reasonable approval of the Company prior to the Effective Time) and instructions (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in effecting the surrender of Certificates or Uncertificated Shares in exchange for the Merger Consideration.

(b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by such Certificate or Uncertificated Share. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share will represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such Certificate or Uncertificated Share.

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(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it will be a condition to such payment that (i) either such Certificate is properly endorsed or otherwise in proper form for transfer or such Uncertificated Share is properly transferred and (ii) the Person requesting such payment pays to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock formerly represented by such Certificate or Uncertificated Shares. At the Effective Time, the stock transfer books of the Company will be closed and, after the Effective Time, there will be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they will be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(e) Any portion of the aggregate Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock nine months after the Effective Time will be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time may thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent will not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority will become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) Any portion of the aggregate Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.

(g) The Surviving Corporation will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Company Stock for the Merger Consideration. The Surviving Corporation will also pay all transfer or other Taxes required to be paid as a result of the surrender of Certificates or the transfer of Uncertificated Shares in exchange for the Merger Consideration, except as otherwise provided by Section 2.03(c).

Section 2.04. Stock Options and Restricted Shares.

(a) Each outstanding option to purchase shares of Company Stock under any Company Stock Plan that is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested (a “Company Stock Option”) will, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled immediately prior to the Effective Time, and the holder thereof will, subject to Section 2.07, be entitled to receive, from the Surviving Corporation (and Parent will cause the Surviving Corporation to pay to such holder), an amount in cash equal to the product of (i) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Stock subject to such Company Stock Option, and (ii) the total number of shares of Company Stock subject to such Company Stock Option as in effect immediately prior to the

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Effective Time, with the aggregate amount of such payment rounded down to the nearest cent (the “Option Consideration”). The Option Consideration will be paid in a lump sum promptly after the Effective Time (but no later than ten Business Days after the Effective Time). As soon as practicable following the execution of this Agreement, the Company will provide written notice (a copy of which will be furnished to Parent not fewer than five Business Days prior to sending such written notice) to each Person who is a holder of Company Stock Options describing the treatment of and, if applicable, payment for such Company Stock Options pursuant to this Section 2.04(a) and providing instructions for obtaining payment for such Company Stock Options.

(b) For the avoidance of doubt, and without duplication, by virtue of the Merger, each restricted share of Company Stock which is outstanding immediately prior to the Effective Time (a “Company Restricted Share”) will vest, by virtue of the Merger and without any action on the part of the holders thereof, as of the Effective Time, and at the Effective Time, each Company Restricted Share will be deemed a share of Company Stock, subject to Section 2.07, and will be entitled to the Merger Consideration as set forth in this Article 2.

(c) Each award of a right under any Company Stock Plan (other than awards of Company Stock Options or Company Restricted Shares) entitling the holder thereof to shares of Company Stock or cash equal to or based on the value of Company Stock (a “Share Unit”) that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holders thereof, be cancelled and the holder thereof will, subject to Section 2.07, receive from the Surviving Corporation (and Parent will cause the Surviving Corporation to pay such holder) an amount in cash equal to the product of (i) the total number of shares of Company Stock underlying such Share Units and (ii) the Merger Consideration (the “Share Unit Payment”). As of the Effective Time, each holder of a Share Unit will cease to have any rights with respect thereto, except the right to receive the Share Unit Payment. The Share Unit will be paid in a lump sum promptly after the Effective Time (but no later than ten Business Days after the Effective Time); provided, however, in the event that such payment would cause any additional Taxes to be payable pursuant to Section 409A of the Code with respect to a Share Unit, the payment will instead be made at the time specified in the applicable Company Stock Plan and related award document.

(d) Prior to the Effective Time, the Company will take all actions as are reasonably requested by Parent to assure that, upon consummation of the Merger, all Company Stock Options, Company Restricted Shares and Share Units are, without further action, cancelled and thereafter represent only the right (if applicable) to payment as herein provided and otherwise to give effect to the transactions contemplated by this Section 2.04.

Section 2.05. Dissenting Shares. Notwithstanding Section 2.02 and Section 2.03, shares of Company Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware Law (such shares being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise loses such holder’s appraisal rights under Delaware Law with respect to such shares) will not be converted into the right to receive the Merger Consideration but instead will be entitled to payment of the fair value of such shares in accordance with Section 262 of Delaware Law; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Section 262 of Delaware Law or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of Delaware Law, such shares of Company Stock will be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.02(a), without interest thereon, upon surrender of such Certificate formerly representing such share (or affidavit of loss in lieu thereof in accordance with Section 2.08) or transfer of such Uncertificated Share, as the case may be. The Company will provide Parent prompt written notice of any demands received by the Company for appraisal of shares of

17

Company Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Delaware Law that relates to such demand, and Parent will have the opportunity and right to participate in all negotiations and proceedings with respect to such demands under the applicable provisions of Delaware Law. Except with the prior written consent of Parent, given or withheld in its discretion, the Company will not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, the outstanding shares of Company Stock are changed into a different number of shares or a different class (including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares or stock dividend thereon with a record date during such period), the Merger Consideration and any other amounts payable pursuant to this Agreement will be appropriately adjusted.

Section 2.07. Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Surviving Corporation and Parent will be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Exchange Agent, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

Section 2.08. Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may reasonably require, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

Section 3.01. Certificate of Incorporation. At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company will be amended to read in its entirety as set forth in Exhibit B hereto and, as so amended, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law. Nothing in this Section 3.01 will affect in any way the indemnification and advancement obligations provided for in Section 7.02.

Section 3.02. Bylaws. At the Effective Time, the bylaws of the Company will be amended to be identical to the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time and as so amended will be the bylaws of the Surviving Corporation until thereafter amended in accordance with Delaware Law. Nothing in this Section 3.02 will affect in any way the indemnification and advancement obligations provided for in Section 7.02.

Section 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Subsidiary at the Effective Time will be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time will be the officers of the Surviving Corporation.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 11.05, except (a) as disclosed in any Company SEC Document filed prior to the Measurement Date, excluding any disclosures set forth in any section of a Company SEC Document entitled “risk factors” or constituting “forward-looking statements” and any other disclosures contained therein relating to information, factors or risks that are cautionary, predictive or forward-looking in nature, or (b) as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent that:

Section 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

Section 4.02. Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers, and except for the required approval of the Company’s stockholders in connection with the adoption of this Agreement, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the truth and accuracy of Parent’s representations and warranties in Section 5.05, the affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Merger (the “Company Stockholder Approval”). Assuming that this Agreement is a valid and binding obligation of Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity whether considered in a proceeding in equity or at law).

(b) At a meeting duly called and held, the Company’s Board of Directors has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, and (iii) resolved, subject to Section 6.03(b), to recommend adoption of this Agreement by the Company’s stockholders (such recommendation, the “Company Board Recommendation”), and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Stockholder Meeting.

Section 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with the requirements of the FCC with respect to authorizations

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issued to the Company and its Subsidiaries, (iv) compliance with any applicable requirements of the 1934 Act and any other applicable state or federal securities laws, (v) compliance with any applicable requirements of the International Traffic in Arms Regulations (“ITAR”) and the Export Administration Regulations, including any notification requirements under ITAR, (vi) if required or requested by the Committee on Foreign Investment in the United States (“CFIUS”), the filing of a joint voluntary notice with CFIUS pursuant to Defense Production Act of 1950, as amended by the Exon-Florio Amendment (“Exon-Florio”) and the Foreign Investment and National Security Act of 2007 (“FINSA”), and receipt of CFIUS Approval as set forth in Section 8.02(c), (vii) compliance with any applicable requirements of the National Industrial Security Program Operating Manual (“NISPOM”) and satisfying any requirements imposed thereunder, and (viii) any other actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.04. Non-contravention. Except as set forth in Section 4.04 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, and assuming the truth and accuracy of Parent’s representations and warranties in Section 5.05 and the receipt of the Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, or acceleration under any provision of, any Material Contract of the Company or any of its Subsidiaries, including any Company Scheduled Contract, or any material Company Permit, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.05. Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Stock, par value $0.001 per share, and 3,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the close of business on August 22, 2013 (the “Measurement Date”), (i) 23,845,038 shares of Company Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 354,466 shares of Company Stock were subject to, and reserved for issuance under, outstanding Company Stock Options at a weighted-average exercise price of $7.81 per share (of which Company Stock Options to purchase an aggregate of 338,716 shares of Company Stock were exercisable), and (iv) 17,834 shares of Company Stock are issuable upon the vesting of Share Units. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive rights. Section 4.05 of the Company Disclosure Schedule sets forth, as of the Measurement Date, a complete and correct list of each outstanding Company Stock Option, Company Restricted Share and Share Unit, including the holder, date of grant, vesting schedule, number of shares of Company Stock subject thereto, and the exercise price therefor.

(b) Except (x) as set forth in this Section 4.05, (y) for the grant of options to purchase Company Stock and/or restricted shares of Company Stock permitted pursuant to Section 6.01(c)(i)(C), and (z) for changes since the Measurement Date resulting from the exercise of Company Stock Options outstanding on such date in accordance with the terms thereof, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company

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convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities. Prior to the date hereof, all of the Warrants have either expired or been exercised.

(c) None of (i) the shares of capital stock of the Company or (ii) the Company Securities are owned by any Subsidiary of the Company.

(d) There have been no re-pricings of any Company Stock Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years. None of the Company Stock Options, Company Restricted Shares or Share Units have been granted in contemplation of the Merger or the transactions contemplated by this Agreement. None of the Company Stock Options was granted with an exercise price below the fair market value on the date of grant. All grants of Company Stock Options were validly made and properly approved by the Company’s Board of Directors (or a duly authorized committee or subcommittee thereof) in compliance with all Applicable Law and all filings with the SEC required to be made with respect thereto have been made, and no such grants of Company Stock Options involved any “back dating,” “forward dating” or similar practices.

Section 4.06. Subsidiaries.

(a) Section 4.06(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Subsidiaries of the Company and their respective jurisdictions of organization. Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, all of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly through another Subsidiary, free and clear of any Lien, other than Permitted Liens and other than Liens granted pursuant to that certain Credit Agreement, dated as of July 18, 2011, by and among the Company, Citibank, N.A., as administrative agent, and the lenders party thereto, as amended from time to time (the “Credit Agreement”), and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to preemptive rights. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or

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ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 4.07. SEC Filings; Compliance.

(a) The Company has timely filed with or furnished to the SEC, all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since June 30, 2010 (collectively, together with any exhibits and schedules thereto or incorporated by reference therein and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (and as of the date of any amendment or superseding filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act or 1934 Act, as applicable.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1933 Act or 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, to the Company’s knowledge, there are no outstanding or unresolved comments in any comment letters received by the Company from the SEC with respect to the Company SEC Documents. As of the date of this Agreement, to the Company’s knowledge, none of the Company SEC Documents is the subject of any ongoing review by the SEC. None of the Company’s Subsidiaries is, or since June 30, 2010 has been, required to file periodic reports with the SEC pursuant to the 1934 Act.

(d) Since June 30, 2010, the Company has complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of The NASDAQ Global Market.

(e) The Company and its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the 1934 Act) that are designed to provide reasonable assurance that material information relating to the Company and its Subsidiaries, required to be included in reports under the 1934 Act, is made known to the chief executive officer and chief financial officer of the Company by others within those entities. Neither the Company nor, to the Company’s knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which could reasonably adversely affect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. There is no fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries has outstanding, “extensions of credit” to directors or executive officers of the Company within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis

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(except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows and changes in stockholders’ equity for the periods then ended (subject to normal year-end audit adjustments, none of which is material, individually or in the aggregate, in nature or amount, in the case of any unaudited interim financial statements).

Section 4.09. No Undisclosed Liabilities. Except as set forth in Section 4.09 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise other than: (a) liabilities or obligations to the extent reserved against or disclosed in the Company Balance Sheet or in the notes thereto; (b) liabilities or obligations that are not required to be reflected or reserved for on such balance sheet, or disclosed in the notes thereto, in each case prepared in accordance with GAAP; (c) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date; and (d) liabilities or obligations incurred in connection with the transactions contemplated by this Agreement.

Section 4.10. Information Supplied. The proxy statement (including the letter to stockholders, notice of meeting and form of proxy and any other document incorporated or referenced therein), or any amendment or supplement thereto, to be sent to the Company stockholders in connection with the Merger and the other transactions contemplated by this Agreement (the “Proxy Statement”) will not, at the time filed with the SEC, as of the date it or any amendment or supplement thereto is mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any false or misleading statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholder Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the applicable requirements of the 1934 Act and the rules and regulations thereunder. The representations and warranties contained in this Section 4.10 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, Merger Subsidiary or any of their respective Representatives specifically for use or incorporation by reference therein. If at any time prior to the Company Stockholder Meeting any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Company or should occur, the Company will, promptly after become aware thereof, inform Parent of such fact or event.

Section 4.11. Absence of Certain Changes. Except as set forth in Section 4.11 of the Company Disclosure Schedule, since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted only in the ordinary course consistent with past practices and there has not been:

(a) any event, occurrence or development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) with respect to any shares of capital stock of the Company, or any redemption, repurchase or other acquisition by the Company or any Subsidiary of any Company Securities or any Company Subsidiary Securities (other than in connection with the forfeiture or exercise of equity based awards, options and restricted stock in the Company or any Subsidiary in either case, in accordance with existing agreements or terms);

(c) any material change in any method of accounting or accounting practice by the Company or any Subsidiary, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act;

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(d) (i) with respect to any director, officer or employee of the Company or any of its Subsidiaries whose annual base salary exceeds $250,000, (A) any grant of any new or any increase of any severance or termination pay (or any amendment to any existing severance pay or termination arrangement), (B) any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement), or (C) any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business consistent with past practice, (ii) any increase in benefits payable under any existing severance or termination pay policies, or (iii) any establishment, adoption or amendment, except as required by Applicable Law, to any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement;

(e) any material Tax election made or changed, any material method of tax accounting adopted or changed, or any material Tax claim, audit or assessment settled or compromised; or

(f) any event that would constitute a breach of Section 6.01, if Section 6.01 applied since the Company Balance Sheet Date.

Section 4.12. Compliance with Laws.

(a) The Company and each of its Subsidiaries is and since June 30, 2010 has been in compliance with, and to the knowledge of the Company is not under formal investigation with respect to and has not been given written notice of any default or violation of, any Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Each of the Company and each of its Subsidiaries (and, to the knowledge of the Company, each of their respective Representatives acting or purporting to act in such capacity) (i) has not used and is not using any corporate funds or other assets for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (ii) is, and at all times has been, in compliance with the Foreign Corrupt Practices Act of 1977 and any comparable foreign law or statute, (iii) has not established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties for the purposes set forth in clauses (i), (ii) or (iv), and (iv) has not made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature to any foreign or domestic government officials or employees.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since June 30, 2008, or, with respect to non-U.S. Subsidiaries, the later of June 30, 2008 and the date on which such non-U.S. Subsidiary was acquired by the Company or any of its Subsidiaries, the Company and each of its Subsidiaries is and has been in compliance with all U.S. and non-U.S. government export control requirements under the Export Control Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to any non-U.S. Subsidiaries, to the knowledge of the Company, between June 30, 2008 and the date on which such non-U.S. Subsidiary was acquired by the Company or any of its Subsidiaries, such non-U.S. Subsidiary was in compliance with all U.S. and non-U.S. government export control requirements under the Export Control Laws.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, findings of suitability and orders of or from a Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their respective assets and carry on their respective businesses as conducted as of the date hereof, including under Applicable Laws relating to export controls (including the FCC Licenses, the “Company Permits”). Except as

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would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Company Permits are in full force and effect, none of the Company or its Subsidiaries is in default or violation of any such Company Permit, and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority threatening to suspend, revoke, withdraw or modify in any material and adverse respect any Company Permit.

(e) To the extent applicable, the Company and its Subsidiaries are in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is, and to the Company’s knowledge no Affiliate, broker or other agent of the Company or any of its Subsidiaries is, (A) a Person that is listed in the annex to, or is otherwise subject to the provisions of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), or any other applicable U.S. Treasury Department Office of Foreign Asset Control (“OFAC”) regulations, (B) a Person owned or controlled by, or acting on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable OFAC regulations, (C) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or other applicable OFAC regulations, or (D) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, currently available at www.treas.gov/offices/enforcement/ofac/ or any replacement website or other replacement official publication of such list. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the knowledge of the Company, no broker or other agent of the Company or any of its Subsidiaries (I) is a Person described in clauses (A)-(D) of the immediately preceding sentence, (II) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any such Person, (III) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable OFAC regulations, or (IV) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Applicable Law relating to terrorism or money laundering.

Section 4.13. Litigation. Except as set forth in Section 4.13 of the Company Disclosure Schedule, there is no claim, action, arbitration suit, inquiry, investigation, review, hearing or proceeding (whether civil, criminal or administrative) (each, a “Proceeding”) pending against or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries, before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, (a) no officer or director of the Company or any of its Subsidiaries is a defendant in any Proceeding in connection with his or her status as an officer or director of the Company or any of its Subsidiaries and (b) no such Proceeding is threatened in writing, in either case that would reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any material settlement or Order.

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Section 4.14. Properties.

(a) Except as set forth on Section 4.14(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all material property and material assets reflected on the Company Balance Sheet, or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice, subject in each case to no Liens other than Permitted Liens.

(b) Section 4.14(b) of the Company Disclosure Schedule sets forth the address of each parcel of Owned Real Property. With respect to each parcel of Owned Real Property: (i) except as indicated on Section 4.14(b) of the Company Disclosure Schedule, the Company or one of its Subsidiaries has good and marketable fee simple title, free and clear of all Liens, except Permitted Liens; (ii) except as indicated on Section 4.14(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any material portion thereof, which right to use or occupy cannot be terminated on 30 days’ or less notice without material penalty; and (iii) there are no outstanding rights of first offer or rights of first refusal to purchase such Owned Real Property or any material portion thereof.

Section 4.15. Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Schedule lists all (i) registered Trademarks and pending applications for Trademarks, (ii) Domain Names, (iii) issued Patents and pending applications for Patents, and (iv) registered Copyrights and pending applications for Copyrights, in each case, owned by either the Company or any of its Subsidiaries, indicating with respect to all items listed in the foregoing subclauses (i), (iii) and (iv), where applicable, the jurisdiction in which each of the items has been applied for, issued or registered, the application/registration number and the current owner of record.

(b) Patents. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) All of the issued Patents and pending applications for Patents of the Company and each of its Subsidiaries are, as of the date hereof, in compliance with all filing and fee requirements of the applicable Governmental Authority.

(ii) No Patent of either the Company or any of its Subsidiaries has been or is, as of the date hereof, involved in any interference, reissue or reexamination proceeding and, to the knowledge of the Company, no such action is threatened with respect to any of the Patents of the Company or any of its Subsidiaries.

(iii) No Patent of the Company or any of its Subsidiaries is, as of the date hereof, alleged to infringe any Patent of any Person, and to the knowledge of the Company, no Patent of the Company or any of its Subsidiaries is, as of the date hereof, being infringed.

(c) Trademarks. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) All registered Trademarks, and pending applications for Trademarks of the Company and each of its Subsidiaries are, as of the date hereof, in compliance with all filing and fee requirements of the applicable Governmental Authority.

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(ii) No Trademark of the Company or any of its Subsidiaries is, as of the date hereof, involved in any opposition, infringement, cancellation or other proceeding and, to the knowledge of the Company, no such proceeding is, as of the date hereof, threatened with respect to any of the Trademarks of the Company or any of its Subsidiaries.

(iii) No Trademark of the Company or any of its Subsidiaries is, as of the date hereof, alleged to infringe, misappropriate or otherwise violate any Trademark of any other Person, and to the knowledge of the Company, no Trademark of the Company or any of its Subsidiaries is, as of the date hereof, infringed, misappropriated or otherwise violated.

(d) Copyrights. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) No Copyright of the Company or any of its Subsidiaries is, as of the date hereof, the subject of any proceeding and, to the knowledge of the Company, no such proceeding is, as of the date hereof, threatened with respect to any Copyright of the Company or any of its Subsidiaries.

(ii) No Copyright of the Company or any of its Subsidiaries is, as of the date hereof, alleged to infringe, misappropriate or otherwise violate any Copyright of any other Person, and to the knowledge of the Company, no Copyright of the Company or any of its Subsidiaries is, as of the date hereof, infringed, misappropriated or violated.

(e) Domain Names. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) All registered Domain Names of the Company and each of its Subsidiaries are, as of the date hereof, in compliance with all filing and fee requirements of the applicable registry.

(ii) No Domain Name of the Company or any of its Subsidiaries is, as of the date hereof, the subject of any dispute resolution or other proceeding and, to the knowledge of the Company, no such proceeding is, as of the date hereof, threatened with respect to any Domain Name of the Company or any of its Subsidiaries.

(f) General.

(i) The Company and its Subsidiaries are the sole owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Liens other than Permitted Liens. The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all the material Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted. The consummation of the transactions contemplated by this Agreement will not materially impair or terminate any Owned Intellectual Property Rights or, to the knowledge of the Company, any material Licensed Intellectual Property Rights.

(ii) None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of the Company, all such Owned Intellectual Property Rights are valid and enforceable.

(iii) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries have taken reasonable steps to comply with privacy and similar Applicable Laws and maintain the confidentiality of trade secrets, personal, sensitive or similar

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customer information owned by them or in their custody, and to protect and preserve through the use of customary non-disclosure agreements and other reasonable measures the confidentiality of all confidential information that is owned or held by the Company and its Subsidiaries and used in the conduct of their respective businesses. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such confidential information has not been used, disclosed to, stolen or discovered by any Person, except as permitted pursuant to valid non-disclosure agreements which have not been breached.

Section 4.16. Taxes.

(a) All Tax Returns required to be filed by the Company or any of its Subsidiaries have been timely filed, and all such Tax Returns are true and complete in all material respects.

(b) The Company and each of its Subsidiaries have paid all material Taxes that have become due and payable, except for such Taxes that are being contested in good faith or for which the Company has established reserves in accordance with GAAP. The Company and each of its Subsidiaries have withheld and remitted all material Taxes required to have been withheld and remitted in connection with amounts paid to any employee, independent contractor or other third party.

(c) Neither the Company nor any of its Subsidiaries has granted an extension or waiver of the limitation period for the assessment or collection of any Tax that remains in effect.

(d) Except as set forth in Section 4.16(d) of the Company Disclosure Schedule, there is no claim, audit, action, suit, proceeding or investigation now pending or, to the Company’s knowledge, threatened in writing against or with respect to the Company or its Subsidiaries in respect of any material Tax.

(e) There are no Liens for material Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.

(f) (i) Neither the Company nor any of its Subsidiaries is a party to or is bound by any tax-sharing agreement (other than such an agreement exclusively between or among the Company and its Subsidiaries), (ii) neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and (iii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract, or otherwise.

(g) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4.

(h) Since the date that is five years prior to the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction described in or intended to be governed by Section 355 of the Code.

For the avoidance of doubt, the representations and warranties made in this Section 4.16 and Section 4.08, Section 4.09, Section 4.11(e) and Section 4.18 are the only representations and warranties made by the Company with respect to Taxes.

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Section 4.17. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any Person relating to the Company or any of its Subsidiaries and relating to or arising out of any Environmental Law; (ii) the Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits; and (iii) there are no liabilities or obligations of the Company or any Subsidiary (or any of their respective predecessors) of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance, and, to the knowledge of the Company, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation.

Section 4.18. Employee Benefit Plans.

(a) Section 4.18(a) of the Company Disclosure Schedule contains a correct and complete list of each material Employee Plan. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other material forms of incentive or deferred compensation, vacation benefits, health or medical benefits, employee assistance program, profit sharing, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any obligation to contribute.

(b) With respect to each Employee Plan, to the extent applicable, the Company has furnished or made available to Parent (i) the plan, (ii) the trust agreement, (iii) the summary plan description, (iv) the most recent annual report on Form 5500, and (v) the most recent determination letter.

(c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof has or had any liability in respect of any Employee Plan or similar arrangement under Title IV of ERISA and no condition exists that could reasonably be expected to subject the Company or any ERISA Affiliate to any liability under Title IV of ERISA or any liability under any multiemployer plan, as defined in Section 3(37) of ERISA.

(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter in the case of a prototype or volume submitter plan), or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and nothing has occurred that could reasonably be expected to cause such determination letter to be revoked or not be reissued. Each Employee Plan has been maintained, operated and administered in compliance in all material respects with its terms and with the requirements prescribed by Applicable Law.

(e) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code or other Applicable Law.

(f) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, an Employee Plan which would significantly increase the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 2012.

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(g) All contributions due under each Employee Plan have been paid when due or properly accrued on the Company’s consolidated financial statements.

(h) There is no Proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan.

(i) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could reasonably be expected to, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current or former director, employee or independent contractor of the Company or any of its Subsidiaries, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such current or former director, employee or independent contractor of the Company or any of its Subsidiaries, or result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, or (iii) result in any amount failing to be deductible by reason of Sections 280G or 162(m) of the Code.

(j) No Employee Plan provides any individual with a “gross up” or similar payment in respect of any Taxes that may become payable under Section 409A or Section 4999 of the Code. To the knowledge of the Company, with respect to each Employee Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and is subject to Section 409A of the Code, (i) the written terms of such Employee Plan have at all times since January 1, 2009 been in compliance with, and (ii) such Employee Plan has, at all times while subject to Section 409A of the Code, been operated in compliance with, Section 409A of the Code and applicable guidance thereunder.

(k) Neither the Company nor any Subsidiary of the Company has incurred any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan, determined as of the end of the Company’s most recently ended fiscal year on a the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities.

Section 4.19. Labor.

(a) To the extent any Person is employed or engaged by the Company or any of its Subsidiaries as an independent contractor or leased employee (leased from another employer), the Company or applicable Subsidiary has properly classified such Person, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any current employee classified as exempt from overtime wages has been properly classified as such by the Company or applicable Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries has any labor contracts or collective bargaining agreements with any Persons employed by the Company or any of its Subsidiaries or any Persons otherwise performing services primarily for the Company or any of its Subsidiaries, and no employee of the Company or any of its Subsidiaries is covered by any such contracts or agreements. Since June 30, 2011, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of the Company, threatened, any work stoppage or labor strike against the Company or any of its Subsidiaries by employees.

(c) To the knowledge of the Company, no labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification other than as has been disclosed by the Company to Parent. There are no (i) unfair labor practice charges or complaints against the Company or any

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of its Subsidiaries pending before the National Labor Relations Board or any foreign equivalent and, to the knowledge of the Company, no such representations, claims or petitions are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any foreign equivalent, or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement, in each case except as would not, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20. Material Contracts.

(a) For the purposes of this Agreement, a “Material Contract” means, with respect to the Company or any of its Subsidiaries, any contract or agreement to which the Company or any of its Subsidiaries is a party to or bound by:

(i) any lease of real or personal property (other than Intellectual Property) providing for annual rental payments of $500,000 or more;

(ii) any contract or agreement requiring aggregate annual payments to be made by the Company or any of its Subsidiaries in excess of $1,000,000;

(iii) any Company Scheduled Contract;

(iv) any contract or agreement involving the Company’s customers listed on Section 4.20(a)(iv) of the Company Disclosure Schedule;

(v) any contract or agreement containing any standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of another Person which would apply to Parent or any of its Subsidiaries (other than Merger Subsidiary) following the Effective Time;

(vi) any contract or agreement that (A) provides for or relates to Indebtedness of the Company or its Subsidiaries, including letters of credit (other than any Indebtedness between or among any of the Company and any of its wholly owned Subsidiaries), (B) grants a material Lien, other than a Permitted Lien, on any material property or material asset of the Company or its Subsidiaries that will not be released prior to the Effective Time, (C) restricts the granting of Liens, other than Permitted Liens, on any material property or material asset of the Company or its Subsidiaries or the incurrence or guaranteeing of any Indebtedness, (D) provides for or relates to any material interest, currency or hedging, derivatives or similar contracts or arrangements, or (C) restricts payment of dividends or any distributions in respect of the equity interests of the Company or any of its Subsidiaries;

(vii) any contract or agreement for the employment of any director of the Company or any Subsidiary or any officer or employee of the Company or any Subsidiary whose annual base salary exceeds $250,000, except for any contract or agreement for the employment of any such Person outside of the United States of America in accordance in all material respects with standard industry practices;

(viii) any contract or agreement that expressly limits the right of the Company or any Subsidiary to engage or participate, or compete with any other Person, in any line of business, market or geographic area, where enforcement of such limitation would be material to the Company and its Subsidiaries, taken as a whole;

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(ix) any contract or agreement pursuant to which the Company or any Subsidiary is a lessor or lessee, or sub-lessor or sub-lessee, of any real property or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving, in each case, in excess of $2,000,000;

(x) any joint venture contract or agreement or any other agreement that involves a sharing of profits, cash flows, expenses or losses with other Persons and, in each case, is material to the business as presently conducted by the Company or any of its Subsidiaries; and

(xi) any contract or agreement relating to the acquisition or disposition of any material business (whether by merger, sale of stock, sale of assets or otherwise), other than this Agreement, pursuant to which any material earn-out, deferred or contingent payment or indemnification obligations remain outstanding (excluding indemnification obligations in respect of representations and warranties that survive indefinitely or for periods equal to a statute of limitations).

(b) Section 4.20(b) of the Company Disclosure Schedule lists all Material Contracts other than Company Scheduled Contracts and other than Classified Contracts. True and complete copies of all Material Contracts (including all material amendments, supplements and waivers thereto), other than Classified Contracts, have been made available to Parent.

(c) Except for breaches, violations or defaults which would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, (i) each of the Material Contracts is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Material Contract.

(d) Except as set forth in Section 4.20(d) of the Company Disclosure Schedule, as of June 30, 2013, no Classified Contracts providing for the provision of products and/or services by the Company or any Subsidiary prohibited the assignment of contract payments under the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727, 41 U.S.C. 15), or required permission from the Governmental Authority contracting officer prior to making any assignment of contract payments under the Assignment of Claims Act of 1940.

(e) Except for breaches, violations or defaults which would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, (i) each of the Classified Contracts is valid and in full force and effect and (ii) neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any other party to a Classified Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Classified Contract, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Classified Contract. No party to any of the Classified Contracts has exercised any termination rights with respect thereto or provided the Company or any of its Subsidiaries with any notice that it intends to exercise any termination rights with respect thereto, whether as a result of the transactions contemplated hereby or otherwise, and the Company does not have any reason to believe that any such termination right will be exercised in connection with the transactions contemplated hereby.

Section 4.21. FCC Matters.

(a) Section 4.21(a)(i) of the Company Disclosure Schedule contains a true and complete list of (i) all FCC Licenses, including antenna structure registrations of towers owned by the Company and each of its Subsidiaries,

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(ii) all licensees with respect to such FCC Licenses, and (iii) the stations to which such FCC Licenses apply (each, a “Station”). The Company has made available true, correct and complete copies of the FCC Licenses to Parent, including any and all amendments and modifications thereto. The FCC Licenses are validly held by the FCC Licensees. The FCC Licenses have been issued for the full terms customarily issued by the FCC for each class of Station, and the FCC Licenses are not subject to any condition except for those conditions appearing on the face of the FCC Licenses and conditions disclosed in Section 4.21(a)(ii) of the Company Disclosure Schedule.

(b) Section 4.21(a)(ii) of the Company Disclosure Schedule contains a true and complete list of all applications submitted by the Company or any of its Subsidiaries pending before the FCC relating to the operation of their respective businesses.

(c) The Company and its Subsidiaries have operated in compliance with the Communications Act and the FCC Licenses in all material respects, the Company and its Subsidiaries have timely filed all registrations and reports required to have been filed with the FCC and have paid all FCC regulatory fees due in respect to each Station. Neither the Company, nor any of its Subsidiaries, has entered into a tolling agreement or otherwise waived any statute of limitations during which the FCC may assess any fine or forfeiture or take any other action or agreed to any extension of time with respect to any FCC investigation or proceeding.

(d) The FCC Licensees are qualified under the Communications Act to assign the FCC Licenses to Buyer. To the knowledge of the Company, there are no facts or circumstances relating to the Stations, the Company or any of its Subsidiaries, which would reasonably be expected to (i) result in the FCC’s denial of the FCC Applications or refusal to grant the FCC Consent or otherwise disqualify Parent or Merger Subsidiary, (ii) materially delay the obtaining of the FCC Consents or (iii) cause the FCC to impose any material condition on its granting of the FCC Consents; provided, however, that the Company makes no representations or warranties relating to Parent or Merger Subsidiary. The Company has no reason to believe that the FCC Applications might be challenged or might not be granted by the FCC in the ordinary course due to any fact or circumstance relating to the Company, any of its Subsidiaries or the Company’s or any of its Subsidiaries’ operation of the Stations; provided, however, that the Company makes no representations or warranties relating to Parent or Merger Subsidiary.

Section 4.22. Interested Party Transactions. As of the date hereof, except as disclosed in the Company’s definitive proxy statements included in the Company’s filings with the SEC, since June 30, 2012, no “related person” (as such term is defined under Item 404 of Regulation S-K) is party to any contract or agreement with or binding upon the Company or any Subsidiary that is the type that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

Section 4.23. State Takeover Statutes. Assuming the truth and accuracy of Parent’s representations and warranties in Section 5.05, the Company has taken all action necessary so that the restrictions on “business combinations” otherwise applicable under Section 203 of Delaware Law (“Section 203”) do not apply to this Agreement, the Merger and the other transactions contemplated hereby and thereby, and, accordingly, no such restrictions nor other anti–takeover or similar statute or regulation applies or purports to apply to any such transactions. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti–takeover laws enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

Section 4.24. Finders’ Fees. Except as set forth in the written engagement letter between the Company and Needham & Company, LLC, dated January 11, 2013, provided to Parent prior to the date hereof, which prior to the Closing will be amended as described in Section 4.24 of the Company Disclosure Schedule, there is no

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investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 4.25. Opinion of Financial Advisor. The Board of Directors of the Company has received an opinion of Needham & Company, LLC, financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration is fair to the holders of Company Stock (other than Parent or any Subsidiary thereof and other than holders of Dissenting Shares) from a financial point of view.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

Section 5.01. Corporate Existence and Power. Parent is a limited partnership duly formed, validly existing and in good standing under the laws of the Delaware. Merger Subsidiary is an indirect wholly owned Subsidiary of Parent and is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Section 5.02. Corporate Authorization.

(a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the limited partnership or corporate powers of Parent and Merger Subsidiary, respectively, and, except for the adoption of this Agreement by the sole stockholder of Merger Subsidiary, have been duly authorized by all necessary limited partnership or corporate action on the part of Parent and Merger Subsidiary. Assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity whether considered in a proceeding in equity or at law).

(b) The Board of Directors of Merger Subsidiary has approved and declared advisable this Agreement and the transactions contemplated hereby and resolved to recommend adoption of this Agreement by the sole stockholder of Merger Subsidiary, and directed that such matter be submitted for consideration by the sole stockholder of Merger Subsidiary.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1934 Act and any other applicable state or federal securities laws, (iv) compliance with the requirements of the FCC with respect to Station authorizations issued to the Company and its Subsidiaries, (v) compliance with any applicable requirements of ITAR and the Export Administration Regulations, including

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any notification requirements under ITAR, (vi) if required or requested by CFIUS, the filing of a joint voluntary notice with CFIUS pursuant to Exon-Florio and FINSA, and receipt of CFIUS Approval as set forth in Section 8.02(c), (vii) compliance with NISPOM and satisfying any requirements imposed thereunder, and (viii) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or equivalent governing documents) of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, and adoption of this Agreement by the sole stockholder of Merger Subsidiary, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, or acceleration under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 5.05. Ownership of Company Stock. At no time prior to the date hereof did Parent or Merger Subsidiary “own” (as defined in Section 203) any shares of Company Stock.

Section 5.06. Information Supplied. The information provided by Parent, Merger Subsidiary or any of their respective Affiliates or Representatives to the Company or its Representatives (“Parent Information”) for inclusion in the Proxy Statement will not, at the time filed with the SEC, as of the date it or any amendment or supplement thereto is mailed to the stockholders of the Company or at the time of the Company Stockholder Meeting, contain any false or misleading statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholder Meeting which has become false or misleading. The representations and warranties contained in this Section 5.06 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its Representatives specifically for use or incorporation by reference therein. If at any time prior to the Company Stockholder Meeting any fact or event relating to Parent or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by Parent or should occur, Parent will, promptly after become aware thereof, inform the Company of such fact or event. Any Parent Information that relates to the ownership, control and management of Parent, Merger Subsidiary and their respective Affiliates, including information relating to foreign ownership, which is provided for use in creating the materials to be provided (after giving effect to all supplements and updates thereto provided to the Company or its Representatives) (i) to DSS pursuant to Section 8.02(e) will, to Parent’s knowledge, be true, complete and correct and (ii) to the FCC pursuant to Section 8.10 will, to Parent’s knowledge, be true, complete and correct.

Section 5.07. Litigation. There is no Proceeding pending against, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, before (or, in the case of threatened Proceedings, would be before) or by

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any Governmental Authority or arbitrator, that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 5.08. Parent Financial Capability.

(a) Parent has delivered to the Company true and complete copies of (i) a fully executed commitment letter, dated as of August 25, 2013, by and between Highbridge Principal Strategies, LLC and Merger Subsidiary (the “Debt Financing Commitment”), including the term sheets attached thereto, and a customarily redacted fee letter related to such Debt Financing Commitment, pursuant to which the lenders set forth therein have agreed to lend, subject to the conditions contained therein, the amounts set forth therein (the “Debt Financing”), and (ii) a fully executed Equity Financing Commitment, dated as of August 25, 2013, by and between Wasserstein Partners III, LP and Parent (the “Equity Financing Commitment” and together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which the Sponsor (as defined therein) has committed to invest, subject to the conditions contained therein, the amount set forth therein (the “Equity Financing” and together with the Debt Financing, and each for the purposes of consummating the transactions contemplated by this Agreement, the “Financing”).

(b) Except as set forth on Section 5.08(b) of the Parent Disclosure Schedule, the Financing Commitments and the fee letter referenced in the Debt Financing Commitment are the only agreements entered into by Parent or any Affiliate of Parent with respect to the Financing and there are no side letters or other oral or written agreements, arrangements or understandings relating to the funding of the full amount of the Financing. None of the Financing Commitments has been amended or modified except to the extent permitted by this Agreement, and, as of the date hereof, the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect, and, as of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default thereunder; provided, however, that Parent is not making any representation or warranty regarding the effect of (i) any inaccuracy in the representations and warranties set forth in Article 4 or (ii) the failure of the Company to comply with any covenant herein. As of the date of this Agreement, the Financing Commitments are in full force and effect and are legal, valid and binding obligations of Parent and the other parties thereto (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity whether considered in a proceeding at equity or at law). All commitment fees and other fees required to be paid pursuant to each of the Financing Commitments have been paid in full or will be duly paid in full when due. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. The aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments, when funded in accordance therewith, will, together with cash and cash equivalents of the Company, be sufficient for Parent and the Surviving Corporation to pay the aggregate Merger Consideration, the Option Consideration, amounts necessary to repay all outstanding amounts under the Credit Agreement and all payments, fees and expenses related to or arising out of the transactions contemplated by this Agreement. Assuming the satisfaction of the conditions set forth in Section 9.01 and 9.02, as of the date of this Agreement, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent and Merger Subsidiary at the Closing as contemplated in the Financing Commitments.

(c) Neither Parent nor Merger Subsidiary is, as of the date hereof, aware of any fact, occurrence or condition that makes any of the assumptions or statements set forth in any Financing Commitment inaccurate in any material respect or that would cause the commitments provided in any Financing Commitment to be terminated or ineffective or any of the conditions contained therein not to be met.

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Section 5.09. Operations of Merger Subsidiary. Merger Subsidiary has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Merger Subsidiary will not engage in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

Section 5.10. Solvency. Assuming (a) satisfaction of the conditions to Parent’s obligations to consummate the Merger as set forth herein and (b) the accuracy, in all material respects, of the representations and warranties of the Company set forth in Article 4 hereof, (i) immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Parent or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Surviving Corporation will, as of such date, be able to pay its debts as they become due and will own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) as they become absolute and mature, and (ii) immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Parent or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Surviving Corporation will not have, as of such date, unreasonably small capital to carry on its business. Neither Parent nor Merger Subsidiary is entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or the Surviving Corporation.

Section 5.11. Guaranty. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company the duly executed Guaranty executed by the Guarantor, in favor of the Company, with respect to certain matters, including guaranteeing certain obligations of Parent and Merger Subsidiary, respectively, in connection with this Agreement, subject to the terms and conditions set forth therein. With respect to the Guaranty, (a) the Guarantor has the requisite limited partnership power and authority to execute, deliver and perform the Guaranty, (b) the execution, delivery and performance by the Guarantor of the Guaranty has been duly authorized by all necessary limited partnership action on the part of the Guarantor, (c) the Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes a valid and legally binding agreement of it, enforceable against the Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity whether considered in a proceeding in equity or at law), (d) the execution, delivery and performance by the Guarantor of the Guaranty require no action by or in respect of, or filing with, any Governmental Authority, (e) the execution, delivery and performance by the Guarantor of the Guaranty do not and will not (i) violate the organizational documents of the Guarantor or (ii) violate any Applicable Law, and (f) the Guarantor has the financial capacity to pay and perform its obligations under the Guaranty, and all funds necessary for the Guaranty to fulfill its obligation under the Guaranty will be available to the Guarantor for so long as the Guaranty remains in effect.

Section 5.12. Agreements with Company Stockholders, Directors or Management. As of the date hereof, neither Parent or Merger Subsidiary nor any of their respective Affiliates is a party to any contract or agreement, or has any oral or written agreement, arrangement or understanding, with any member of the Company’s management, or any director or stockholder of the Company that relate in any way to this Agreement or the transactions contemplated by this Agreement.

Section 5.13. Access to Information; Disclaimer. Each of Parent and Merger Subsidiary acknowledges and agrees that it (a) has had an opportunity to discuss the business and affairs of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the electronic dataroom maintained on behalf of the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and

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receive answers from officers of the Company, and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on the accuracy or completeness of material provided by the Company or on (and there is not) any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article 4 of this Agreement and that all other representations and warranties are specifically disclaimed.

Section 5.14. Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Subsidiary, Parent and Merger Subsidiary have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and its and their businesses and operations. Parent and Merger Subsidiary hereby acknowledge that (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, (b) Parent and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and Parent and Merger Subsidiary are not relying on such estimates, projections, forecasts and other forward-looking statements, or such business plans (provided, however, that the foregoing representation in this clause (b) will in no event be deemed breached if such estimates, projections, forecasts and other forward-looking statements were not prepared by management of the Company in good faith based on what they believed to be the best information then reasonably available to management), and (c) Parent and Merger Subsidiary will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, with respect thereto, except for actual fraud. Accordingly, Parent and Merger Subsidiary hereby acknowledge that, except as otherwise set forth in this Agreement, none of the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or representatives, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans). Nothing in this Section 5.14 will impair (or be construed to impair) the rights of Parent and Merger Subsidiary in respect of any of the representations and warranties in Article 4 or any covenant or agreement of the Company contained in this Agreement.

Section 5.15. FCC Qualification. Subject to the receipt of the FCC Consents and the related FCC Final Orders, Parent and Merger Subsidiary are legally, financially and otherwise qualified under the Communications Act and the FCC Rules to acquire controlling interest of the FCC Licenses to operate the business as presently conducted by the Company and its Subsidiaries. Subject to the receipt of the FCC Consents and the related FCC Final Orders, to the knowledge of Parent, there are no facts that would, under Applicable Law and the existing FCC Rules, disqualify Parent or Merger Subsidiary as an assignee of the FCC Licenses or to operate the business as presently conducted by the Company and its Subsidiaries. To the knowledge of Parent, no waiver of or exemption from the Communications Act or any FCC Rule is necessary for any FCC Consent or related FCC Final Order to be obtained.

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ARTICLE 6

COVENANTS OF THE COMPANY

Section 6.01. Conduct of the Company. From the date hereof until the Effective Time, the Company will, and will cause each of its Subsidiaries to, except as contemplated by this Agreement, as set forth in the Company Disclosure Schedule or as required by Applicable Law, or unless Parent otherwise consents in writing (which consent will not be unreasonably withheld, conditioned or delayed), conduct its business in the ordinary course consistent with past practice and, to the extent consistent with and not in violation of any other provisions of this Section 6.01, the Company will use commercially reasonable efforts to (i) preserve substantially intact its present business organization, (ii) maintain in effect all of its material foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations (including the Company Permits), (iii) keep available the services of its directors, officers and key employees, and (iv) subject to the right of contract parties to exercise applicable rights, maintain satisfactory relationships with its customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as (i) otherwise required by this Agreement, (ii) set forth in Section 6.01 of the Company Disclosure Schedule, (iii) required by Applicable Law, or (iv) Parent may otherwise consent in writing (which consent will not be unreasonably withheld, conditioned or delayed with respect to clauses (e), (g), (h), (i), (j), (m), (n) and (o) and clause (u) with respect to each of the foregoing clauses), the Company will not, nor will it permit any of its Subsidiaries to:

(a) amend its certificate of incorporation, bylaws or other similar organizational documents;

(b) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends paid by a direct or indirect wholly owned Subsidiary of the Company to the Company or to any of the Company’s other direct or indirect wholly owned Subsidiaries, or (iii) other than with respect to Company Restricted Shares forfeited in accordance with their terms, redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or any shares of capital stock of any Subsidiary that is not wholly owned;

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of the Company Stock upon the exercise of Company Stock Options that are outstanding on the date of this Agreement in accordance with the terms of such options on the date of this Agreement, (B) any Company Subsidiary Securities to the Company or any other Subsidiary of the Company, and (C) options to purchase Company Stock, restricted shares of Company Stock and other stock-based compensation granted in the ordinary course of business consistent with past practice but in any event not in excess of an aggregate of 10,000 restricted shares of Company Stock granted at the discretion of the Company’s Board of Directors or any committee thereof and an aggregate of 18,000 restricted shares of Company Stock to be granted to non-management members of the Company’s Board of Directors pursuant to the provisions of the Company’s Amended and Restated 2006 Stock Incentive Plan in the event that the annual meeting of the Company’s stockholders occurs prior to the Effective Time, or (ii) amend any term of any Company Security or any Company Subsidiary Security;

(d) incur any capital expenditures or any obligations or liabilities in respect thereof, in excess of $6,000,000 in the aggregate;

(e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, in each case, other than licenses of Licensed Intellectual Property Rights, inventory, supplies, equipment and other similar items in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice;

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(f) dispose of, sell, lease or otherwise transfer, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests or businesses other than in the ordinary course of business consistent with past practice; provided, however, that the foregoing will not prohibit the Company and its Subsidiaries from (i) disposing of, selling, leasing or otherwise transferring obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, or (ii) licensing Owned Intellectual Property Rights in the ordinary course of business consistent with past practice;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) loans, advances or capital contributions to, or investments in, wholly owned Subsidiaries of the Company, (ii) advances of travel and other out-of-pocket expenses to directors, officers and employees in the ordinary course of business consistent with past practices, and (iii) advancement of expenses pursuant to the certificate of incorporation or bylaws (or equivalent governing documents) of, or indemnification agreements entered into at or prior to the date of this Agreement by, the Company or any of its Subsidiaries;

(h) create, incur or assume any Indebtedness or guarantees thereof, other than the incurrence or assumption of Indebtedness under existing revolving credit facilities of the Company or pursuant to bid or performance bonds, each in the ordinary course of business consistent with past practices;

(i) enter into, renew, amend or modify in any material respect or terminate any Material Contract or enter into any other contract that would require the Company or any of its Subsidiaries to pay or receive in excess of $2,000,000 in any 12-month period, or otherwise waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries thereunder; provided, however, that the foregoing will not prevent or preclude the Company or any of its Subsidiaries from (i) negotiating and/or renewing in the ordinary course of business consistent with past practice any Material Contracts which expire upon their terms, (ii) subject to Section 6.01(o), entering into any customer or supplier contracts or agreements in the ordinary course of business consistent with past practice, regardless of whether or not any such contract or agreement would constitute a Material Contract if it had been entered into as of the date hereof, as long as such contract or agreement would not require the Company or any of its Subsidiaries to pay or receive in excess of $5,000,000 in any 12-month period, (iii) amending or modifying any Material Contract in the ordinary course of business consistent with past practice as long as such amendment or modification does not require the Company or any of its Subsidiaries to increase its payments or reduce its receipts by an amount in excess of $2,000,000, or (iv) complying with commitments under contracts existing on the date hereof, including (A) exercising options pursuant to any Material Contract, (B) placing orders pursuant to blanket or master contracts, Indefinite Delivery Indefinite Quantity contracts or similar contracts, and (C) entering into contracts in respect of bids and proposals that have been submitted by the Company or any of its Subsidiaries prior to the date hereof, (I) as long as such contract would not require the Company or any of its Subsidiaries to pay or receive in excess of $5,000,000 in any 12-month period or (II) to the extent a bid or proposal listed on Section 6.01(i) of the Company Disclosure Schedule is accepted by the recipient or counterparty thereto without material modification to its terms;

(j) (i) with respect to any director, officer, employee or consultant of the Company or any of its Subsidiaries, and except to the extent required by Applicable Law or pursuant to customary practice outside of the United States of America, (A) grant any new or increase any existing severance or termination pay (or amend any existing severance pay or termination arrangement), other than grants or increases attributable to severance obligations pursuant to the existing severance policies of the Company and its Subsidiaries or pursuant to existing employment agreements, in each case in existence on the date hereof, (B) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) providing for annual compensation (including base salary and bonus compensation) in excess of $150,000 or deferred compensation in

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excess of $150,000, or (C) increase any compensation, bonus or other benefits to the extent such increase results in the annual compensation, bonus and benefit obligations of the Company and its Subsidiaries increasing by an amount in excess of $50,000 individually or $150,000 in the aggregate per annum, (ii) increase benefits payable under any existing severance or termination pay policies, or (iii) establish, adopt or amend (except as required by Applicable Law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement;

(k) make any material change in its methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act;

(l) make or change any material Tax election, adopt or change any material method of tax accounting, consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim, audit or assessment, change any annual Tax accounting period, enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, file any amended Tax Return that is material or settle or compromise any material Tax claim, audit or assessment;

(m) waive, release, assign, settle or compromise any litigation, proceeding or other claim against the Company or any of its Subsidiaries, other than settlements pursuant to which the amounts paid or payable by the Company or any of its Subsidiaries in settlement (i) are funded, subject to payment of a deductible, by insurance coverage maintained by the Company and its Subsidiaries without any material increase in the premiums due under such policies and (ii) do not exceed $250,000 individually or $500,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(n) abandon, allow to lapse or fail to maintain any material Owned Intellectual Property Right, except in the ordinary course of business consistent with past practice;

(o) enter into any exclusive supply or license arrangement that would be material to the Company and its Subsidiaries, taken as a whole;

(p) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than support arrangements for Subsidiaries of the Company consistent with past practice);

(q) enter into any material new line of business outside of its existing business or engage in the conduct of business that would require the receipt of any additional consents, approvals or authorizations of a Governmental Authority in connection with the consummation of the Merger or the transactions contemplated hereby;

(r) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company;

(s) dispose of, transfer, lease, license, covenant not to sue, mortgage or pledge (other than pledges under any existing credit facility) any material Patents of the Company or any other material Owned Intellectual Property Rights (other than (i) grants of non-exclusive licenses or covenants not to sue in the ordinary course of business consistent with past practice, (ii) exclusive licenses that may be terminated on 90 days’ or less notice);

(t) enter into any contract or transaction between the Company or any of its Subsidiaries, on the one hand, and any officer or director of the Company or any of its Subsidiaries, affiliate or family member of any such officer or director, on the other hand, other than any contract entered into in the ordinary course of business on an arm’s length basis; or

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(u) agree to do any of the foregoing.

Section 6.02. Company Stockholder Meeting. Subject to the terms set forth in this Agreement, the Company will take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) as soon as practicable following the date hereof, for the purpose of obtaining the Company Stockholder Approval; provided, however, that the Company may delay, adjourn or postpone the date of the Company Stockholder Meeting (i) to obtain a quorum of its stockholders to take action at the Company Stockholder Meeting, (ii) if the Company determines in good faith that such delay, adjournment or postponement is required by Applicable Law or to comply with any comments made by the SEC with respect to the Proxy Statement or otherwise, (iii) if additional time is required to solicit proxies in favor of the adoption of this Agreement, or (iv) with the consent of Parent. The Company, acting through the Board of Directors of the Company, will subject to Section 6.03, recommend approval and adoption of this Agreement by the Company’s stockholders. Parent will have the right to solicit proxies in favor of the Company Stockholder Approval. Notwithstanding any Adverse Company Recommendation Change, unless this Agreement has been terminated in accordance with its terms, the Company will submit this Agreement to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval at the Company Stockholder Meeting and will not submit any Company Acquisition Proposal for approval by the stockholders of the Company.

Section 6.03. No Solicitation; Other Offers; Obligation to Terminate Existing Discussions.

(a) General Prohibitions. Subject to Section 6.03(b) and Section 6.03(d), the Company will not, nor will the Company authorize or permit its Subsidiaries or any of its or its Subsidiaries’ officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors (“Representatives”) to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage the submission of any Company Acquisition Proposal, (ii) enter into or participate in any negotiations with, or furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Person relating to a Company Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to a Company Acquisition Proposal, (iii) enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar contract relating to a Company Acquisition Proposal, other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.03(b), (iv) (A) fail to make, or withdraw, qualify or modify in a manner adverse to Parent, or publicly propose to withdraw or so qualify or modify the Company Board Recommendation, or fail to include the Company Board Recommendation in the Proxy Statement, (B) take any action to exempt any Person (other than Parent and its Affiliates) from the provisions of Section 203 or any other state takeover statute, or (C) approve, adopt or recommend to the stockholders of the Company any Company Acquisition Proposal, or propose publicly to approve, adopt or recommend to the stockholders of the Company any Company Acquisition Proposal (any of the foregoing in this clause (iv), an “Adverse Company Recommendation Change”), or (v) resolve or propose to do any of the foregoing. The Company will, and will cause its Subsidiaries and its and their Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Person conducted prior to the date hereof with respect to any Company Acquisition Proposal. For the avoidance of doubt, in the event that a Person contacts the Company or a Representative of the Company or its Affiliates orally or in writing regarding a potential Company Acquisition Proposal, the Company will not be in breach of this Agreement in any respect to the extent the Company or such Representative responds to such Person that it is bound by the terms of this Agreement and is unable to discuss or respond to such matters without first complying with the procedures set forth herein with respect to any such discussions; provided that the Company complies with the notification obligations to Parent set forth herein in connection with such inquiry by such Person. Without limiting the foregoing, subject to

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Section 6.03(b), the Company will not fail to enforce, or grant any waiver, amendment or release under, any standstill agreement (or any standstill provisions of any other contract or agreement with respect to shares of Company Stock or other equity securities of the Company).

(b) Exceptions. Notwithstanding Section 6.03(a), at any time prior to obtaining the Company Stockholder Approval, the Company, directly or indirectly through its Subsidiaries and its and its Subsidiaries’ Representatives or other intermediaries, may (i) following the receipt of a Company Acquisition Proposal that did not result from a breach of this Section 6.03, contact the Person or group of Persons who has made such Company Acquisition Proposal to clarify and understand the terms and conditions thereof, (ii) if the Board of Directors or any committee thereof determines in good faith, after consultation with outside advisors and outside legal counsel, that such Company Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, (A) engage in negotiations or discussions with any Person or group of Persons (including, for the avoidance of doubt, its or their Representatives or financing sources) that has made after the date of this Agreement such Company Acquisition Proposal that the Board of Directors of the Company or any committee thereof determines in good faith constitutes or is reasonably likely to result in a Superior Proposal and (B) furnish to such Person or group of Persons (including, for the avoidance of doubt, its or their Representatives or financing sources) information (including non-public information) relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to such Person or group of Persons, in each case pursuant to a customary confidentiality agreement that contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement (including standstill restrictions) (an “Acceptable Confidentiality Agreement”); provided, however, that all such information (to the extent that such information is material and has not been previously provided or made available to Parent) is provided or made available to Parent prior to or substantially concurrently with the time it is provided or made available to such Person or group of Persons (and in any event, within 24 hours), and (iii) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take, in each case referred to in the foregoing subclause (ii) only if the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with outside legal counsel, that the failure to take such action with respect to such Company Acquisition Proposal would be reasonably likely to result in a breach of its fiduciary duties to the stockholders of the Company under Applicable Law. Nothing contained herein will prevent the Board of Directors of the Company from (x) complying with Rule 14e-2(a) or Rule 14D-9 under the 1934 Act with regard to a Company Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 6.03 or (y) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Board of Directors of the Company or any committee thereof, after receipt of advice from its outside counsel, failure so to disclose would be inconsistent with its fiduciary duties under Applicable Law; provided, that any such position or disclosure (other than a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the 1934 Act, in each case that includes a reaffirmation of the Company Board Recommendation, a factually accurate public statement describing the Company’s receipt of a Company Acquisition Proposal or a statement to the effect that a Company Acquisition Proposal is under consideration by the Board of Directors of the Company) will be deemed to be an Adverse Company Recommendation Change unless the Board of Directors of the Company expressly and concurrently reaffirms the Company Board Recommendation.

(c) Required Notices. The Board of Directors of the Company will not take any of the actions referred to in Sections 6.03(b)(ii)-(iii) unless the Company first delivers to Parent a prior written notice advising Parent that it intends to take such action. In addition, the Company will notify Parent promptly (but in no event later than two Business Days) after receipt by the Company (or any of its Representatives) of any Company Acquisition Proposal or of any request received by the Company (or any of its Representatives) for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person or group of Persons that has made, or that has notified the

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Company (or any of its Representatives) that it is considering making, a Company Acquisition Proposal or that is reasonably expected to lead to a Company Acquisition Proposal. In connection with any notice required hereby, the Company will (i) provide to Parent the material terms and conditions (including the identity of the third party making any such Company Acquisition Proposal, indication or request) of any such Company Acquisition Proposal, indication or request and (ii) keep Parent reasonably informed of the status and material details (including any material change to the terms thereof) of any such Company Acquisition Proposal and any discussions and negotiations concerning the material terms and conditions thereof. The Company agrees that it and its Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Parent in accordance with this Section 6.03.

(d) Adverse Company Recommendation Change. Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company or any committee thereof may, at any time prior to the Company Stockholder Approval, (i) effect an Adverse Company Recommendation Change in response to an Intervening Event, if the Board of Directors of the Company or any committee thereof determines in good faith, based on the opinion of outside legal counsel and after consultation with its outside financial advisors and outside legal counsel, that the failure to take such action would breach its fiduciary duties under Applicable Law, or (ii) effect an Adverse Company Recommendation Change or terminate this Agreement pursuant to Section 10.01(d)(i) in response to a Company Acquisition Proposal made after the date of this Agreement (and not the result of a breach of this Section 6.03) that the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with its outside financial advisors and outside legal counsel constitutes a Superior Proposal; provided, however, that (A) the Company has provided prior written notice to Parent, at least five Business Days (the “Notice Period”) in advance, of its intention to take any such action referred to in clause (i) or (ii) of this Section 6.03(d), (B) in the event of an Adverse Company Recommendation Change in the circumstances described in clause (i) above, (1) the Company has provided a reasonable summary of the facts and circumstances of such Intervening Event, together with a copy of a legal opinion of outside legal counsel that the failure to effect an Adverse Company Recommendation Change with respect to such Intervening Event would breach the Board of Directors’ fiduciary duties under Applicable Law, in its notice thereof, (2) the Company has caused its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement, if Parent, in its discretion, proposes to make such adjustments, and (3) the Board of Directors has considered any Proposed Changed Terms (as defined below) offered no later than 5:00 p.m., New York City time, on the fifth Business Day of such five-Business Day period and has determined in good faith (after consultation with its outside legal counsel and outside financial advisors) that the failure to effect an Adverse Company Recommendation Change with respect to such Intervening Event would reasonably be likely to be inconsistent with its fiduciary duties under Applicable Law, and (C) in the event of an Adverse Company Recommendation Change or termination of this Agreement pursuant to Section 10.01(d)(i) in the circumstances described in clause (ii) above, (1) the Company has attached to such notice the most current version of the proposed agreement of any such Superior Proposal (which version will be updated on a prompt basis), (2) the Company has caused its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Company Acquisition Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being understood and agreed (I) that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period will be extended, if applicable, to ensure that at least five Business Days remain in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that any material revision or amendment to the terms of such Superior Proposal will require a new Section 6.03(d) notice), and (II) that there may be multiple extensions of the Notice Period), and (3) the Board of Directors has considered any adjustments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be offered in writing by Parent (collectively, the “Proposed Changed Terms”) no later than 5:00 p.m., New York City time, on the fifth Business

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Day of such five-Business Day period and has determined in good faith (after consultation with its outside legal counsel and outside financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect; provided, further, however, that any purported termination of this Agreement pursuant to clause (ii) of this Section 6.03(d) will be void and of no force and effect unless such termination by the Company is in accordance with Section 10.01(d)(i) and, as a condition precedent to such termination, the Company has paid Parent the Company Termination Fee in accordance with Section 11.04(b)(i)(B) prior to or concurrently with such termination.

(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means a Company Acquisition Proposal that is on terms that the Board of Directors of the Company or any committee thereof determines in good faith, after considering the advice of its financial advisor and outside legal counsel and taking into account all the terms and conditions of the Company Acquisition Proposal, including any break-up fees, expense reimbursement provisions, certainty of completion and conditions to consummation, as well as any Proposed Changed Terms proposed by Parent in response to such Company Acquisition Proposal, are more favorable to the Company’s stockholders than as provided hereunder (after giving effect to the Proposed Changed Terms). For purposes of the definition of “Superior Proposal” each reference to “15%” in the definition of “Company Acquisition Proposal” will be replaced with “80%.”

Section 6.04. Access to Information.

(a) From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement (as defined below), the Company will (i) give Parent and its Representatives reasonable access, during normal business hours and upon prior reasonable written notice, to the officers, employees, offices, properties, books and records, other than Classified Contracts, of the Company and its Subsidiaries, and (ii) furnish Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request in writing. Any access provided pursuant to this Section 6.04 will be provided in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such employees of their normal duties. Neither the Company nor its Subsidiaries will be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Applicable Law or binding agreement entered into by the Company or any of its Subsidiaries prior to the date of this Agreement (as long as the Company has used commercially reasonable efforts to obtain the consent of any third party required thereunder). No information or knowledge obtained pursuant to this Section 6.04 will affect or be deemed to modify any representation or warranty made by any party hereunder.

(b) Without limiting Section 6.04(a), the Company will furnish to Parent (i) all audited financial statements for the Company and its Subsidiaries for the period ended June 30, 2013 and (ii) for the interim period from the most recent audited period to the Closing Date, internally prepared, unaudited financial statements for the Company and its Subsidiaries for each quarterly period completed prior to 46 days before the Closing Date and for each monthly period completed prior to 31 days before the Closing Date.

(c) Each of Parent and Merger Subsidiary will hold and treat and will cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent, its Affiliates or its and their Representatives in connection with the transactions contemplated by this Agreement in accordance with the Non-Disclosure Agreement, dated January 11, 2013, by and between the Company and an Affiliate of Parent (the “Confidentiality Agreement”), which Confidentiality Agreement will remain in full force and effect in accordance with its terms.

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Section 6.05. Parent and Merger Subsidiary Expenses. The Company will, within three Business Days of the date hereof, pay to Parent an amount equal to $2,000,000 to reimburse Parent and Merger Subsidiary for its fees, expenses and costs incurred in connection with this Agreement and the transactions contemplated hereby prior to the date hereof (such amount, the “Parent Reimbursement Amount”).

ARTICLE 7

COVENANTS OF PARENT

Section 7.01. Voting. Parent will vote any shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting, and will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement. Immediately after the execution of this Agreement, Parent will cause this Agreement to be adopted by the sole stockholder of Merger Subsidiary in accordance with Delaware Law and the certificate of incorporation and bylaws of Merger Subsidiary and deliver to the Company evidence of such vote or action by written consent so approving and adopting this Agreement.

Section 7.02. Director and Officer Liability.

(a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs (the “Indemnification End Date”), Parent will cause the Surviving Corporation to indemnify and hold harmless the current and former officers and directors of the Company and its Subsidiaries (each, an “Indemnified Person”) in respect of any and all costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with (i) the fact that an Indemnified Person is or was a director or officer of the Company or any of its Subsidiaries, (ii) any acts or omissions occurring or alleged to occur prior to or at the Effective Time in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates, or (iii) the Merger, this Agreement or any of the transactions contemplated hereby, in each case, to the fullest extent that the Company and its Subsidiaries would be permitted or required to indemnify the Indemnified Persons under the Company’s certificate of incorporation or bylaws in effect as of the date hereof or any indemnity contract filed with the SEC prior to the Measurement Date. In addition, during the period commencing at the Effective Time and ending on the Indemnification End Date, Parent will cause the Surviving Corporation to advance, prior to the final disposition of any claim, proceeding, investigation or inquiry for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such claim, proceeding, investigation or inquiry to the same extent as so permitted or required; provided, however, that any Person to whom funds are advanced pursuant to this Section 7.02(a) must, if requested by the Surviving Corporation, provide an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Notwithstanding the foregoing in this Section 7.02(a), if, prior to the Indemnification End Date, any Indemnified Person delivers to the Surviving Corporation a written notice asserting a claim for indemnification and/or advancement under this Section 7.02(a) in reasonable detail as to any specific actual or threatened action, suit, proceeding or claim, then the right to indemnification and/or advancement with respect to the claim asserted in such notice will survive the Indemnification End Date until such time as such claim is fully and finally resolved.

(b) Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in

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favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company and its Subsidiaries as in effect on the date of this Agreement will remain obligations of the Surviving Corporation and its Subsidiaries, as applicable, will survive the Merger and will continue in full force and effect in accordance with their terms. Further, the certificate of incorporation and bylaws (or comparable organizational documents) of the Surviving Corporation and its Subsidiaries will (and Parent will cause such documents to) contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the applicable entity’s certificate of incorporation and bylaws (or comparable organizational documents), which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(c) Notwithstanding anything to the contrary set forth in this Agreement, prior to the Effective Time, the Company may obtain and fully pay the premium for the non-cancelable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies (collectively, “D&O Insurance”) for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time; provided, however, that the total aggregate amount payable for such “tail” insurance policy will not exceed 300% of the premium amount per annum the Company paid in its last full fiscal year as set forth in Section 7.02(c) of the Company Disclosure Schedule (such 300% amount, the “Maximum Tail Premium”); provided that, if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then the Company will be permitted to obtain a substantially similar policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium. In the event that the Company elects to purchase such a “tail” policy prior to the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor their respective obligations thereunder for so long as such “tail” policy is maintained in full force and effect. If the Company for any reason fails to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation will, and Parent will cause the Surviving Corporation to, purchase comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event will Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of the Maximum Tail Premium; and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding the Maximum Tail Premium.

(d) If Parent, the Surviving Corporation or any of its or their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will assume the obligations set forth in this Section 7.02. In addition, the Surviving Corporation will not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 7.02. The rights of this Section 7.02 are intended to be for the benefit of the Indemnified Persons and their respective heirs and legal representatives.

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(e) The rights of each Indemnified Person under this Section 7.02 will be in addition to any rights such Person may have under the certificate of incorporation or bylaws (or comparable governing documents) of the Company or any of its Subsidiaries, or under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. Nothing in this Agreement is intended to, will be construed to or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 7.02 is not prior to, or in substitution for, any such claims under any such policies. These rights will survive consummation of the Merger and are intended to benefit, and will be enforceable by, each Indemnified Person, and will not be terminated or modified in a manner as to adversely affect any Indemnified Person to whom this Section 7.02 applies without the consent of such affected Indemnified Party.

Section 7.03. Employee Matters.

(a) Following the Effective Time, Parent will cause the Surviving Corporation to give each employee of the Company or any of its Subsidiaries as of the Effective Time who continues employment with the Surviving Corporation or any of its Affiliates (each, a “Continuing Employee,” and collectively, the “Continuing Employees”) full credit for prior service with the Company or its Subsidiaries for purposes of (a) eligibility and vesting under any Parent Employee Plan (as defined below) and (b) determination of benefit levels under any Parent Employee Plan or policy relating to vacation or severance, but not for purposes of any defined benefit pension plan, in each case for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, but except where such credit would result in a duplication of benefits. In addition, Parent will waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of Parent and recognize for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs. For purposes of this Agreement, the term “Parent Employee Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other plan or arrangement (written or oral) providing for vacation benefits, health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, and supplemental unemployment benefits (but not including any defined benefit pension plan or equity-based plan).

(b) Nothing in this Section 7.03 will (i) be treated as an amendment of, or undertaking to amend, any benefit plan, (ii) prohibit Parent or any of its Subsidiaries, including the Surviving Corporation, from amending any employee benefit plan, or (iii) confer any rights, remedies or benefits on any Person other than the parties to this Agreement, including any right to employment or continued employment for any specified period, compensation or benefits of any nature or kind whatsoever under this Agreement or under an Employee Plan that such employee or beneficiary or other Person would not otherwise have under the terms of the Employee Plan (it being understood that the provisions of this Section 7.03 are solely for the benefit of the parties to this Agreement).

Section 7.04. Equity Financing Commitment.

(a) Parent and Merger Subsidiary will use their respective reasonable best efforts to consummate the Equity Financing, including using their reasonable best efforts to (i) maintain in effect the Equity Financing Commitment until the consummation of the transactions contemplated hereby, (ii) comply with all covenants and agreements of Parent or Merger Subsidiary set forth in the Equity Financing Commitment, (iii) satisfy on a timely basis all conditions applicable to Parent or Merger Subsidiary set forth in the Equity Financing Commitment that are within their control (excluding any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information reasonably requested by Parent in accordance with the

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terms of this Agreement), (iv) upon satisfaction of such conditions and other conditions set forth in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied at the Closing, subject to the fulfillment or waiver of those conditions) and subject to the other terms and provisions of this Agreement and the Equity Financing Commitment, consummate the financing contemplated by the Equity Financing Commitment at or prior to the Closing (and in any event prior to the Outside Date), and (vi) enforce the obligations of the Sponsor (and the rights of Parent and Merger Subsidiary) under the Equity Financing Commitment, but only to the extent set forth in Section 11.13(b).

(b) Neither Parent nor Merger Subsidiary will amend, alter or waive, or agree to amend, alter or waive (in any case whether by action or inaction), any term of the Equity Financing Commitment without the prior written consent of the Company to the extent such amendment, alteration or waiver would reasonably be expected to (i) reduce the aggregate amount of cash proceeds available from the Equity Financing to fund the amounts required to be paid by Parent or Merger Subsidiary under this Agreement below the amount, when aggregated with the Debt Financing, required to consummate the Merger and the other transactions contemplated by this Agreement or (ii) impose new or additional conditions, otherwise expand or modify any conditions to the receipt of the Equity Financing in a manner materially adverse to Parent or Merger Subsidiary or otherwise be reasonably likely to prevent, impair or materially delay the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement or adversely impact the ability of Parent or Merger Subsidiary to enforce its rights against the other parties to the Equity Financing Commitment. Parent will keep the Company reasonably informed with respect to all material activity concerning the Equity Financing and will give the Company prompt notice of any adverse change with respect to the Equity Financing. Each of Parent and Merger Subsidiary agrees to notify the Company promptly if at any time prior to the Closing Date (i) the Equity Financing Commitment expires or is terminated for any reason, (ii) the Sponsor refuses to provide the full Equity Financing on the terms set forth in the Equity Financing Commitment, or (iii) for any reason, Parent or Merger Subsidiary no longer believes in good faith that it will be able to obtain all or any portion of the Equity Financing on the terms set forth in the Equity Financing Commitment.

(c) Parent and Merger Subsidiary each acknowledge and agree that the obtaining of the Equity Financing is not a condition to the Closing.

Section 7.05. Debt Financing Commitment.

(a) Parent and Merger Subsidiary will use their respective reasonable best efforts to obtain the Debt Financing on the terms and conditions set forth in the Debt Financing Commitment (provided, that, to the extent applicable, Parent and Merger Subsidiary may replace or amend the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Financing Commitment as of the date hereof, or otherwise if the terms would not adversely impact the ability of Parent and Merger Subsidiary to timely consummate the transactions contemplated hereby or the likelihood of the consummation of the transactions contemplated hereby), including by using reasonable best efforts to (i) maintain in effect the Debt Financing Commitment and negotiate and enter into a definitive agreement (collectively, the “Debt Financing Agreement”) with respect to the Debt Financing Commitment on the terms and conditions set forth in the Debt Financing Commitment until the consummation of the transactions contemplated hereby, (ii) comply with all covenants and agreements of Parent or Merger Subsidiary set forth in the Debt Financing Commitment or Debt Financing Agreement, (iii) satisfy on a timely basis all conditions applicable to Parent or Merger Subsidiary set forth in the Debt Financing Commitment or Debt Financing Agreement that are within their control (excluding any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information reasonably requested by Parent in accordance with the terms of this Agreement), (iv) upon satisfaction of such conditions and the other conditions set forth in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied at the Closing, subject to the fulfillment or waiver of those conditions) and subject to the other terms and provisions of this Agreement and the Debt

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Financing Commitment or Debt Financing Agreement, to consummate the Debt Financing at or prior to the Closing (and in any event prior to the Outside Date), and (v) enforce the obligations of the lenders (and the rights of Parent and Merger Subsidiary) under the Debt Financing Commitment or Debt Financing Agreement (including, in the event that all conditions in the Debt Financing Commitment (other than the availability of funding of any of the financing contemplated under the Equity Financing Commitment) have been satisfied or, upon funding will be satisfied, to use reasonable best efforts to cause the lender party to the Debt Financing Commitment to fund on the Closing Date the Debt Financing required to consummate the transactions contemplated by this Agreement). Parent will furnish to the Company correct and complete copies of any Debt Financing Agreement or any alternative Debt Financing Commitment and, in each case, ancillary documents thereto (redacted to the extent necessary to comply with confidentiality agreements, provided that such redacted information does not relate to the amounts or conditionality of, or contain any conditions precedent to, the funding of the Debt Financing).

(b) Parent will keep the Company reasonably informed with respect to all material activity concerning the Debt Financing and will give the Company prompt notice of any adverse change with respect to the Debt Financing. Neither Parent nor Merger Subsidiary will, nor will it permit any of its Affiliates to, without the prior written consent of the Company, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that could reasonably be expected to impair, materially delay or prevent consummation of all or any portion of the Debt Financing. Neither Parent nor Merger Subsidiary will amend or alter, or agree to amend or alter, a Debt Financing Commitment in any manner that would impair, materially delay or prevent the transactions contemplated by this Agreement without the prior written consent of the Company to the extent such amendment or alteration would reasonably be expected to (i) reduce the aggregate amount of cash proceeds available from the Debt Financing to fund the amounts required to be paid by Parent or Merger Subsidiary under this Agreement below the amount, when aggregated with the Equity Financing, required to consummate the Merger and the other transactions contemplated by this Agreement or (ii) impose new or additional conditions, otherwise expand or modify any conditions to the receipt of the Debt Financing in a manner materially adverse to Parent or Merger Subsidiary or otherwise be reasonably likely to prevent, impair or materially delay the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement or adversely impact the ability of Parent or Merger Subsidiary to enforce its rights against the other parties to the Debt Financing Commitment.

(c) The Company will use its reasonable best efforts to, and will cause its Representatives and each of its Subsidiaries and their Representatives to use their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the Debt Financing as may be reasonably requested in writing by Parent (provided that such requested cooperation does not materially interfere with the ongoing operations of the Company and its Subsidiaries), including, to the extent required in connection with the Debt Financing Commitment, the Debt Financing Agreement or the terms of any alternative financing, (i) participating in meetings, due diligence sessions, road shows and lender presentations, (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing, (iii) furnishing to Parent and its debt financing sources with pertinent and customary information regarding the Company and its Subsidiaries, in each case reasonably requested in writing by Parent, including any information required by bank regulatory authorities and (A) all information (other than the information specified in clause (B) below), including consolidated financial statements and other financial information of the Company, of the type required by Regulation S-X and Regulation S-K under the 1933 Act for an offering of non-convertible debt securities registered with the SEC on Form S-1 (subject to exceptions customary for a private placement of secured or unsecured non-convertible high-yield debt securities pursuant to Rule 144A promulgated under the Securities Act), including any information that would be required by (I) Sections 3-10 and 3-16 of Regulation S-X, (II) Item 402 of Regulation S-K, and (III) information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A

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and IC-27444A), (B)(I) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company as of, and for the 12-month period ending on, the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days, in case such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Merger and the Financing as if the Merger and the Financing had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and as if Regulation S-X under the Securities Act were applicable to such pro forma balance sheet and statement of income, only if Parent or Merger Subsidiary has provided the Company information relating to the proposed debt and equity capitalization and a preliminary allocation of purchase price in accordance with ASC 805, “Business Combinations” prior to the date pro forma financial statements are required to be delivered, which information will include (A) any post-Closing or pro forma cost savings, capitalization and other post-Closing or pro forma adjustments (and the assumptions relating thereto) desired by the Parent to be reflected in such pro forma financial statements and (B) any other information that may be reasonably and timely requested by the Company concerning the assumptions underlying the post-Closing or pro forma adjustments to be made in such pro forma financial statements, which assumptions shall be the responsibility of Parent, and (II) summary financial data of the type and form customarily included in a preliminary offering memorandum for an offering of secured or unsecured non-convertible high-yield debt securities pursuant to Rule 144A promulgated under the Securities Act, (C) all information and data that would be necessary for the lead arrangers to receive customary (in connection with an offering of secured or unsecured non-convertible high-yield debt securities pursuant to Rule 144A promulgated under the Securities Act) “comfort” letters from the independent accountants of the Company in connection with such an offering, and (D) all other information and data reasonably necessary for Parent to satisfy the conditions set forth in the Debt Financing Commitment (collectively, the “Required Information”), (iv) obtaining any legal opinions, comfort letters and financing documents as reasonably requested in writing by Parent, (v) obtaining such consents, approvals and authorizations which are reasonably requested by Parent to permit pledging of collateral and providing customary materials that facilitate the perfection or enforcement of liens on the assets of the Company or any of its Subsidiaries in connection with the Debt Financing, (vi) assisting in the preparation of, and executing and delivering definitive financing agreements, including guarantees, collateral documents and customary pay-off letters, lien releases and instruments of discharge, perfection certificates and officer’s certificates, as are customary in financings of such type (including a certificate of an appropriate financial officer of the Company with respect to solvency) and other agreements as may be reasonably requested by Parent or the sources of Financing), (vii) reasonably cooperating with the marketing efforts of Parent and its financing sources for all or any portion of the Debt Financing, including designating members of senior management of the Company to participate in a reasonable number of presentations, road shows, due diligence sessions and customary meetings and sessions with financing sources and ratings agencies in connection with the Financing, (viii) providing requested authorization letters to the financing sources, (ix) cooperating with the financing sources’ customary securities underwriting and secured lending due diligence investigation, including providing “know your customer” and Patriot Act documents, and (x) assisting Parent and Merger Subsidiary to procure prior to or concurrent with the launch of syndication, at Parent’s expense, ratings for the Debt Financing from each of Standard & Poor’s Ratings Services and Moody’s Investor Services, Inc. Neither the Company nor any of its Subsidiaries will be required, under the provisions of this Section 7.05(c) or otherwise in connection with any Financing, to commit to take any action that is not contingent upon the Closing (including the entry into any agreement) or that would be effective prior to the Effective Time or that would otherwise subject it to actual or potential liability in connection with any Financing. Nothing contained in this Section 7.05(c) or otherwise will require the Company to be an issuer or other obligor with respect to any Financing prior to the Effective Time.

(d) To the extent required in connection with the Debt Financing Commitment, the Debt Financing Agreement or the terms of any alternative financing, the Company hereby consents to the use of its and its Subsidiaries’ logos solely for the purpose of obtaining the Debt Financing; provided that such logos are used

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solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective intellectual property rights.

(e) Parent and Merger Subsidiary each acknowledge and agree that the obtaining of the Debt Financing is not a condition to the Closing.

Section 7.06. Alternative Financing. Parent and Merger Subsidiary will give the Company prompt notice (a) of any actual or alleged breach or default by any party to any agreement in respect of the Debt Financing Commitment, (b) of the receipt of any written notice or other written communication from any source of Debt Financing with respect to any actual or alleged breach, default, termination or repudiation by any party to any agreement in respect of the Debt Financing Commitment, or (c) if Parent and Merger Subsidiary determine in good faith that they will not be able to satisfy any of the obligations to, or otherwise be able to obtain, some or any portion of the Debt Financing prior to the Outside Date. If any portion of the Debt Financing becomes unavailable, and such portion is required to fund the aggregate Merger Consideration, the Option Consideration, amounts necessary to repay all outstanding amounts under the Credit Agreement and all fees, expenses and other amounts related to or arising out of the transactions contemplated by this Agreement, Parent and Merger Subsidiary will use their reasonable best efforts to promptly arrange and obtain in replacement thereof alternative financing from alternative sources in an amount sufficient, when added to the portion of the Financing that is available together with any cash or cash equivalents held by the Company as of the Effective Time, to pay in cash the aggregate Merger Consideration, the Option Consideration, amounts necessary to repay all outstanding amounts under the Credit Agreement and all fees, expenses and other amounts relating to or arising out of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, in no event will the reasonable best efforts of Parent be deemed or construed to require Parent to, and Parent will not be required to, (i) pay any fees in excess of those contemplated by the Debt Financing Commitment or the redacted fee letter accompanying the Debt Financing Commitment, (ii) agree to any term that is outside of, or less favorable than, any applicable economic provisions of the Debt Financing Commitment or any related fee letter, or (iii) amend or waive any of the terms or conditions hereof or under any of the Debt Financing Commitments. Any reference in this Agreement to (A) the “Debt Financing” will include any such alternative debt financing, (B) the “Financing” will include any such alternative financing, (C) the “Debt Financing Commitment” will include any such alternative debt commitment, (D) the “Financing Commitments” will include any such alternative financing commitments, and (E) the “Debt Financing Agreement” will include the definitive agreement(s) with respect to any such alternative debt financing. Parent will keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange any alternative financing and provide copies of all documents provided to the lenders or otherwise related to such alternative financing to the Company.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

Section 8.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Company and Parent will use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (a) causing the conditions to the Merger set forth in Article 9 to be satisfied, (b) preparing and filing as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (c) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental

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Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement and no party hereto will take or cause to be taken any action which would reasonably be expected to prevent, impede or materially delay the consummation of the Merger, and (d) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement, subject to Section 6.03. Parent and the Company will promptly consult with the other with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority or any other Person or any other information supplied by such party with any Governmental Authority or any other Person in connection with this Agreement and the transactions contemplated by this Agreement.

Section 8.02. Regulatory Filings.

(a) Each of Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, will use reasonable best efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act, and, as applicable, ITAR and NISPOM, and will (i) cooperate with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed, including by providing the other party with a copy, of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review in advance any communication planned to be given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other U.S. or foreign Governmental Authority in respect thereof or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party or its Representatives the opportunity to attend and participate in such meetings and conferences. Notwithstanding the foregoing, the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 8.02(a) as “Antitrust Counsel Only Material.” Such materials and the information contained therein will be given only to the outside counsel regarding antitrust Applicable Law of the recipient and will not be disclosed by outside counsel to employees, officers, directors or consultants of the recipient or any of its affiliates unless express permission is obtained in advance from the source of the materials (the Company or Parent as the case may be) or its legal counsel. Each of the Company and Parent will cause their respective outside counsel regarding antitrust Applicable Law to comply with this Section 8.02(a). Notwithstanding anything to the contrary in this Section 8.02(a), materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and privileged communications.

(b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make appropriate filings under any antitrust Applicable Law, including an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby, as promptly as reasonably practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act, and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act, including by requesting early termination of the waiting period provided for in the HSR Act.

(c) In connection with this Agreement, the parties agree that a final joint voluntary notice to CFIUS will be submitted for filing as soon as practicable following the receipt of a request by CFIUS that CFIUS desires to review the transactions contemplated by this Agreement. In such event, Parent and Merger Subsidiary, on the one

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hand, and the Company, on the other hand, will cooperate in preparing, pre-filing and filing with CFIUS a joint voluntary notice of the transactions contemplated hereby pursuant to Exon-Florio and FINSA. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, will each use its reasonable best efforts to provide CFIUS with any information required for the CFIUS filing or that is requested by CFIUS or its member agencies during the Exon-Florio review or FINSA investigation process. Information furnished by a party to the other party may be included in the CFIUS filing unless contrary instructions are specified in writing to the party receiving such information. Subject to the terms and conditions set forth in this Section 8.02(c), Parent, Merger Subsidiary and the Company, in cooperation with each other, will use their reasonable best efforts to (i) avoid possible rejection or deferred acceptance of any CFIUS filing, (ii) respond as promptly as practicable and within any time limitations imposed by applicable regulations to any inquiries from CFIUS or any other Governmental Authority involved in the review, (iii) make any other submissions that are required to be made or that the parties agree should be made, and (iv) obtain the CFIUS Approval so as to enable the consummation of the transactions contemplated hereby to occur as soon as reasonably possible (and in any event, with the consummation of the Merger to occur no later than the Outside Date). Furthermore, such reasonable best efforts with respect to Parent and Merger Subsidiary will include jointly working with CFIUS as required to agree upon and execute a mutually acceptable FOCI mitigation plan to mitigate (i) foreign ownership, control and influence for a contractor working on secret and top secret projects for U.S. Governmental Authorities, and (ii) threats to national security in order to terminate CFIUS reviews. Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, will also cooperate in the preparation of filing any notices required under ITAR and/or NISPOM.

(d) In furtherance and not in limitation of the covenants of the parties contained in Section 8.02(a), Section 8.02(b) and Section 8.02(c), if any suit is instituted or mitigation proposed (or threatened to be instituted or proposed) by the FTC, the DOJ, CFIUS or any other Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any antitrust or other Applicable Laws or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Subsidiary and the Company will use reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement. Notwithstanding any other provision hereof, in no event will Parent or Merger Subsidiary be required to take any action or actions to the extent that taking such action or actions would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Surviving Corporation and its Subsidiaries, taken as a whole, following the Effective Time.

(e) The Company will provide the Defense Security Service (“DSS”) and, to the extent applicable, any other agency of the United States government, timely notification of the transaction contemplated hereby in accordance with NISPOM and the Company’s industrial security obligations. The parties hereto will cooperate with each other in obtaining approval from DSS for the Company to maintain a facility security clearance (“FCL”) at the level necessary to continue the Company’s operations, including performance on the Company’s classified contracts. In the event DSS requires measures to mitigate a finding of Foreign Ownership, Control, or Influence (“FOCI”) as a condition for the Company to maintain an FCL at the level necessary to continue the Company’s operations, the Company and the Parent will jointly work with DSS in a good faith effort to agree upon and execute a mutually acceptable FOCI mitigation plan.

Section 8.03. Proxy Statement and Other Required Company Filings. As soon as practicable following the date hereof (and in any event no later than 30 calendar days after the date of this Agreement, subject to the prompt receipt from Parent and Merger Subsidiary of the information described in the second sentence of this Section 8.03), the Company will prepare and file with the SEC the Proxy Statement, in connection with the solicitation of proxies from the Company’s stockholders for use at the Company Stockholder Meeting. Parent

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and Merger Subsidiary will furnish all information concerning Parent and Merger Subsidiary (and their respective Affiliates, if applicable) as is required to be included in the Proxy Statement, or that is customarily included in such Proxy Statement in connection with the preparation and filing with the SEC of the Proxy Statement. The Company will use reasonable best efforts to cause the Proxy Statement to be disseminated to the Company’s stockholders as promptly as practicable following the filing thereof with the SEC and confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Proxy Statement. Neither the Company nor any of its Affiliates, if applicable, will correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement in any such case without providing Parent and Merger Subsidiary a reasonable opportunity to review and comment thereon or participate therein, as the case may be. Unless this Agreement is earlier terminated pursuant to Article 10, the Company will (i) advise Parent and Merger Subsidiary promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement, any receipt of comments from the SEC or its staff on the Proxy Statement or any receipt of a request by the SEC or its staff for additional information in connection therewith, and (ii) provide Parent and Merger Subsidiary with copies of all correspondence with its Representatives, on the one hand, and the SEC or its staff, on the other hand with respect to the Proxy Statement and any other filing required under Applicable Law. If at any time prior to the Company Stockholder Meeting, any information relating to the Company, Parent or Merger Subsidiary, or any of their respective directors, officers or Affiliates, should be discovered by the Company, Parent or Merger Subsidiary which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement or any other filing required under Applicable Law, as applicable, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other, and an appropriate amendment or supplement to the Proxy Statement or the applicable filing required under Applicable Law describing such information will be promptly prepared and filed with the SEC and, to the extent required by Applicable Law or the SEC or its staff, disseminated to the Company’s stockholders. Except as expressly permitted by Section 6.03, the Company will include the Company Board Recommendation in the Proxy Statement and, if applicable, any other filing required under Applicable Law.

Section 8.04. Public Announcements. Except as may be required by Applicable Law or stock market regulations:

(a) The press release announcing the execution of this Agreement will be issued only in such form as is mutually agreed upon by the Company and Parent; and

(b) No other public release or similar public announcement concerning the transactions contemplated hereby will be issued by any party without the prior written consent of the Company and Parent;

provided, however, in each case, that if such release or similar public announcement is required by Applicable Law or stock market regulations, the party required to make the release or announcement will use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, will be at the final discretion of the disclosing party; provided, further, that the restrictions set forth in this Section 8.04 will not apply to any release, announcement or disclosure made or proposed to be made in connection with or following an Adverse Company Recommendation Change.

Section 8.05. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on

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behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 8.06. Notices of Certain Events. Each of the Company and Parent will promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;

(d) any inaccuracy of any representation or warranty of that party contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 9.02(b) or Section 9.03(b) not to be satisfied; and

(e) any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder that could reasonably be expected to cause the conditions set forth in Section 9.02(a) or Section 9.03(a) not to be satisfied;

provided, however, that the delivery of any notice pursuant to this Section 8.06 will not affect or be deemed to modify any representation or warranty made by any party hereunder or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 8.07. Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the 1934 Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the 1934 Act with respect to equity securities of the Company.

Section 8.08. Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company will reasonably cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws and rules and policies of The NASDAQ Global Market to enable the de-listing by the Surviving Corporation of the Company Stock from The NASDAQ Global Market and the deregistration of the Company Stock under the 1934 Act as promptly as practicable after the Effective Time.

Section 8.09. Stockholder Litigation. Without limiting any other provision hereof, the Company will (a) promptly advise Parent of any Proceedings commenced after the date hereof against the Company or any of its officers or directors (in their capacities as such) by any stockholder of the Company (on their own behalf or on

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behalf of the Company) relating to this Agreement, the Merger or the other transactions contemplated hereby (each, a “Stockholder Litigation”), (b) keep Parent reasonably informed regarding any such Stockholder Litigation, (c) give Parent the opportunity to participate in such Stockholder Litigation, consult with counsel to the Company regarding the defense or settlement of any such Stockholder Litigation and consider Parent’s views with respect to such Stockholder Litigation, and (d) not settle any such Stockholder Litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 8.10. FCC Consents. (a) Within ten Business Days after the date of this Agreement, the Company, Parent and Merger Subsidiary will jointly file the FCC Applications requesting the FCC Consents. The Company, Parent and Merger Subsidiary will diligently prosecute the FCC Applications and otherwise use their reasonable best efforts to obtain the FCC Consent at the earliest practicable date; provided, however, that, except as provided in the following sentence, neither Parent nor Merger Subsidiary nor the Company will be required to pay consideration to any third party to obtain the FCC Consents, other than attorneys and consultants retained for the purpose of assisting the Company, Parent and Merger Subsidiary in obtaining the FCC Consents. Parent and the Company will each pay one-half of the FCC filing fees relating to the transactions contemplated hereby, irrespective of whether the transactions contemplated by this Agreement are consummated. To that end, the Company, Parent and Merger Subsidiary will cooperate with each other and use their reasonable best efforts to timely (i) provide any additional information requested by the FCC or in making any amendments to the FCC Applications and (ii) oppose any petition to deny, informal objection, application for review, petition for reconsideration or appeal to any court which objects to the issuance of the FCC Consents or which requests that the FCC Consents be reversed or modified.

(b) The Company, Parent and Merger Subsidiary will promptly provide each other with copies of all documents filed with or received from the FCC or any other governmental agency with respect to this Agreement or the transactions contemplated hereby. The Company, Parent and Merger Subsidiary will notify each other promptly in the event it becomes aware of any other facts, actions, communications, or occurrences that might directly or indirectly affect the FCC’s granting of the FCC Consent or the failure of the FCC to grant an FCC Final Order in respect of each FCC Application. The Company, Parent and Merger Subsidiary will oppose any petition to deny or other objection filed with respect to any FCC Application. The Parties will appeal or otherwise seek review of any action of the FCC denying any FCC Application, by filing an appropriate request for review with the FCC or a court of competent jurisdiction, as the case may be.

ARTICLE 9

CONDITIONS TO THE MERGER

Section 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by Applicable Law) of the following conditions:

(a) the Company Stockholder Approval in accordance with Delaware Law shall have been obtained;

(b) no Governmental Authority having jurisdiction over any party hereto shall have issued any Order that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Authority that prohibits or makes illegal or otherwise restrains the consummation of the Merger;

(c) any applicable waiting period under the HSR Act and ITAR relating to the Merger shall have expired or been terminated and any NISPOM requirements shall have been met;

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(d) (i) Parent or the Company shall have received a notification, in a form reasonably acceptable to each party, from CFIUS that it has either determined that (A) it lacks jurisdiction over the transactions contemplated by this Agreement or (B) it has concluded its review under Section 721 of the Defense Production Act of 1950 and has determined not to conduct a full investigation and that there are no unresolved national security issues with respect to the transaction, or (ii) if a full investigation is deemed to be required by CFIUS, Parent and/or the Company shall have received notification that the United States government will not take action to prevent the consummation of the transactions contemplated by this Agreement (in the case of clause (i) or (ii), “CFIUS Approval”);

(e) (i) each of the FCC Consents shall have been granted and shall be in full force and effect and (ii) there shall be an FCC Final Order in respect of each FCC Application, except in the case of clause (ii) where the lack of such FCC Final Order would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, unless such FCC Final Order has not been obtained due to the FCC’s issuance of an injunction prohibiting the transfer of the applicable FCC License; and

(f) (i) the Company shall have surrendered to the FCC its two Common Carrier Fixed Point-to-Point Microwave Service licenses, call sign WQEZ814 and WQEZ815, (ii) the Company shall have made an application to the FCC for two Private Operational Fixed Point-to-Point Microwave Service licenses to replace such surrendered Common Carrier Fixed Point-to-Point Microwave Service licenses, and (iii) no event shall have occurred that would result in the Company being unable to utilize the pending private carrier licenses pursuant to conditional authorization following the Effective Time.

Section 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by Applicable Law) of the following further conditions:

(a) Performance of Obligations of the Company. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b) Representations and Warranties. The representations and warranties of the Company contained (i) in Sections 4.05(a)-(b), Section 4.11(a), Section 4.12(e) and Section 4.20(e) shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be so true and correct only as of such time), except, in the case of Sections 4.05(a)-(b), where the failure of such representations and warranties to be so true and correct are de minimis, (ii) in Section 4.01, Section 4.02, Sections 4.04(i)-(ii), Section 4.05 (other than Sections 4.05(a)-(b)), the first two sentences of Section 4.06(a), Section 4.06(b), Section 4.23 and Section 4.24 shall be true and correct in all material respects (disregarding all materiality and Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all material respects only as of such time), and (iii) in Article 4 (other than those identified in subclauses (i) and (ii) of this Section 9.02(b)) shall be true and correct (disregarding all materiality and Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time), except where the failure of such representations and warranties to be so true and correct (disregarding all materiality and Material Adverse Effect qualifications contained therein) have not had, individually or in the aggregate, a Material Adverse Effect;

(c) Target LTM Adjusted EBITDA. The LTM Adjusted EBITDA shall have met or exceeded the Target LTM Adjusted EBITDA;

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(d) Officer’s Certificate. Parent shall have received a certificate signed by an authorized executive officer of the Company certifying to the satisfaction of the conditions set forth in Section 9.02(a), Section 9.02(b) and Section 9.02(c) to the foregoing effect;

(e) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, effect, development or circumstance that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(f) Litigation. There shall not be any Proceeding before any Governmental Authority pending or threatened in writing by such Governmental Authority against the Company, Parent or Merger Subsidiary or any of their respective officers or directors, that could reasonably be expected to materially adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement or that seeks to enjoin any of the transactions contemplated by this Agreement; and

(g) Financial Statements. (i) The Company shall not have published or become obligated to publish a press release or file or become obligated to file a report with the SEC to the effect that the Company’s prior financial statements or reports filed with the SEC may no longer be relied upon or announced that the audit committee of the Company’s Board of Directors is conducting an investigation with respect to accounting matters, or (ii) the Company shall have failed to file its Form 10-K with the SEC for the fiscal year ended June 30, 2013, on or prior to the due date thereof, including any extension pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, including an unqualified opinion from Ernst & Young LLP on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2013.

(h) Debarment. The Company or any of its Subsidiaries shall not have been debarred from any contracting with any Governmental Authority of the federal government of the United States of America.

Section 9.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (to the extent permitted by Applicable Law) of the following further conditions:

(a) Performance of Obligations of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

(b) Representations and Warranties. The representations and warranties of Parent and Merger Subsidiary contained in this Agreement or in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto shall be true and correct both when made and at and as of the Closing Date as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), except where the failure of such representations and warranties to be so true and correct (without regard to any qualifications or exceptions as to materiality contained in such representations and warranties), would not, individually or in the aggregate, impair, prevent or delay in any material respect the ability of each of Parent and Merger Subsidiary to perform its obligations under this Agreement; and

(c) Officer’s Certificate. The Company shall have received a certificate signed by an authorized executive officer of Parent certifying to the satisfaction of the conditions set forth in Section 9.03(a) and Section 9.03(b).

Section 9.04. Frustration of Closing Conditions. Neither the Company nor Parent may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

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ARTICLE 10

TERMINATION

Section 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company’s stockholders or Parent as the sole stockholder of Merger Sub):

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if:

(i) the Merger has not been consummated on or before February 25, 2014 (the “Outside Date”); provided, however, that upon the written agreement of Parent and the Company, the Outside Date may be extended (and in the case of such extension, any reference to the Outside Date in any other provision of this Agreement shall be a reference to the Outside Date, as extended); provided, further, however, that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) will not be available to any party whose material breach of any provision of this Agreement has been the primary cause of failure of the Effective Time to occur by the Outside Date; provided, however, that Parent’s failure to close due to the unavailability of the Financing (or, if applicable, any alternative financing) will not in any way limit its termination right pursuant to this Section 10.01(b)(i), except to the extent such unavailability was caused or resulted from the breach by Parent of Sections 7.04, 7.05 or 7.06;

(ii) there shall be any Applicable Law that (A) makes consummation of the Merger illegal or otherwise prohibited or (B) permanently enjoins the Company or Parent from consummating the Merger and such injunction shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) will not be available to any party hereto unless such party has used such reasonable best efforts as may be required by Section 8.01 and Section 8.02 to contest, appeal and remove such injunction; provided, further, that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) will not be available to any party whose material breach of any provision of this Agreement has been the principal cause of, or resulted directly in, such action; or

(iii) there shall not have occurred an Adverse Company Recommendation Change, the Company Stockholder Meeting shall have been held and completed and the Company Stockholder Approval shall not have been obtained;

(c) by Parent:

(i) (A) at any time prior to receipt of the Company Stockholder Approval, if an Adverse Company Recommendation Change shall have occurred, (B) at any time prior to receipt of the Company Stockholder Approval, if the Company shall have breached its obligations under Section 6.03 in any material respect, or (C) if any event in Section 9.02(g) shall have occurred;

(ii) if there shall have been a breach by the Company of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company, which breach would, individually or in the aggregate, result in, the failure of a condition set forth in Section 9.02(a) or Section 9.02(b) and cannot be cured by the Outside Date, or, if curable, is not cured within 30 days following receipt of notice thereof to the Company or, by its nature, cannot be cured within such period; provided, however, that, at the time of delivery of such notice, Parent or Merger Subsidiary shall not be in material breach of its or their obligations under this Agreement; or

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(d) by the Company:

(i) in accordance with Section 6.03(d) upon the approval by the Board of Directors to enter into a Superior Proposal and to substantially concurrently therewith enter into a definitive agreement with respect to such Superior Proposal; provided, that the Company shall not be in breach of with Section 6.03 and shall have paid or shall concurrently with such termination pay to Parent the Company Termination Fee under Section 11.04(b)(i)(B);

(ii) if there shall have been a breach by Parent or Merger Subsidiary of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Parent or Merger Subsidiary, which breach would, individually or in the aggregate, result in, the failure of a condition set forth in Section 9.03(a) or Section 9.03(b) and cannot be cured by the Outside Date, or, if curable, is not cured within 30 days following receipt of notice thereof to Parent or, by its nature, cannot be cured within such period; provided, however, that, at the time of delivery of such notice, the Company shall not be in material breach of its obligations under this Agreement;

(iii) if (A) the conditions set forth in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing or those that have not been satisfied due to the failure of Parent or Merger Subsidiary to have performed their respective obligations under this Agreement) have been satisfied, (B) Parent and Merger Subsidiary fail to consummate the transactions contemplated by this Agreement within two Business Days of the date on which the Closing should have occurred pursuant to Section 2.01(b), and (C) the Company is ready and willing to consummate the Merger and has confirmed such fact by written notice to Parent which has not been withdrawn, indicating that all conditions set forth in Section 9.01 and Section 9.03 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing); provided, however, that, at the time of such termination, the Company shall not be in material breach of its obligations under this Agreement; provided, further, however, that if any portion of the Debt Financing becomes unavailable as described in the second sentence of Section 7.06 and Parent and Merger Subsidiary have informed the Company that they are using their reasonable best efforts to promptly arrange and obtain alternative financing in replacement thereof in accordance with Section 7.06, the Company will not be permitted to terminate this Agreement pursuant to this Section 10.01(d)(iii) until the earlier of the Outside Date and the date on which Parent and Merger Subsidiary cease to comply with their obligations under Section 7.06; or

(iv) there shall have occurred an Adverse Company Recommendation Change, the Company Stockholder Meeting shall have been held and completed and the Company Stockholder Approval shall not have been obtained.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) will give notice of such termination to the other party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

Section 10.02. Effect of Termination. Any termination of this Agreement under, and in accordance with, this Article 10 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in this Article 10, this Agreement will be void and of no further force or effect except for this Section 10.02, Section 6.04(c), Section 11.01, Section 11.04, Section 11.06, Section 11.07, Section 11.08, Section 11.09 and Section 11.11, each of which will survive the termination of this Agreement; provided, however, that nothing herein will relieve any party from liability for any fraud or willful and material breach (except as otherwise provided in, and subject to the limitations of, Section 11.04(b)) of any representation, warranty, covenant or other agreement contained in this Agreement. For purposes hereof, “willful and material breach” means a material breach by a party of the

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applicable provision of this Agreement as a result of an action or failure to act by such Person that it knew would result in a breach of this Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. All notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and will be given as follows:

if to Parent or Merger Subsidiary, to:

Wasserstein Cosmos Co-Invest, L.P.

c/o Wasserstein & Co., LP

1301 Avenue of the Americas, 41st Floor

New York, NY 10019

Attention: Anup Bagaria

Facsimile No.: (212) 702-5635

E-mail: ab@wasserco.com

with a copy to:

Jones Day

222 East 41st Street

New York, NY 10017

Attention: Robert A. Profusek and Andrew M. Levine

Facsimile No.: (212) 755-7306

E-mail: raprofusek@jonesday.com; amlevine@jonesday.com

if to the Company, to:

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, NY 11788

Attention: Julia Hanft

Facsimile No.: (631) 231-1557

E-mail: jhanft@globecomm.com

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Richard H. Gilden

Facsimile No.: (212) 715-8085

E-mail: rgilden@kramerlevin.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications will be deemed received on the date of

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receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication will be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 11.02. Survival. None of the representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for those covenants and agreements set forth herein that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 11.03. Amendments and Waivers . (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that after the Company Stockholder Approval has been obtained there may be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained; provided, further, however, that notwithstanding anything to the contrary set forth herein, this Section 11.03(a), Section 11.04(b)(ii) (but only the third paragraph therein), Section 11.06(a), Section 11.07, Section 11.08, Section 11.09 and Sections 11.13(b)-(c) (in each case, together with any related definitions and other provisions of this Agreement to the extent a modification or termination would serve to modify the substance or provisions of such Sections) may not be amended, modified, waived or terminated in a manner that is adverse to any source of Debt Financing without the prior written consent of the sources of Debt Financing.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 11.04. Expenses; Termination Fees. (a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

(b) Termination Fees.

(i) Company Termination Fee. The Company agrees to pay a fee (the “Company Termination Fee”) to Parent in the amount of:

(A) $10,200,000, if Parent terminates this Agreement pursuant to Section 10.01(c)(i);

(B) $10,200,000, if the Company terminates this Agreement pursuant to Section 10.01(d)(i) or (iv);

(C) $10,200,000, if (x) the Company or Parent terminates this Agreement pursuant to (A) Section 10.01(b)(i) (but solely if the Company Stockholder Approval has not been obtained prior to such termination) or (B) Section 10.01(b)(iii) and (y) (A) prior to such termination (in the case of termination pursuant to Section 10.01(b)(i)) or the Company Stockholder Meeting (in the case of termination pursuant to Section 10.01(b)(iii)), a Company Acquisition Proposal has been publicly disclosed and not withdrawn and (B) within 12 months following the date of such termination, the Company enters into a definitive agreement providing for a Company Acquisition Proposal or a Company Acquisition Proposal is consummated (provided, however, that for purposes of this clause (ii), each reference to “15%” in the definition of Company Acquisition Proposal will be deemed to be a reference to “50%”); or

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(D) $3,400,000 (reflecting a reasonable estimate of Parent’s and Merger Sub’s out-of-pocket fees and expenses (including fees and expenses of third party advisors to Parent and Merger Sub), overhead costs and charges and lost opportunity costs expected to be incurred by Parent and Merger Subsidiary after the date of this Agreement and prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement), if this Agreement is terminated by either Parent or the Company pursuant to Section 10.01(b)(iii); provided, however, that no Company Termination Fee will be payable by the Company pursuant to this Section 11.04(b)(i)(D) if at the time of such termination the Company would have been entitled to terminate this Agreement pursuant to Section 10.01(d)(ii).

Notwithstanding anything to the contrary in this Agreement, if the Company pays the Company Termination Fee, then the termination of this Agreement in the manner set forth in Sections 11.04(b)(i)(A), (B), (C) or (D) above and Parent’s receipt of the Company Termination Fee pursuant to this Section 11.04(b)(i) and in accordance with (and subject to) Section 11.04(c) will be the sole and exclusive remedy of Parent and Merger Subsidiary against the Company and its Related Parties for any loss or damage suffered as a result of the failure of the Merger to be consummated, and upon such receipt by Parent of the Company Termination Fee, neither the Company nor any of its Related Parties will have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except, in the event of a payment of the Company Termination Fee pursuant to Section 11.04(b)(i)(D), to the extent that a Company Termination Fee subsequently becomes payable under Section 11.04(b)(i)(C) (in which case the original Company Termination Fee that was paid pursuant to Section 11.04(b)(i)(D) will be credited against the subsequent Company Termination Fee payable under Section 11.04(b)(i)(C) when ultimately paid).

(ii) Parent Termination Fee. Parent agrees to pay a fee (the “Parent Termination Fee”) to the Company in the amount of $15,600,000 if (A) the Company terminates this Agreement pursuant to Section 10.01(d)(iii) or (B) Parent terminates this Agreement pursuant to Section 10.01(b)(i) at a time when the Company would have been entitled to terminate this Agreement pursuant to Section 10.01(d)(iii).

Without limiting the foregoing, in the event that this Agreement is terminated by either Parent or the Company pursuant to Section 10.01(b)(i) and, at such time, all of the conditions set forth in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied, other than the condition set forth in Section 9.01(e) (except to the extent that a breach of any provision of this Agreement by the Company was the principal cause of the failure of the condition in Section 9.01(e) to be satisfied), Parent will pay or cause to be paid to the Company, by wire transfer of immediately available funds no later than three Business Days following such termination, an amount equal to the Parent Reimbursement Amount (such payment, the “Expense Repayment”); provided, however, that no such Expense Repayment will be payable by Parent if, prior to such termination pursuant to Section 10.01(b)(i), Parent provides written notice to the Company that it is willing to extend the Outside Date to a date not later than May 27, 2014 and continue to comply with its obligations under Section 8.10 in order to cause the condition set forth in Section 9.01(e) to become satisfied prior to such extended Outside Date and the Company does not agree in writing to such extension.

Notwithstanding anything to the contrary in this Agreement, except for an order of specific performance as and only to the extent expressly permitted by Section 11.13 prior to the termination of this Agreement pursuant to its terms, (i) the Company’s receipt of the Parent Termination Fee pursuant to this Section 11.04(b)(ii), (ii) the Company’s receipt of the Expense Repayment pursuant to this Section 11.04(b)(ii), (iii) any reimbursement and expense obligations of Parent pursuant to Section 11.04(d), and (iv) the rights and remedies of the Company available under the Equity Commitment Letter and the Guaranty will be the sole and exclusive remedies of the Company against Parent, Merger Subsidiary, the Guarantor, any Non-Recourse Party (as defined in the Guaranty) or any source of any Debt Financing (and any of their respective former, current or future general or

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limited partners, stockholders, managers, members, directors, officers, Affiliates or agents) for any loss or damage suffered as a result of the failure of the Merger to be consummated, any breach of any covenant or agreement in this Agreement (whether willfully, intentionally, unintentionally or otherwise) or the failure of the transactions contemplated by this Agreement to be consummated, and upon receipt by the Company of the Parent Termination Fee or the Expense Repayment, as applicable, none of Parent, Merger Subsidiary, the Guarantor, any Non-Recourse Party or any source of Debt Financing, or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents, will have any further liability or obligation relating to or arising out of this Agreement, the Financing or the transactions contemplated by this Agreement or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity in contract, in tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any law or otherwise. Notwithstanding any other provision hereof, in no event will Parent or the Guarantor be subject to monetary damages in excess of the Parent Termination Fee in the aggregate. For the avoidance of doubt, none of the Non-Recourse Parties (except to the extent expressly set forth in the Guaranty or the Equity Financing Commitment) or the sources of Debt Financing (or any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents) will have any liability to any Person, including the Company and its Subsidiaries, based on, relating to or arising out of this Agreement, the Financing or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith under any theory whatsoever.

(c) Payment of Termination Fees. The payment of the Company Termination Fee or the Parent Termination Fee (or the Expense Repayment described in the second paragraph of Section 11.04(b)(ii)), as applicable, will be made by wire transfer of immediately available funds by the Company or Parent, as applicable, (a) within three Business Days following the termination of this Agreement in the case of a termination in which amounts are payable pursuant to Section 11.04(b)(i)(A), Section 11.04(b)(i)(D) or Section 11.04(b)(ii), (b) prior to or concurrently with such termination, in the case of a termination in which amounts are payable pursuant to Section 11.04(b)(i)(B) (and any such purported termination will be void and of no force and effect unless and until the Company makes such payment), and (c) the earlier of the date on which the Company enters into a definitive agreement providing for a Company Acquisition Proposal or the date on which a Company Acquisition Proposal is consummated, in the case of a termination in which amounts are payable pursuant to Section 11.04(b)(i)(C). For the avoidance of doubt, subject to the last sentence of Section 11.04(b)(i) any payment to be made by any party under Section 11.04(b) will be payable only once to such other party with respect to Section 11.04(b) and not in duplication even though such payment may be payable under one or more provisions hereof or on more occasion pursuant to the same subsection of this Section 11.04.

(d) Other Costs and Expenses. The parties hereto acknowledge that the agreements contained in Section 6.05 and this Section 11.04 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent fails to pay in a timely manner the amounts due pursuant to this Section 11.04, and, in order to obtain such payment, Parent or the Company makes a claim that results in a judgment against the Company or Parent for the amounts set forth in this Section 11.04, the Company or Parent, as applicable, will pay to Parent or the Company, respectively, the reasonable costs and expenses of Parent or the Company, as applicable (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 11.04 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

(e) Other Remedies. Notwithstanding anything else to the contrary in this Agreement, but subject to the limitations on remedies set forth in Section 11.13, each party agrees that, prior to the termination of this

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Agreement or the Effective Time, as applicable, the granting of a decree or order of specific performance or other equitable relief will be its sole and exclusive remedy with respect to breaches by the other parties to this Agreement and that it may not seek monetary damages prior to the termination of this Agreement or the Effective Time, as applicable, that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby.

Section 11.05. Disclosure Schedule and SEC Document References. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of the Company that are contained in this Agreement if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties is reasonably apparent on its face. The inclusion of any information in the Company Disclosure Schedule or in any Company SEC Document, as applicable, will not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, would be reasonably likely to have a Material Adverse Effect or is outside the ordinary course of business.

Section 11.06. Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Except (i) as provided in Section 7.02 with respect to Indemnified Persons, (ii) Section 11.03(a), Section 11.04(b)(ii) (but only the third paragraph therein), Section 11.06(a), Section 11.07, Section 11.08, Section 11.09 and Sections 11.13(b)-(c), with respect to the sources of Debt Financing, (iii) Section 11.04(b)(ii) (but only the third paragraph therein) with respect to Non-Recourse Parties and the Guarantor, and (iv) following the Effective Time, the right of the Company’s former stockholders to receive the Merger Consideration pursuant to Article 2 hereof, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer, assign or delegate its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of their Affiliates at any time and (ii) after the Effective Time, to any Person; provided, however, that such transfer, assignment or delegation will not relieve Parent or Merger Subsidiary of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Subsidiary. Any assignment or delegation in violation of the foregoing will be null and void.

Section 11.07. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules of such state.

Section 11.08. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, including any dispute arising out of or relating in any way to the financing commitments or the performance thereof (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) will be brought in the Delaware Chancery Court or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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Each party agrees that service of process on such party as provided in Section 11.01 will be deemed effective service of process on such party. Notwithstanding anything herein to the contrary, the Company agrees, and agrees to cause its Affiliates to agree, (i) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, involving a source of Debt Financing in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby will be brought exclusively in any New York State court or Federal court of the United States of America sitting in New York County, (ii) to submit for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (iii) not to bring or permit any of its Affiliates or representatives to bring or support anyone else in bringing any such action in any other court, (iv) that service of process, summons, notice or document by registered mail addressed to it at the address of the Company provided in Section 11.01 hereof will be effective service of process against it for any such action brought in any such court, (v) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, (vi) that a final judgment in any such action will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (vii) that any such action will be governed by, and construed in accordance with, the laws of the State of New York, and (viii) to irrevocably waive and hereby waives any right to a trial by jury in any such action to the same extent such rights are waived pursuant to Section 11.09.

Section 11.09. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE FINANCING COMMITMENTS OR THE PERFORMANCE THEREOF.

Section 11.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto has received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 11.11. Entire Agreement. This Agreement, the Confidentiality Agreement and the Guaranty constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 11.13. Specific Performance.

(a) Subject to Sections 11.04 and 11.13(b)-(d), the parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to Sections 11.04 and 11.13(b)-(d), the parties acknowledge and agree that the parties will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(b) Notwithstanding Section 11.13(a), the parties hereby further acknowledge and agree that prior to the earlier to occur of the Closing and the termination of this Agreement by the Company in accordance with its terms, the Company will be entitled to seek specific performance to cause Parent and/or Merger Subsidiary to draw down the full proceeds of the Equity Financing and to cause Parent or Merger Subsidiary to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 2.01, on the terms and subject to the conditions in this Agreement, if, but only if, each of the following conditions has been satisfied: (A) all conditions in Sections 9.01 and 9.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) Parent and Merger Subsidiary fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.01(b), (C) the Debt Financing (or, if alternative Debt Financing is being used in accordance with Section 7.06, pursuant to the alternative Debt Financing Commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, and (D) the Company has confirmed in an irrevocable written notice delivered to Parent that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Closing will occur. Notwithstanding anything herein to the contrary, but subject to the last sentence of Section 11.04(b)(ii), it is hereby acknowledged and agreed that the Company will be entitled to seek specific performance to cause Parent and Merger Subsidiary to enforce the terms of the Debt Financing Commitment, including by demanding that Parent and/or Merger Subsidiary file one or more lawsuits against the sources of Debt Financing to fully enforce such sources’ obligations thereunder and Parent’s and Merger Subsidiary’s rights thereunder, only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 9.01 and Section 9.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, and Parent and Merger Subsidiary fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.01(b) and (ii) all of the conditions to the consummation of the financing provided by the Debt Financing Commitment (or, if alternative Debt Financing is being used in accordance with Section 7.06, pursuant to the alternative Debt Financing Commitments with respect thereto) have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing); provided, however, that nothing herein will be deemed to permit the Company to seek specific performance directly against the sources of Debt Financing under any theory whatsoever.

(c) Except to the extent otherwise set forth in the Equity Financing Commitment or the Guaranty, and without limiting any other provision in this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the parties hereto.

(d) Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

[Signature Page Follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

GLOBECOMM SYSTEMS INC.

By:	/s/ David E. Hershberg
	Name:	David E. Hershberg
	Title:	Chairman & CEO

WASSERSTEIN COSMOS CO-INVEST, L.P.

By:	/s/ Anup Bagaria
	Name:	Anup Bagaria
	Title:	Authorized Signatory

COSMOS ACQUISITION CORP.

By:	/s/ Anup Bagaria
	Name:	Anup Bagaria
	Title:	President

Signature Page to Agreement and Plan of Merger

ANNEX B

Needham & Company, LLC 445 Park Avenue, New York, NY 10022-4406(212) 371-8300

August 25, 2013

Board of Directors

Globecomm Systems Inc.

45 Oser Avenue

Hauppauge, New York 11788

Gentlemen:

We understand that Wasserstein Cosmos Co-Invest, L.P. (“Parent”), Globecomm Systems Inc. (the “Company”), and Cosmos Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the “Merger”). The terms and conditions of the Merger will be set forth more fully in the Merger Agreement.

Pursuant to the proposed Merger Agreement, we understand that, at the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of common stock, $0.001 par value, of the Company (“Company Common Stock”), other than shares held by the Company or Parent or any subsidiary of the Company or Parent and other than Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $14.15 in cash (the “Consideration”).

You have asked us to advise you as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Parent or any of its subsidiaries and other than holders of Dissenting Shares) of the Consideration to be received by such holders pursuant to the Merger Agreement.

For purposes of this opinion we have, among other things: (i) reviewed a draft of the Merger Agreement dated August 25, 2013; (ii) reviewed certain publicly available information concerning the Company and certain other relevant financial and operating data of the Company furnished to us by the Company; (iii) reviewed the historical stock prices and trading volumes of the Company Common Stock; (iv) held discussions with members of management of the Company concerning the current operations of and future business prospects for the Company; (v) reviewed certain financial forecasts with respect to the Company prepared by the management of the Company and held discussions with members of such management concerning those forecasts; (vi) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for the Company; (vii) reviewed the financial terms of certain business combinations that we deemed relevant; and (viii) reviewed such other financial studies and analyses and considered such other matters as we have deemed appropriate.

In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed

Boston Office: One Federal Street, Boston, MA 02110 (617) 457-0910

California Offices: 3000 Sand Hill Road, Building 1, Menlo Park, CA 94025 (650) 854-9111

100 Spear Street, San Francisco, CA 94105 (415) 262-4860

Chicago Office: 180 North LaSalle, Suite 3700, Chicago, IL 60601 (312) 981-0412

Board of Directors

Globecomm Systems Inc.

August 25, 2013

Needham & Company, LLC

by us for purposes of this opinion and have neither attempted to verify independently nor assumed responsibility for verifying any of such information. We have assumed the accuracy of the representations and warranties contained in the Merger Agreement and all agreements related thereto. In addition, we have assumed, with your consent, that the Merger will be consummated upon the terms and subject to the conditions set forth in the draft Merger Agreement dated August 25, 2013 without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company. With respect to the financial forecasts for the Company provided to us by the management of the Company, we have assumed, with your consent and based upon discussions with such management, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management, at the time of preparation, of the future operating and financial performance of the Company. We express no opinion with respect to any of such forecasts or estimates or the assumptions on which they were based.

We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Company, Parent or any of their respective subsidiaries nor have we evaluated the solvency or fair value of the Company, Parent or any of their respective subsidiaries under any state or federal laws relating to bankruptcy, insolvency or similar matters. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Parent or any of its subsidiaries and other than holders of Dissenting Shares) of the Consideration to be received by such holders pursuant to the Merger Agreement and we express no opinion as to the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, or as to the Company’s underlying business decision to engage in the Merger or the relative merits of the Merger as compared to other business strategies that might be available to the Company. In addition, we express no opinion with respect to the amount or nature or any other aspect of any compensation payable to or to be received by any officers, directors or employees of any party to the Merger, or any class of such persons, relative to the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement or with respect to the fairness of any such compensation. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger.

We have been engaged by the Company as financial advisor in connection with the Merger and to render this opinion and will receive fees for our services, a portion of which is payable upon delivery of this opinion, and a substantial portion of which is contingent on the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our role as financial advisor and out of the rendering of this opinion and to reimburse us for certain of our out-of-pocket expenses. We have not in the past two years provided investment banking and financial advisory services to the Company, Parent or Merger Sub for which we have received compensation. We may in the future provide investment banking and financial advisory services to the Company, Parent and their respective affiliates unrelated to the Merger, for which services we would expect to receive compensation. In the ordinary course of our business, we may actively trade the equity securities of the Company for our own account or for the accounts of customers or affiliates and, accordingly, may at any time hold a long or short position in such securities.

Board of Directors

Globecomm Systems Inc.

August 25, 2013

Needham & Company, LLC

This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of the Company and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any proxy statement or information statement used in connection with the Merger provided that this letter is quoted in full in such proxy statement or information statement. This opinion has been approved by a fairness committee of Needham & Company, LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than Parent or any of its subsidiaries and other than holders of Dissenting Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

NEEDHAM & COMPANY, LLC

ANNEX C

DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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THE COMPANY NAME INC. - COMMON 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345

THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345

THE COMPANY NAME INC. - 401 K 123,456,789,012.12345

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JOB #

1 OF 2

1 OF 2 PAGE

SHARES

CUSIP #

SEQUENCE #

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

CONTROL #

SHARES

0 0 0

0 0 0

0 0 0

0000185665_1 R1.0.0.51160

C/O American Stock Transfer

6201 15th Avenue, 3rd Floor

Brooklyn, NY 11219

Investor Address Line 1

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John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

Investor Address Line 1

Investor Address Line 2

Investor Address Line 3

Investor Address Line 4

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John Sample

1234 ANYWHERE STREET

ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,

Edgewood, NY 11717.

The Board of Directors recommends you

vote FOR proposals 1, 2, and 3. For Against Abstain

1. To approve and adopt the Agreement and Plan of Merger, dated as of August 25, 2013, as it may be amended from time to time,

among Globecomm Systems Inc., Wasserstein Cosmos Co-Invest, L.P. and Cosmos Acquisition Corp.

2. To adjourn the special meeting, if necessary, to solicit additional proxies in favor of the proposal to approve and adopt the merger agreement if there are not sufficient votes at the time of such adjournment to approve and adopt proposal 1.

3. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Globecomm Systems Inc. to its named executive officers that is based on or otherwise relates to the merger.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.YOUR PROPERLY EXECUTED PROXY WILL BE

VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, YOUR PROPERLY EXECUTED PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000185665_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at

www.proxyvote.com .

GLOBECOMM SYSTEMS INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

NOVEMBER [ ], 2013

GLOBECOMM SYSTEMS INC.

This Proxy Is Solicited on Behalf of the Board of Directors

David E. Hershberg and Keith A. Hall are, and each of them is, appointed and authorized to represent the undersigned at the Special Meeting of Shareholders of Globecomm

Systems Inc. to be held at the principal offices of Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, New York 11788, on [l], 2013, at [10:00] a.m., and at any adjournments thereof, and to vote the number of shares that the undersigned would be entitled to vote if personally present on all items coming before the meeting in the manner specified and on any other business that may properly come before the meeting.

Please vote on the matters stated on the reverse side. You can vote by signing, dating and returning the proxy card promptly, using the enclosed envelope, or via the Internet or toll-free telephone by following the instructions on the reverse side of this proxy card.

This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is given, this proxy, when properly executed, will be voted “FOR”

Items 1, 2, and 3.

See reverse for voting instructions.

Continued and to be signed on reverse side